EXHIBIT 10.4

EXECUTED VERSION

Those portions of the Schedules to this
Agreement marked with an [*] have been omitted
pursuant to a request for confidential treatment
and have been filed separately with the SEC.

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 230.24b-2

$300,000,000
TERM LOAN CREDIT AGREEMENT
Dated as of August 7, 2014
among
ABERCROMBIE & FITCH MANAGEMENT CO.,
as Borrower,

ABERCROMBIE & FITCH CO.,
as Parent,

The Guarantors Named Herein,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent,

and
The Other Lenders Party Hereto
PNC BANK, NATIONAL ASSOCIATION
and
JPMORGAN CHASE BANK, N.A.,
as Syndication Agents,
and
GOLDMAN SACHS LENDING PARTNERS,
as Documentation Agent

WELLS FARGO SECURITIES, LLC,
PNC CAPITAL MARKETS LLC,
J.P. MORGAN SECURITIES LLC
and
GOLDMAN SACHS LENDING PARTNERS,
as Joint Lead Arrangers and Joint Bookrunners

-i-

TERM LOAN CREDIT AGREEMENT
This TERM LOAN CREDIT AGREEMENT (“Agreement”) is entered into as of August 7, 2014, among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Borrower”), ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the Persons named on Schedule 1.01 hereto (collectively, the “Guarantors”), the Lenders and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent for the Lenders.
The Borrower has requested that the Lenders provide a term loan facility, and the Lenders are willing to lend, on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” means Wells Fargo in its capacity as administrative agent and collateral agent under the ABL Facility, and any successor thereto.
“ABL Credit Agreement” means that certain Credit Agreement dated as of the date hereof, among the Borrower, the Parent, the guarantors named therein, Wells Fargo, as administrative agent and collateral agent, and the other lenders and agents party thereto, and any Permitted Refinancing thereof as and to the extent permitted by this Agreement and the Intercreditor Agreement.
“ABL Documents” means, collectively, the ABL Credit Agreement and all other documents, agreements and instruments executed and delivered in connection therewith, and any Permitted Refinancing thereof.
“ABL Facility” means the asset-based revolving credit facilities under the ABL Credit Agreement.
“ABL Lender” means any lender or holder or agent or arranger of Indebtedness under the ABL Credit Agreement.
“ABL Priority Collateral” has the meaning specified in the Intercreditor Agreement.
“ACH” means automated clearing house transfers.
“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.
“Acquisition” means, with respect to any Person (a) an investment in, or a purchase of, a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of related transactions resulting in the acquisition of all or substantially all of the assets, or of a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition by such Person of any group of Store locations comprising more than five percent (5%) of the number of Stores operated by the acquiring Person as of the date of such acquisition, in each case acquired in any transaction or group of transactions which are part of a common plan.

“Adjusted LIBO Rate” means:
(a) for any Interest Period with respect to any LIBO Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; and
(b)    for any interest rate calculation with respect to any Base Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (i) the LIBO Rate for an Interest Period commencing on the date of such calculation and ending on the date that is thirty (30) days thereafter multiplied by (ii) the Statutory Reserve Rate.
The Adjusted LIBO Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate. Notwithstanding the foregoing, in no event shall the Adjusted LIBO Rate be less than 1.00%.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.
“Agent” means Wells Fargo in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor thereto.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Agent’s Office” means the Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Agent may from time to time notify the Borrower and the Lenders.
“Agreement” means this Term Loan Credit Agreement.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate margins, original issue discount (“OID”), upfront fees and any LIBO Rate floor greater than 1.00% per annum (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Margin), or otherwise, in each case as reasonably determined by the Agent; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated weighted average life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, commitment fees, structuring fees, underwriting fees, amendment fees or similar fees paid or payable to the applicable arrangers (or their affiliates) for such Indebtedness or any other fees not payable generally to the lenders providing such Indebtedness.

“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.
“Applicable Margin” means (a) with respect to LIBO Rate Loans, 3.75% and (b) with respect to Base Rate Loans, 2.75%. The Applicable Margins shall be increased as, and to the extent, required by Section 2.15(b)(vi).
“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.
“Arrangers” means each of Wells Fargo Securities, LLC, PNC Capital Markets LLC, J.P. Morgan Securities LLC and Goldman Sachs Lending Partners, in their respective capacities as joint lead arrangers and joint bookrunners.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent and the Borrower.
“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended February 1, 2014, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Parent and its Subsidiaries, including the notes thereto.
“Auction” has the meaning specified in Section 2.05(a).
“Auction Manager” has the meaning specified in Section 2.05(a).
“Available Amount” means, at any time (the “Reference Date”), the sum of (without duplication):
(a)an amount equal to (i) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any applicable period) of the Parent and its Restricted Subsidiaries for the Excess Cash Flow Period minus (ii) the portion of such Excess Cash Flow that has been (or is required to be) applied to the prepayment of Term Loans in accordance with Section 2.04(b)(iv); plus

(b)the amount of any capital contributions or Net Cash Proceeds from any sale or issuance of any Equity Interests (other than Disqualified Stock) of the Parent to the extent permitted hereunder (or issuances of debt securities that have been converted into or exchanged for Equity Interests (other than Disqualified Stock)) received or made by the Parent as cash equity during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(c)to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(d)the aggregate amount of all cash returns, profits, distributions, repayments and similar amounts received by the Borrowers or any Restricted Subsidiary from any Permitted Investments initially made using the Available Amount under clause (l)(iv) or (x) of the definition of Permitted Investments during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(e)to the extent not required to be applied to prepay Loans in accordance with Section 2.04(b)(ii), the aggregate amount of all Net Cash Proceeds received by the Borrowers or any Restricted Subsidiary in connection with any Disposition of any Permitted Investment initially made using the Available Amount under clause (l)(iv) or (x) of the definition of Permitted Investments (including its ownership interest in any Unrestricted Subsidiaries) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(f)100% of the aggregate amount of Declined Proceeds received by Parent or any of its Restricted Subsidiaries; minus

(g)the aggregate amount of any Investments made using the Available Amount pursuant to clauses (l)(iv) and (x) of the definition of Permitted Investments, any Restricted Payment made pursuant to Section 7.06(e) or any payment made pursuant to Section 7.07(d), in each case made during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) the Adjusted LIBO Rate plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Term Loan that bears interest at the Base Rate.
“Blocked Account” means the deposit accounts maintained by the Loan Parties in which funds of any of the Loan Parties from one or more DDAs (other than Excluded DDAs) are concentrated.
“Blocked Account Agreement” means with respect to any Blocked Account, an agreement, in form and substance reasonably satisfactory to the Agent, establishing control, pursuant to Section 9-104 of the UCC or other applicable section of the UCC, of such account by the Agent.
“Blocked Account Bank” means each bank at which a Blocked Account is maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.02.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any London Business Day.
“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period, but excluding Permitted Acquisitions.
“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means, collectively, Investments permitted under clauses (a), (b), (c), (d), (g), (h) (solely with respect to the types of Investments referred to clauses (a), (b), (c), (d) and (g) of the definition of Permitted Investments) and (j) of the definition of Permitted Investments.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.
“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“CFC Holdco” means any Domestic Subsidiary with no material assets other than direct or indirect ownership of the Equity Interests in one or more CFCs.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines or directives thereunder or issued in connection therewith and (y) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means: (a)     the acquisition of ownership, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof but in all cases other than the Parent or any Subsidiary of the Parent, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Parent or any Subsidiary of the Parent, or any entity or trustee holding Equity Interests for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Parent or any Subsidiary of the Parent), of Equity Interests representing more than 33% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent as of the date of such acquisition; or
(b)    the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or
(c)    the Parent fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Agent and the Term Agent), except where such failure is as a result of a transaction permitted by the Loan Documents.
“Class” means, when used in reference to any Term Loan, whether such Term Loan is an Initial Term Loan, Incremental Term Loan, Extended Term Loan or Refinancing Term Loan.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended and in effect.
“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Agent; provided that “Collateral” shall in no event include a pledge of the Equity Interests of a CFC or CFC Holdco by a Person unless such pledge is limited to 65% of the outstanding voting Equity Interests, and 100% of the non-voting Equity Interests, of such CFC or CFC Holdco.
“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Agent executed by (a) a bailee or other Person in possession of Collateral in excess of $2,000,000, and (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Agent with reasonable access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Agent as the Agent may reasonably require related to the use and access of the Collateral.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Agent of a proposed course of action to be followed by the Agent without such Lender giving the Agent written notice of that Lender’s objection to such course of action.
“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Parent and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense (including impairment of long-term store fixed assets), (iv) non-cash stock-based compensation expense, (v) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (vi) for any Measurement Period (or portion thereof) prior to the Closing Date through and including January 31, 2016, (x) charges and expenses relating to process improvement initiatives in an amount not to exceed $25,000,000, (y) corporate governance charges in an amount not to exceed $10,000,000, and (z) restructuring charges relating to the wind down of the Gilly Hicks business line in an amount not to exceed $70,000,000, and (vii) other non-recurring cash expenses reducing such Consolidated Net Income in an aggregate amount not to exceed $10,000,000 during any applicable Measurement Period (in each case of or by the Parent and its Subsidiaries for such Measurement Period) minus (b) to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits (to the extent not already deducted in calculating (a)(ii) above and (ii) all non-cash income or gain increasing Consolidated Net Income for such period (but excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expense in a prior period, (2) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period or (3) items representing ordinary course accruals of cash to be received in future periods), all as determined on a Consolidated basis in accordance with GAAP. For the purposes of this Agreement, Consolidated EBITDA shall be calculated on a Pro Forma Basis.
“Consolidated Funded Indebtedness” means, with respect to the Parent and its Restricted Subsidiaries as of any date of determination on a Consolidated basis without duplication, the sum of (a) all Indebtedness of the Parent and its Restricted Subsidiaries (x) of the type described in clauses (a) and (f) of the definition of Indebtedness and (y) guarantees of Indebtedness described in clauses (a) and (f) of the definition of Indebtedness), (excluding (i) Indebtedness incurred in connection with any FAS 13/98 Transactions and (ii) Foreign Bank Guarantees permitted under clause (n) of the definition of Permitted Indebtedness) and (b) the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries relating to the drawn and unreimbursed amounts outstanding under letters of credit (including standby and commercial) and bankers’ acceptances.
“Consolidated Interest Charges” means, at any date of determination, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding any non-cash or deferred interest financing costs, plus (b) the portion of Capital Lease Obligations with respect to such period that is treated as interest in accordance with GAAP minus (c) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Parent and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of the Parent and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded therefrom (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) of such Person during such Measurement Period and accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Parent’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.
“Consolidated Senior Secured Indebtedness” means, with respect to the Parent and its Restricted Subsidiaries as of any date of determination on a Consolidated basis without duplication, the sum of all Consolidated Funded Indebtedness of the Parent and its Restricted Subsidiaries that, as of such date, is secured by a Lien on any property of the Parent or any Restricted Subsidiary (including, for the avoidance of doubt, the ABL Facility); provided that, for purposes of calculating the Consolidated Senior Secured Leverage Ratio in order to determine the availability of Incremental Equivalent Debt pursuant to clause (b) of the definition of Incremental Indebtedness Limit, any such Incremental Equivalent Debt that is unsecured shall be deemed to constitute Consolidated Senior Secured Indebtedness.
“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness on such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.
“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Agreement Refinancing Indebtedness” means all Refinancing Term Loans and Refinancing Notes.
“Credit Facility” means the term loan facility established pursuant to Article II (including any new term loan facility established pursuant to Section 2.15).

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) the Agent, (iii) the Arrangers, and (iv) the successors and permitted assigns of each of the foregoing, and (b) collectively, all of the foregoing.
“Credit Party Expenses” means, without limitation, (a) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agent, (B) outside consultants for the Agent, (C) appraisers, and (D) all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations, and (iii) all customary fees and charges (as adjusted from time to time) of the Agent with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with reasonable out-of-pocket costs and expenses incurred in connection therewith; and (b) all reasonable and documented out-of-pocket expenses incurred by the Credit Parties who are not the Agent or any Affiliate of any of them in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents; provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties under the Loan Documents (absent an actual or perceived conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).
“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.
“Debt Issuance” means the issuance of any Indebtedness for borrowed money by the Parent or any of its Restricted Subsidiaries.
“Debt Rating” means, as applicable, (a) the corporate family rating of the Parent as determined by Moody’s from time to time, (b) the corporate rating of the Parent as determined by S&P from time to time and (c) the ratings of the Term Facility as determined by Moody’s and/or S&P from time to time.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans, plus (c) 2% per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Term Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 9.16(b), any Lender that (a) has failed to (i) fund all or any portion of any Term Loan required to be funded by it hereunder within two Business Days of the date such Term Loans or participations were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 9.16(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests other than Equity Interests of the Parent) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Institutions” means any banks, financial institutions or other Persons separately identified by the Borrower to the Arrangers prior to the date of the Closing Date.
“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Parent and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).
“ECF Percentage” means, with respect to any Excess Cash Flow Period, (a) 50% if the Consolidated Total Leverage Ratio is greater than 1.75 to 1.00 as of the last day of such Fiscal Year, (b) 25% if the Consolidated Total Leverage Ratio is less than or equal to 1.75 to 1.00 and greater than 1.00 to 1.00 as of the last day of such Excess Cash Flow Period or (c) 0% if the Consolidated Total Leverage Ratio is less than or equal to 1.00 to 1.00 as of the last day of such Excess Cash Flow Period.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” has the meaning set forth in the UCC.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means (a) any issuance for cash by the Parent or any Restricted Subsidiary of shares of its Equity Interests to any Person that is not a Loan Party (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Loan Party into any Loan Party or any Restricted Subsidiary thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 and 4971 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification to the Borrower or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination of a Pension Plan or a Multiemployer Plan under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (g) the determination that any Pension Plan is considered to be an “at-risk” plan, or that any Multiemployer Plan is considered to be in “endangered” or “critical” status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 or 305 of ERISA.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for the Parent and its Restricted Subsidiaries on a Consolidated basis, in accordance with GAAP for any Fiscal Year, the excess, if any, of:
(a)    the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year, (ii) an amount equal to the amount of all non-cash charges and losses to the extent deducted in determining Consolidated Net Income for such Fiscal Year (excluding any items that represent an accrual of, or cash reserve for, anticipated cash charges in any future period) and (iii) decreases in Working Capital for such Fiscal Year, over
(b)    the sum, without duplication, of (i) the aggregate amount of cash (A) actually paid by the Parent and its Restricted Subsidiaries during such Fiscal Year on account of Capital Expenditures and Permitted Acquisitions (other than any amounts that were committed during a prior Fiscal Year to the extent such amounts reduced Excess Cash Flow in such prior Fiscal Year per clause (b)(i)(B) below) and, (B) committed during such Fiscal Year to be used to make Capital Expenditures or Permitted Acquisitions which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such Fiscal Year, (C) of

Investments pursuant to clauses (x)(i) and (y) of the definition of Permitted Investments made during such Fiscal Year and (D) Restricted Payments made by the Parent and its Restricted Subsidiaries pursuant to Section 7.06(d) during such Excess Cash Flow Period, (ii) the aggregate amount of all scheduled principal payments or repayments of Indebtedness made by the Parent and its Restricted Subsidiaries during such Fiscal Year (other than payments of Term Loans pursuant to Section 2.04(b), including voluntary prepayments deducted pursuant to Section 2.04(b)(iv)) to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) the aggregate amount of prepayments made pursuant to Section 2.04(b)(ii) (or reinvestments of Net Cash Proceeds in lieu thereof), to the extent that the applicable Net Cash Proceeds resulted in an increase of Consolidated Net Income (and are not in excess of such increase), (iv) an amount equal to the amount of all non-cash credits and gains to the extent included in determining Consolidated Net Income for such Fiscal Year, (v) increases to Working Capital for such Fiscal Year, (vi) cash expenditures in respect of Swap Contracts during such Fiscal Year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period, (vii) the amount representing accrued expenses for tax payments and retirement plan obligations that are not paid in cash in such Excess Cash Flow Period, provided that such amounts will be added to Excess Cash Flow for the following Fiscal Year to the extent not paid during the following Excess Cash Flow Period (and no future deduction shall be made for purposes of this definition when such amounts are paid in cash in any future period) and (viii) such portion of net income of any Restricted Subsidiary that is a Foreign Subsidiary that is prohibited or delayed by applicable local law from being repatriated to the United States, but only so long as the applicable local law will not permit such repatriation to the United States, in each case under this clause (b), other than to the extent any such Capital Expenditure, Permitted Acquisition, Restricted Payment, other Investment, prepayment or repayment is made or is expected to be made with the proceeds of Indebtedness (other than Indebtedness under the ABL Credit Agreement), any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated Net Income.
“Excess Cash Flow Period” has the meaning specified in Section 2.04(b)(iv).
“Excluded DDA” means any deposit account exclusively used for payroll or employee benefits or which is a trust or fiduciary account.
“Excluded Property” has the meaning assigned thereto in the Security Agreement.
“Excluded Subsidiary” means each (i) Unrestricted Subsidiary, (ii) Immaterial Subsidiary, (iii) Domestic Subsidiary that is a Subsidiary of a CFC, (iv) CFC or CFC Holdco, and (v) Subsidiary that is prohibited by applicable Law, rule or regulation or by any contractual obligation existing on the Closing Date or existing at the time of acquisition thereof after the Closing Date, in each case from guaranteeing the Obligations and the ABL Facility or that would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, or that would result in an adverse Tax consequence to the Borrower or one of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar Law or regulation in any applicable jurisdiction) because of providing a guarantee as reasonably determined by the Borrower and the Agent; provided that (x) any Domestic Subsidiary of the Parent that is a guarantor under the ABL Facility or (y) any other Subsidiary of the Parent that guarantees the obligations under the ABL Facility shall become a Guarantor hereunder.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 10.24). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means, with respect to the Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any Obligation of the Loan Parties hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes), and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 10.13), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding Tax pursuant to Section 3.01(b) or (d), (c) any U.S. federal, state or local backup withholding Tax, and (d) any U.S. federal withholding Tax imposed under FATCA.
“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of July 28, 2011 among the Parent, the Borrower, certain subsidiaries of the Borrower, the lenders party thereto, PNC Bank, National Association, as global administrative agent, and the other agents party thereto, as amended and in effect.
“Existing Term Loan Agreement” means that certain Term Loan Agreement dated as of February 24, 2012 by and among the Parent, the Borrower, certain subsidiaries of the Borrower, the lenders party thereto, PNC Bank, National Association, as administrative agent, as amended and in effect.
“Existing Term Loan Maturity Date” has the meaning specified in Section 2.06(a).
“Existing Term Loan Tranche” has the meaning specified in Section 2.06(a).
“Extended Term Loan Maturity Date” has the meaning specified in Section 2.06(c).
“Extended Term Loans” has the meaning specified in Section 2.06(a).
“Extending Term Lenders” has the meaning specified in Section 2.06(c).
“Extension Amendment” has the meaning specified in Section 2.06(g).
“Extension Effective Date” has the meaning specified in Section 2.06(c).
“Extension Request” has the meaning specified in Section 2.06(a).

“Facility Guaranty” means the Term Loan Guaranty made by the Guarantors in favor of the Agent and the other Credit Parties, in form reasonably satisfactory to the Agent, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.
“FAS 13/98 Transactions” means any real estate transaction that (a) falls within the scope of EITF No. 97-10 “The Effect of Lessee Involvement in Asset Construction”, (b) qualifies for sale-leaseback treatment under FAS No. 13 or No. 98. or (c) is accounted for under FAS No. 66 or ASC 840-40-55, but with respect to which neither the Parent nor any of its Subsidiaries has acquired and sold the asset that is the subject of such transaction.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Agent.
“Fee Letter” means the Administrative Agent Fee Letter dated as of July 11, 2014, among the Borrower, the Parent and Wells Fargo.
“First Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Agent among the Agent and one or more senior representatives for the holders of Incremental Equivalent Debt or Refinancing Notes that, in each case, are intended to be secured on a pari passu basis with the Obligations.
“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end of the Saturday of the 4-4-5 week period in accordance with the fiscal accounting calendar of the Loan Parties.
“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the Saturday closest to the end of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.
“Fiscal Year” means any period of twelve (12) consecutive Fiscal Months ending on the Saturday closest to the end of January 31 of any calendar year.
“Foreign Bank Guarantee” means any bank guarantee collateralized by cash and securities and directly relating to foreign lease obligations.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means (a) the Parent, (b) each Subsidiary of the Parent (other than the Borrower and any Excluded Subsidiary) existing on the Closing Date, and (c) each other Subsidiary of the Parent (other than the Borrower and any Excluded Subsidiary) that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“IFRS” means the International Financial Reporting Standards set by the International Accounting Standards Board (or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or the SEC, as the case may be) or any successor thereto, as in effect from time to time.

“Immaterial Subsidiary” means (x) as of the Closing Date, the Subsidiaries set forth on Schedule 1.03 hereto, and (y) with respect to any Subsidiary formed or acquired after the Closing Date, any such Subsidiary of the Borrower that (i) had less than 5% of consolidated assets and 5% of annual consolidated revenues of the Parent, the Borrower and their respective Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.01 prior to such date and (ii) has been designated as such by the Parent in a written notice delivered to the Agent (other than any such Subsidiary as to which the Parent has revoked such designation by written notice to the Agent); provided that at no time shall all Immaterial Subsidiaries so designated by the Parent have in the aggregate consolidated assets or annual consolidated revenues (as reflected on the most recent financial statements delivered pursuant to Section 6.01 prior to such time) in excess of 5% of consolidated assets or annual consolidated revenues, respectively, of the Parent, the Borrower and their respective Subsidiaries.
“Incremental Amendment” means an amendment agreement in form and substance reasonably satisfactory to the Agent delivered in connection with Section 2.15.
“Incremental Effective Date” has the meaning specified in Section 2.15(a).
“Incremental Equivalent Debt” has the meaning specified in clause (t) of the definition of Permitted Indebtedness.
“Incremental Indebtedness Limit” means an amount equal to (a) $250,000,000 plus (b) an additional amount of Indebtedness which would not cause the Consolidated Senior Secured Leverage Ratio as of the most recently ended Measurement Period prior to the incurrence of such additional Indebtedness for which financial statements have been delivered pursuant to Section 4.01(b), 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis after giving effect to the incurrence of such additional Indebtedness (and after giving effect to any Permitted Acquisition consummated concurrently therewith), to exceed 2.00 to 1.00.
“Incremental Lender” has the meaning specified in Section 2.15(a).
“Incremental Term Loan” has the meaning specified in Section 2.15(a).
“Incremental Term Loan Commitment” has the meaning specified in Section 2.15(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)All Indebtedness of such Person (i) in respect of any Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligations, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease but excluding any obligations of such Person in respect of operating leases;

(g)all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock, or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Term Loan” means the term loan made by the Lenders to the Borrower on the Closing Date pursuant to Section 2.01.
“Initial Term Loan Maturity Date” means the first to occur of (a) August 7, 2021, and (b) the date of acceleration of the Obligations pursuant to Section 8.02(a).
“Insurance and Condemnation Event” means the receipt by the Parent or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property.
“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, customer lists, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreement” means (i) the Intercreditor Agreement dated as of the Closing Date by and among the Agent and the ABL Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof or (ii) any other intercreditor agreement among the Agent and any agent or trustee with respect to the ABL Facility, as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Intercreditor Provisions” has the meaning specified in Section 8.01(m).
“Interest Payment Date” means, (a) as to any LIBO Rate Loan, the last day of each Interest Period applicable to such Term Loan and the applicable Term Loan Maturity Date; provided, however, that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each fiscal quarter and the applicable Term Loan Maturity Date.
“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two, three or six months, or if agreed by all of the relevant Lenders, twelve months thereafter, as selected by the Borrower in writing to the Agent; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(iii)    no Interest Period shall extend beyond the applicable Term Loan Maturity Date and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 2.03(a) without resulting in the required payment of any amounts under Section 3.05; and
(iv)    notwithstanding the provisions of clause (iii) no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.
For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“In-Transit Inventory” means Inventory of a Loan Party which is in the possession of a common carrier and is in transit from a foreign vendor of a Loan Party from a location outside of the continental United States to a location of a Loan Party that is within the continental United States.
“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt or other obligation of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) the purchase acquisition or any other investment of money or in stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. For purposes hereof, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment.
“Investment Policy” means the investment policies for global cash management and the rabbi trust of the Parent as approved by the Parent’s board of directors and in effect from time to time.
“IRS” means the United States Internal Revenue Service.
“Joinder” means an agreement, in form reasonably satisfactory to the Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Guarantor, as the Agent may determine.
“Junior Indebtedness” means (a) any Indebtedness of a Loan Party in an aggregate outstanding principal amount in excess of $50,000,000 that is unsecured or secured on a junior lien basis to the Obligations (other than, for the avoidance of doubt, Indebtedness under the ABL Facility) expressly by its terms (other than Indebtedness among Parent and its Restricted Subsidiaries) and (b) any Subordinated Indebtedness.
“Latest Term Loan Maturity Date” means, at any date of determination, the latest Term Loan Maturity Date at such time.
“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.
“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender (including, without limitation, pursuant to Section 2.06, 2.07 or 2.15), other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.
“LIBO Borrowing” means a Borrowing comprised of LIBO Rate Loans.
“LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum rate which appears on the Reuters Screen LIBOR01 page as of 11:00 a.m., London time, on the second London Business Day preceding the first day of such Interest Period (or if such rate does not appear on the Reuters Screen LIBOR01 Page, then the rate as determined by the Agent from another recognized source or interbank quotation), for a term, and in an amount, comparable to the Interest Period and the amount of the LIBO Rate Loan requested (whether as an initial LIBO Rate Loan or as a continuation of a LIBO Rate Loan or as a conversion of a Base Rate Loan to a LIBO Rate Loan) by the Borrower in accordance with this Agreement (and, if any such rate is below zero, the LIBO Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
“LIBO Rate Loan” means a Term Loan that bears interest at a rate based on the Adjusted LIBO Rate.
“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, each Note, the Fee Letter, the Blocked Account Agreements, the Security Documents, the Facility Guaranty, the Intercreditor Agreement, any Refinancing Amendment, any Incremental Amendment, and Extension Amendment, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement and any other instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“London Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Material Acquisition” means any Permitted Acquisition that involves cash consideration in excess of $50,000,000.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the results of operations, business, properties, liabilities (actual or contingent), or financial condition of the Loan Parties, taken as a whole; (b) a material impairment of the rights and remedies of the Agent under any Loan Document, or of the ability of the Loan Parties to perform their respective obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of any Loan Document. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-existing events would result in a Material Adverse Effect.
“Material Contract” means, with respect to any Person, each contract to which such Person is a party material to the financial condition, operations or properties of such Person, the termination of which would reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the Loan Parties have no Material Contracts.
“Material Disposition” means any Disposition by the Parent or any Restricted Subsidiary that yields gross cash consideration in excess of $50,000,000.
“Material Indebtedness” means the ABL Facility and other Indebtedness (other than the Obligations) of the Loan Parties in an amount exceeding $25,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.
“Material Real Property” means any fee owned real property acquired by a Loan Party following the Closing Date with a fair market value in excess of $25,000,000; provided that, notwithstanding the foregoing and for the avoidance of doubt, real property owned by the Loan Parties as of the Closing Date (including additional improvements related thereto acquired or developed following the Closing Date) shall not constitute Material Real Property for purposes hereof.
“Maximum Rate” has the meaning specified in Section 10.09.
“Measurement Period” means, at any date of determination, the most recently completed period of four (4) consecutive fiscal quarters.
“MNPI” means, with respect to any Person, material non-public information (within the meaning of the United States Federal securities Laws and applicable state securities Laws) with respect to such Person.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any Material Real Property hereafter owned by any Loan Party, in each case, in form and substance reasonably satisfactory to the Agent and executed by such Loan Party in favor of the Agent, for the ratable benefit of the secured parties referred to therein, as any such document may be amended, restated, supplemented or otherwise modified from time to time.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means (a) with respect to any Disposition or Insurance and Condemnation Event, by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) net of (ii) the sum of (A) amounts required to be applied to the repayment of principal, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents) and (B) the expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, relocation expenses, appraisals, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), brokerage, legal, title and recording or transfer Tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates) and any amounts to be provided by such Loan Party as a reserve in accordance with GAAP against any liabilities associated with the Disposition and retained by the Loan Party after such sale or other disposition thereof or such event, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Loan Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.
“Non-Consenting Lender” has the meaning specified in Section 10.01.
“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
“Non-Extending Lenders” has the meaning specified in Section 2.06(c).
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Term Loans made by such Lender, substantially in the form of Exhibit C, as it may be amended, supplemented or modified from time to time.
“Notice of Conversion/Continuation” has the meaning specified in Section 2.02(c).
“Notice of Prepayment” has the meaning specified in Section 2.04(a).
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Term Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed claims in such proceeding; provided that the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its Obligations under, received payments under, received or perfected a Lien or security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any such Obligation or any Loan Document).
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies that arise from any payment made for or on account an Obligation under this Agreement or any other Loan Document, or from the execution, delivery, or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Parent” means Abercrombie & Fitch Co., a Delaware corporation.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation.
“PCAOB” means the Public Company Accounting Oversight Board.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:
(a)    Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(b)    The Borrower shall have furnished the Agent with fifteen (15) days’ prior written notice (or such shorter notice as the Agent may agree) of such intended Acquisition and, with respect to any such Acquisition in which clause (f) below applies, shall have furnished the Agent with a current draft of the acquisition documents (and final copies thereof as and when executed) and, if applicable, a copy of any due diligence (or summary thereof) undertaken by the Loan Parties in connection with such Acquisition;

(c)    If any Acquisition, the consideration for which is greater than $50,000,000, is of Equity Interests of a Person, and if proceeds of the Loans are used to pay all or a portion of the consideration for such Acquisition, the legal structure of the Acquisition shall be acceptable to the Agent in its reasonable discretion;

(d)    After giving effect to the Acquisition, if the Acquisition is an Acquisition of Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(e)    Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or Acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by the Borrower under this Agreement;

(f)    If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary (unless such Subsidiary is a CFC, in which case such Subsidiary will not be required to be joined as a Guarantor) shall have been joined as a “Borrower” hereunder or as a Facility Guarantor, as the Agent shall determine, and the Agent shall have received a security interest in such Subsidiary’s Equity Interests, Inventory, Accounts and other property of the same nature as constitutes Collateral under the Security Documents (subject only to Permitted Encumbrances having priority by operation of law);

(g)    No Default or Event of Default has occurred and is continuing or would arise after giving effect thereto; and

(h)    the Parent and its Restricted Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such Acquisition, with a Consolidated Total Leverage Ratio of less than or equal to 3.00 to 1.00, calculated as of the last day of the most recently ended Measurement Period for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of such Measurement Period and, if the aggregate consideration paid in respect of such acquisition exceeds $100,000,000, the Parent shall have delivered to the Agent a certificate of a Responsible Officer of the Parent to such effect, together with, to the extent readily available, all relevant financial information, statements and projections reasonably requested by the Agent.

“Permitted Disposition” means any of the following:
(a)    Dispositions of inventory in the ordinary course of business;

(b)    bulk sales of other Dispositions of Inventory (i) in connection with Store closings as set forth on Schedule 7.05 hereto, and (ii) otherwise not in the ordinary course of business in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory Dispositions under this clause (ii) shall not exceed (x) in any Fiscal Year of the Parent and its Subsidiaries, sixty (60) Stores (net of new Store openings) and (y) in the aggregate from and after the Closing Date, one hundred and fifty (150) Stores in existence as of the Closing Date (net of new Store openings), provided, that all sales of Inventory in connection with Store closings shall be undertaken in accordance with past practices; provided further that all Net Cash Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.04(b) hereof;

(c)    licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d)    licenses for the conduct of licensed departments in the ordinary course of business; provided that, with respect to the Loan Parties’ Stores and if requested by the Agent, the Agent shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agent;

(e)    (i) Dispositions of Equipment in the ordinary course of business that is worn, damaged, obsolete or, in the judgment of a Loan Party or any of its Subsidiaries, no longer useful, used, useable or necessary in its business or that of any Subsidiary and is not replaced with similar property having at least equivalent value and (ii) other Dispositions of Equipment having a fair market value not to exceed $10,000,000 in the aggregate in any Fiscal Year;

(f)    sales, transfers and Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(g)    sales, transfers and Dispositions (i) by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party or (ii) by any Loan Party to a Subsidiary that is not a Loan Party that constitute a Permitted Investment;

(h)    as long as no Event of Default then exists or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the Equity Interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such sale is made for fair market value as determined by such Loan Party in good faith, and (B) in the case of any sale-leaseback transaction permitted hereunder, if reasonably requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause such purchaser or transferee to deliver a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agent; and

(i)    Dispositions of property pursuant to sale-leaseback transactions to the extent any such transaction is permitted by clause (g) of the definition of Permitted Indebtedness;

(j)    other Dispositions; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, the Parent or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case free and clear of any Lien (other than nonconsensual Liens and Liens permitted by clauses (i), (l) and (p) of the definition of Permitted Encumbrances) and (iii) the aggregate amount of such Dispositions during any Fiscal Year pursuant to this clause (j) does not exceed ten percent (10%) of Total Assets (determined as of the last day of the most recent Fiscal Year for which financial statements have been delivered pursuant to Section 6.01(a) or (b));

provided that any Disposition of any property pursuant to this definition (except pursuant to clauses (a), (c) and (e) above and except for Dispositions among Loan Parties), shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is disposed of as expressly permitted by this definition to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Borrower, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)    Liens in respect of judgments that do not constitute an Event of Default hereunder;

(f)    easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g)    Liens existing on the Closing Date and listed on Schedule 7.01 and any Permitted Refinancings thereof;

(h)    Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens attach concurrently with or within one hundred and eighty (180) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition, construction, repair, replacement or improvement (as applicable) of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i)Liens created pursuant to the Loan Documents;

(j)statutory Liens of landlords and lessors in respect of rent not past due more than 15 days unless being contested in good faith pursuant to the provisions of Section 6.04 hereof, and customary restrictions on subletting and assignments thereof;

(k)possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n)voluntary Liens on property in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o)Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods solely to the extent the following conditions are satisfied: (A) such Liens secure obligations that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(p)so long as the same is subject to the Intercreditor Agreement or an intercreditor agreement in form and substance reasonably satisfactory to the Agent, Liens on Collateral securing Indebtedness incurred pursuant to clause (l) of the definition of Permitted Indebtedness;

(q)Liens on assets of Foreign Subsidiaries arising by operation of law (or created as a matter of mandatory law) or pursuant to customary business practice and that do not materially affect the value of such assets;

(r)Liens on cash, Cash Equivalents, deposits and similar items customary to an applicable jurisdiction and incurred in connection with Foreign Bank Guarantees permitted by clause (n) of the definition of Permitted Indebtedness;

(k)    Liens granted by a Foreign Subsidiary on assets securing Indebtedness permitted by clause (o) of the definition of Permitted Indebtedness;

(l)    additional Liens not otherwise permitted by this definition securing Indebtedness and other obligations in an aggregate amount not to exceed $25,000,000 outstanding at any time;

(m)    Liens on Collateral securing obligations in respect of Credit Agreement Refinancing Indebtedness and/or Incremental Equivalent Debt and any Permitted Refinancing of any of the foregoing; provided that all such Liens are subject to (i) a First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable, and (ii) to the extent not addressed in the Intercreditor Agreement, an intercreditor agreement in form and substance reasonably acceptable to the Agent; and

(n)    posted margin by Foreign Subsidiaries to the extent required by applicable governmental regulations or clearinghouse requirements to be used to secure Swap Contracts.

“Permitted Indebtedness” means each of the following:
(a)    Indebtedness outstanding on the Closing Date and, in the case of any such Indebtedness in a principal amount in excess of $1,000,000, listed on Schedule 7.03 and any Permitted Refinancing of the foregoing;

(b)    Indebtedness (i) resulting from any loan, advance or guarantee by a Loan Party to or in favor of another Loan Party, (ii) resulting from any loan or advance by a Subsidiary that is not a Loan Party to a Loan Party, (iii) resulting from any loan or advance by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, (iv) resulting from any loan, advance or guarantee by any Loan Party to or in favor of any Subsidiary that is not a Loan Party; provided that any such loan, advance or guarantee made pursuant to this clause (iv) is permitted by clause (l) of the definition of Permitted Investments and shall be subordinated to the Obligations on terms reasonably satisfactory to the Agent and (v) consisting of Guarantees by the Parent of Indebtedness of Foreign Subsidiaries permitted hereunder (including, without limitation, obligations under Swap Contracts and credit card and related obligations);

(c)    (i) purchase money Indebtedness of any Loan Party to finance the acquisition, construction, repair, replacement or improvement of any personal property (other than Inventory, it being understood that properly perfected consignment arrangements shall not be deemed violative of this clause) consisting solely of fixed or capital assets, including Capital Lease Obligations, and (ii) any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (and not entered into in contemplation of such acquisition), and Permitted Refinancings thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (c), together with the principal amount of all Indebtedness outstanding pursuant to clause (g), shall not exceed $50,000,000 in the aggregate; provided further that if reasonably requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Agent;

(d)    obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view”;

(e)    Indebtedness of the Parent or any of its Subsidiaries incurred solely in connection with FAS 13/98 Transactions;

(f)    contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores;

(g)    Indebtedness incurred for the construction, development or acquisition or improvement of, or to finance or to refinance, any Real Estate owned or leased by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder and any Synthetic Lease Obligations); provided that the aggregate principal amount of Indebtedness permitted by this clause (g), together with the principal amount of all Indebtedness outstanding pursuant to clause (c), shall not exceed $50,000,000 in the aggregate, provided, further, that, if reasonably requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness and the lessors under any sale-leaseback transaction to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Agent;

(h)    Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Agent;

(i)    so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, liabilities or obligations of the Borrower to any Affiliate of the Borrower, and any liability or obligation of any Affiliate of the Borrower to the Borrower or to any other Affiliate of the Borrower, to reimburse or share the costs of any services or third party expenses in accordance with the terms of any intercompany cost sharing agreement or arrangement, in an amount not to exceed $35,000,000 in any Fiscal Year; provided that, if the amount of Indebtedness incurred under this clause (i) does not equal $35,000,000 in any Fiscal Year, fifty (50%) of the difference between $35,000,000 and the actual amount incurred in such Fiscal Year may be carried over to and incurred in the next Fiscal Year (but not in any subsequent Fiscal Year);

(j)    Indebtedness of any Person that becomes a Subsidiary after the Closing Date, which Indebtedness is existing at the time such Person becomes a Subsidiary (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary);

(k)    the Obligations;

(l)    Indebtedness in respect of the ABL Facility, and any Permitted Refinancings thereof, in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $500,000,000 and (ii) the Borrowing Base (as such term is defined in the ABL Credit Agreement on the Closing Date); provided that, to the extent secured, the Indebtedness described in this clause (l) shall at all times be subject to the Intercreditor Agreement or an intercreditor agreement in form and substance reasonably satisfactory to the Agent and duly executed by the ABL Agent;

(m)    Indebtedness consisting of supply chain finance services, including, without limitation, trade payable services and supplier accounts receivable purchases, in each case, in the ordinary course of business; and

(n)    Indebtedness of Foreign Subsidiaries incurred in connection with Foreign Bank Guarantees; provided that such Indebtedness does not exceed $50,000,000 at any time outstanding;

(o)    Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $100,000,000 at any time outstanding;

(p)    unsecured Indebtedness not otherwise specifically described herein with a maturity date and an average life to maturity that is at least six (6) months following the Latest Term Loan Maturity Date and that does not require amortization or prepayments prior to the Latest Term Loan Maturity Date, in an aggregate principal amount at any time outstanding not to exceed $50,000,000, and in each case any Permitted Refinancing thereof;

(q)    Credit Agreement Refinancing Indebtedness;

(r)    (i) the obligations of any Loan Party in respect of any Indebtedness in respect of any “Bank Products” and “Cash Management Services” as defined in the ABL Credit Agreement as such agreement is in effect on the Closing Date and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof and (ii) any unsecured Indebtedness of Foreign Subsidiaries for cash management services in the ordinary course of business, consistent with past practices;

(s)    additional Indebtedness of any Loan Party not otherwise addressed in this definition; provided that (i) such Indebtedness is unsecured on a senior or subordinated basis, (ii) such Indebtedness does not mature prior to the date that is ninety-one (91) days after the Latest Term Loan Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control or asset sale and customary acceleration rights after an event of default) prior to the date that is ninety-one (91) days after the Latest Term Loan Maturity Date at the time such Indebtedness is incurred, (iv) immediately after giving effect thereto and to the use of the proceeds thereof, (A) no Default or Event of Default shall exist or result therefrom and (B) the Consolidated Total Leverage Ratio for the Measurement Period immediately preceding the incurrence of such Indebtedness, after giving pro forma effect thereto, is less than or equal to 3.00 to 1.00, (v) if guaranteed, such Indebtedness is not guaranteed by any Subsidiary that is not a Loan Party and (vi) the terms of such Indebtedness (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions (and, if applicable, subordination terms)) are not materially less favorable (as determined by the Borrower in good faith) to the Lenders than the terms and conditions of this Agreement (except for covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness) or are otherwise on current market terms, and Permitted Refinancings thereof;

(t)    Indebtedness of the Borrower in respect of one or more series of notes or loans that are (at the option of the Borrower) unsecured or secured by the Collateral on a pari passu or junior basis (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt issued pursuant to this clause (t) shall not, together with all

Incremental Term Loan Commitments and Incremental Term Loans incurred pursuant to Section 2.15, exceed the Incremental Indebtedness Limit, (ii) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (iii) as of the date of determination, such Incremental Equivalent Debt shall not mature earlier than the Latest Term Loan Maturity Date then in effect or have a shorter Weighted Average Life to Maturity than any Term Loans (except with respect to customary bridge financings), (iv) with respect to any Incremental Equivalent Debt in the form of notes or other debt securities, such Indebtedness shall not require any scheduled principal amortization prior to the maturity thereof, (v) the documentation with respect to such Incremental Equivalent Debt contains no mandatory prepayment, repurchase or redemption provisions prior to the Latest Term Loan Maturity Date then in effect except with respect to change of control, asset sale and casualty event mandatory offers to purchase and customary acceleration rights after an event of default that are customary for financings of such type, (vi) such Incremental Equivalent Debt may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (other than pursuant to asset sale and change of control provisions customary for high-yield debt securities)) in any mandatory prepayments of Term Loans hereunder, (vii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Subsidiary other than a Loan Party, (viii) if such Incremental Equivalent Debt is secured, (A) the obligations in respect thereof shall not be secured by any Lien on any asset of the Parent, the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (B) the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Agent) and (C) such Incremental Equivalent Debt shall, if secured, be subject to a First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable, and (ix) the documentation with respect to any Incremental Equivalent Debt shall contain terms and conditions not materially less favorable (taken as a whole) in respect of the Parent and the Restricted Subsidiaries than those set forth in this Agreement (taken as a whole); and

(u)    unsecured Indebtedness, if any, owed to landlords and constituting store lease buyout payments or other related payments related to store closures contemplated by this Agreement in an amount not to exceed $25,000,000 in the aggregate as evidenced by promissory notes or other agreements, the form of which are in form and substance reasonably satisfactory to the Agent (whose approval shall not be unreasonably withheld or delayed).

Notwithstanding anything to the contrary contained in this Agreement, Indebtedness incurred in the form of the ABL Facility (and any Permitted Refinancing thereof) may only be incurred pursuant to clause (l) of this definition.
“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:
(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (including, without limitation, the Government National Mortgage Association, the Federal Home Loan Bank, the Federal Farm Credit Bank, the Federal National Mortgage Association, and the Student Loan Marketing Association) having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(c)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(d)corporate debt instruments (including Rule 144A debt securities) which are denominated and payable in U.S. dollars and are issued by companies which carry a rating of A1/A+ or better, or in the case of commercial paper are rated A2/P2 or better;

(e)asset-backed securities of auto and credit card receivables issuers carrying an S&P rating of AAA or better;

(f)auction preferred stock and auction rate certificates that, (i) at the date of purchase are (or were at the date of purchase) rated at least AA by S&P (or the equivalent) and (ii) at the date of purchase have (or had at the date of purchase) not more than 180 days until the next auction;

(g)short-term tax exempt debt obligations of any Governmental Authority consisting of municipal notes, commercial paper, auction rate notes and floating rate notes rated A1/P1 by S&P and Moody’s, municipal notes rated SP1/MIG-1 or better and bonds rated AA or better;

(h)in the case of any Foreign Subsidiary, obligations and securities of any foreign Governmental Authority or financial institution meeting substantially similar criteria as set forth above;

(i)Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(j)Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that are rated at least AA/Aa by S&P and Moody’s;

(k)Investments existing on the Closing Date, and set forth on Schedule 7.02 and any replacement, renewal, reinvestment or extension thereof, but not any increase in the amount thereof;

(l)(i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date (and any replacement, renewal, reinvestment or extension thereof, but not any increase in the amount thereof), (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties (other than the Parent), (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties; provided that with respect to any such Investment by a Loan Party in Subsidiaries that are not Loan Parties (including those existing on the Closing Date), (A) any such Investments made in the form of intercompany loans shall be evidenced by notes that have been pledged to the Agent for the benefit of the Lenders, (B) no Default or Event of Default shall have occurred and be continuing or would result from the making of any such Investment and (C) the aggregate amount of Investments made by Loan Parties following the Closing Date in Subsidiaries that are not Loan Parties pursuant to this clause (l) shall not exceed the Available Amount at such time;

(m)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(n)Guarantees constituting Permitted Indebtedness;

(o)Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative purposes) to protect against fluctuations in interest rates in respect of the Obligations;

(p)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(q)advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(r)Investments constituting Permitted Acquisitions;

(s)Capital contributions made by any Loan Party to another Loan Party;

(t)Investments made pursuant to the Investment Policy;

(u)Investments the sole payment for which is Equity Interests of the Parent that are otherwise permitted to be issued under the terms hereof and do not constitute Indebtedness;

(v)Investments by the Parent or any of its Subsidiaries in the form of Equity Interests received as consideration for the sale of assets pursuant to a Permitted Disposition otherwise permitted by this Agreement;

(w)any indemnity, purchase price adjustment, earnout or similar obligation payable to the Parent or any of its Subsidiaries arising pursuant to a Permitted Acquisition or a Permitted Disposition to the extent permitted by this Agreement;

(x)so long as no Default or Event of Default shall have occurred and be continuing or would result from the making of any such Investment, other Investments that do not exceed in the aggregate the sum of (i) $50,000,000 and (ii) the Available Amount at such time;

(y)other Investments so long as at the time of the making of such Investment or, at the option of the Borrower, the signing of any definitive agreement with respect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result from the making of any such Investment and (ii) the aggregate amount of such Investments shall not exceed $50,000,000; and

(z)other Investments so long as at the time of the making of such Investment or, if in respect of such Investments that constitute a purchase or other acquisition of a business unit, line of business or division of another Person, or a Store or Equity Interests in another Person, at the option of the Borrower, the signing of any definitive agreement with respect thereto, (i) no Default or Event of Default shall have occurred and is continuing or would result therefrom and (ii) the Consolidated Total Leverage Ratio (calculated on a pro forma basis after giving effect to such Investment) for the most recent Measurement Period is not greater than 2.00 to 1.00.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus (i) unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses, (ii) reasonable original issue discount and upfront fees plus other fees and expenses reasonably incurred, in connection with such Refinance, and (iii) an amount equal to any existing commitments unutilized under the debt being Refinanced), (b) maturity date and the Weighted Average Life To Maturity of such Permitted Refinancing is greater than or equal to the maturity date and the Weighted Average Life To Maturity of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (e) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default, (f) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, (g) at the time thereof, no Default or Event of Default shall have occurred and be continuing and (h) with respect to the ABL Facility, such Permitted Refinancing shall be subject to, and the administrative agent thereunder party to, the Intercreditor Agreement.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, other than a Multiemployer Plan.
“Platform” has the meaning specified in Section 6.02.

“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Material Dispositions or any Material Acquisitions (each, a “Specified Transaction”) occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and:
(a)all income statement items (whether positive or negative) attributable to the property or Person disposed of in a Material Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the property or Person acquired in a Material Acquisition shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data calculated in a reasonable manner by a responsible officer of the Borrower); and

(b)non-recurring costs, extraordinary expenses, cost savings, synergies and other pro forma adjustments attributable to such Specified Transaction may be included to the extent that such costs, expenses, cost savings, synergies or adjustments (i) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Parent delivered to the Agent, (ii) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of the Parent and its Restricted Subsidiaries and (iii) such costs, expenses or adjustments are either permitted as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933 or represent less than five percent (5%) of Consolidated EBITDA (determined without giving effect to this clause (b) in the aggregate); provided that the foregoing costs, expenses and adjustments shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of Consolidated EBITDA or clause (a) above.

“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.
“Recipient” means (a) the Agent and (b) any Lender, as applicable.
“Refinancing Amendment” means an amendment to this Agreement (which may, at the option of the Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) in form and substance reasonably satisfactory to the Agent and the Borrower executed by each of (a) the Borrower, (b) the Agent and (c) each existing or new Lender that agrees to provide any portion of the Refinancing Term Loans being incurred pursuant thereto, in accordance with Section 2.07.
“Refinancing Effective Date” has the meaning specified in Section 2.07(b).

“Refinancing Notes” means any notes or loans, in each case which will be pari passu or junior in right of payment and be secured by the Collateral on a pari passu or junior Lien basis or which will be unsecured, issued pursuant to one or more indentures, note purchase agreements or other agreements and in lieu of Refinancing Term Loans to refinance, renew, replace, defease or refund all or a portion of any Class of Term Loans then outstanding; provided that (a) such notes or loans do not mature prior to the date that is 91 days after the existing maturity date of, or have a shorter Weighted Average Life to Maturity than, the Class of Term Loans being refinanced, (b) such notes are not subject to any amortization prior to final maturity and are not subject to mandatory redemption or repayment (except customary asset sales or change of control provisions), (c) the Borrower shall prepay one or more Classes of Term Loans with the proceeds therefrom in accordance with Section 2.04(b)(i), and the amount of Refinancing Notes issued may not exceed the principal amount of such Class of Term Loans being so prepaid (plus unpaid accrued interest and premium (if any) thereon and any underwriting discounts, fees, commissions and expenses incurred in connection therewith), (d) such notes or loans shall have pricing (including interest rates, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Borrower and the Persons providing such Refinancing Notes, (e) all other terms applicable to such notes or loans shall (i) be substantially identical to, or (taken as a whole) not more favorable to the Persons providing or purchasing such notes or loans than those applicable to the applicable Class of Term Loans being refinanced, except to the extent such covenants and other terms apply solely to any period after the Term Loan Maturity Date of the Class of Term Loans being Refinanced, or (ii) reflect market terms and conditions on the date of issuance of such notes or loans, (f) no Restricted Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Guarantor which shall have previously or substantially concurrently guaranteed the Obligations and (g) if such notes or loans are secured, the holders thereof, or a duly authorized agent on their behalf, agree in writing to be bound by terms of a First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable.
“Refinancing Term Lenders” has the meaning specified in Section 2.07(a)(v).
“Refinancing Term Loans” has the meaning specified in Section 2.07(a).
“Repricing Transaction” means (a) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans (except in connection with a Change of Control or an Acquisition not permitted by this Agreement) with the proceeds of, or any conversion of any such Initial Term Loans into, any new or replacement tranche of term loans or Indebtedness (including, without limitation, any Refinancing Term Loans or Refinancing Notes) with an All-In Yield less than the All-In Yield applicable to such Initial Term Loans (as such comparative yields are determined in the reasonable judgment of the Agent consistent with generally accepted financial practices) and (b) any amendment to the pricing terms of the Initial Term Loans which reduces the All-In Yield applicable to such Initial Term Loans.
“Register” has the meaning specified in Section 10.06(c).
“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent and its Subsidiaries as prescribed by the Securities Laws.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning specified in Section 9.12(b).
“Required Lenders” means, as of any date of determination, Lenders holding Term Loans representing more than fifty percent (50%) of the aggregate Term Loans of all Lenders. The Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” means the chief executive officer, chief operating officer, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.
“Restricted Subsidiary” means any Subsidiary of the Parent which is not an Unrestricted Subsidiary.
“Reuters Screen LIBOR01 Page” means the display page LIBOR01 on the Reuters service or any successor display page, other published source, information vendor or provider that has been designated by the sponsor of Reuters Screen LIBOR01 page.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement in form and substance reasonably satisfactory to the Agent among the Agent and one or more senior representatives for holders of Incremental Equivalent Debt or Refinancing Notes that, in each case, are intended to be secured on a junior basis with the Obligations.
“Securities Account” has the meaning given to such term in the UCC.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
“Security Agreement” means the Term Loan Security Agreement dated as of the Closing Date among the Loan Parties and the Agent, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.
“Security Documents” means the Security Agreement, the Blocked Account Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered to the Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.
“Solvent” and “Solvency” means, with respect to any Person as of any date of determination, that on such date (a) at fair valuation, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (d) such Person has not incurred and has not incurred and does not intend to and does not believe that it will incur, debts beyond such Person’s ability to pay as such debts mature and (e) such Person is not engaged in a business or transaction and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.
“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Agent in its reasonable discretion.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” (other than in the definition of Unrestricted Subsidiary) shall refer to a Subsidiary or Subsidiaries of a Loan Party, but shall exclude Unrestricted Subsidiaries.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term Loan Commitment” means (a) as to any Lender, the obligation of such Lender to make a portion of the Initial Term Loan and/or Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make such Term Loans. The aggregate Term Loan Commitments with respect to the Initial Term Loan of all Lenders on the Closing Date shall be $300,000,000.
“Term Loan Maturity Date” means (a) with respect to the Initial Term Loans that have not been extended pursuant to Section 2.06, the Initial Term Loan Maturity Date, (b) with respect to any tranche of Extended Term Loans, the Extended Term Loan Maturity Date in respect thereof, (c) with respect to any Refinancing Term Loans, the final maturity date as specified in the applicable Refinancing Amendment and (d) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment, in each case, unless the Obligations are accelerated prior to such applicable date pursuant to Section 8.02(a).
“Term Loan Percentage” means, with respect to any Lender at any time, the ratio of (a) the outstanding principal balance of such Lender’s Term Loans to (b) the total outstanding principal balance of the Term Loans.
“Term Loans” means the Initial Term Loans, Incremental Term Loans, Extended Term Loans and Refinancing Term Loans.
“Term Priority Collateral” has the meaning specified in the Intercreditor Agreement.
“Total Assets” means the total assets of the Parent and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b).
“Type” means, with respect to a Term Loan, its character as a Base Rate Loan or a LIBO Rate Loan.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America and Puerto Rico.
“Unrestricted Subsidiary” means, so long as no Default or Event of Default exists, a Subsidiary of a Loan Party designated by the Borrower's board of directors as such, provided that no Subsidiary may be designated as an Unrestricted Subsidiary unless (a) it is a CFC or CFC Holdco, or (b) it does not have any material liabilities, is not engaged in any business or commercial activities, does not own any assets with a book value of more than $100,000 in the aggregate, it is not obligated or liable, directly or indirectly, contingently or otherwise, in respect of any Indebtedness or other material obligations.
“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wells Fargo” means Wells Fargo Bank, National Association and its successors.
“Withholding Agent” means any Loan Party and the Agent.
“Working Capital” means, for the Parent and its Restricted Subsidiaries on a Consolidated basis and calculated in accordance with GAAP, as of any date of determination, the excess of (a) current assets (other than cash and Cash Equivalents and taxes and deferred taxes) over (b) current liabilities, excluding, without duplication, (i) the current portion of any long-term Indebtedness, (ii) the current portion of current taxes and deferred income taxes and (iii) the current portion of accrued Consolidated Interest Expense.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In furtherance of the foregoing, at the request of the Borrower, the Borrower, the Agent and the Lenders agree to negotiate in good faith any such amendment addressing the impact of changes in GAAP upon the covenants (financial or otherwise) at no cost to the Loan Parties other than the reimbursement of the Agent’s costs and expenses as contemplated by Section 10.04(a). Notwithstanding the foregoing, all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof (“FAS 159”), provided that to the extent any financial statements delivered hereunder are prepared giving effect to FAS 159, the Borrower shall provide to the Agent a reconciliation of such financial statements without giving effect to FAS 159.

(c)    Conversion to IFRS. The Borrower may notify the Agent at any time that it has elected to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time; provided that, to the extent that such election would affect any financial ratio set forth in this Agreement, (i) the Borrower shall provide to the Agent financial statements and other documents reasonably requested by the Agent or any Lender setting forth a reconciliation with respect to such ratio or requirement made before and after giving effect to such election and (ii) if the Borrower, the Agent or the Required Lenders shall so request, the Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change.

(d)    Lease Accounting. Notwithstanding anything to the contrary contained in Section 1.03(a) above or the definition of Capital Lease Obligations, in the event of an accounting change requiring all leases to be capitalized, only those leases that would have constituted capital leases on the date hereof (assuming for purposes hereof that they were in existence on the date hereof) shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06    Covenant Compliance. For purposes of determining compliance under Article VII, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Parent and its Restricted Subsidiaries delivered pursuant to Section 6.01(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.02 and 7.03, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

1.07    Available Amount Transactions. If more than one action occurs on any given date, the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under the Available Amount as so calculated.

ARTICLE II
TERM LOAN FACILITY

2.01    Initial Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender severally agrees to make the Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date. Notwithstanding the foregoing, if the total Term Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.

2.02    Procedure for Advance, Conversions and Continuations of Term Loans.

(a)    Initial Term Loan. The Initial Term Loan shall be made as a Base Rate Loan on the Closing Date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBO Rate Loan if the Borrower has delivered to the Agent a letter in form and substance reasonably satisfactory to the Agent indemnifying the Lenders in the manner set forth in Section 3.05 of this Agreement). Not later than 1:00 p.m. on the Closing Date, each Lender will make available to the Agent for the account of the Borrower, at the Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Lender on the Closing Date (net of any applicable original issue discount). The Agent shall disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer as may be designated by the Borrower in writing.

(b)    Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 2.15.

(c)    Notice and Manner of Conversion or Continuation of Term Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $100,000 in excess thereof into one or more LIBO Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBO Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans or (ii) continue such LIBO Rate Loans as LIBO Rate Loans. Whenever the Borrower desires to convert or continue Term Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as Exhibit B (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Term Loan is to be effective specifying (A) the Term Loans to be converted or continued, and, in the case of any LIBO Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Term Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBO Rate Loan; provided that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such conversion or continuation, whereupon the Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBO Rate Loan, then the applicable LIBO Rate Loan shall be continued as a LIBO Rate Loan with an Interest Period of one month. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBO Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation. For the avoidance of doubt, any reference herein to (i) the expiration of an Interest Period or (ii) any mandatory payment or conversion required in connection therewith shall not, in any case, be deemed to constitute a “maturity” of any Term Loan hereunder.

2.03    Repayment of Term Loans.

(a)    Initial Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each fiscal quarter (commencing with the last Business Day of the first full fiscal quarter ending after the Closing Date) in an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term Loan on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04). If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Initial Term Loan Maturity Date.

(b)    Incremental Term Loans, Refinancing Term Loans and Extended Term Loans. In the event any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amount and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect to thereto and on the applicable Term Loan Maturity Date thereof.

2.04    Prepayments of Term Loans.

(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty (except as set forth in clause (c) below), to prepay any Class of Term Loans, in whole or in part, with irrevocable prior written notice to the Agent substantially in the form attached as Exhibit A (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBO Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBO Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and the Class(es) of Term Loans to be repaid. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $3,000,000 or any whole multiple of $100,000 in excess thereof (or, in each case, if less, the entire principal amount thereof then outstanding) and shall be applied to the outstanding principal installments of the applicable Class(es) of Term Loan as directed by the Borrower (and absent such direction, in direct order of maturity). Each repayment shall be accompanied by any amount required to be paid pursuant to Section 3.05 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Agent shall promptly notify the applicable Lenders of each Notice of Prepayment. Notwithstanding the foregoing, the Borrower may rescind any notice of prepayment under this Section 2.04(a) if such prepayment would have resulted from a refinancing of the applicable Class of Term Loans or the consummation of other transactions, which refinancing or other transactions shall not be consummated or shall otherwise be delayed.

(b)    Mandatory Prepayments.

(i)Debt Issuances. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance (x) not otherwise permitted pursuant to Section 7.03 or (y) that constitutes Credit Agreement Refinancing Indebtedness. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii)Dispositions/Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from (A) any Disposition (other than (x) any Permitted Disposition (excluding those under clauses (b), (i) and clause (j) of the definition of Permitted Disposition) and (y) so long as the ABL Credit Agreement is in effect, any Disposition of ABL Priority Collateral, the proceeds of which are used to prepay the ABL Facility or cash collateralize undrawn letters of credit thereunder) or (B) any Insurance and Condemnation Event (other than, so long as the ABL Credit Agreement is in effect, any Insurance and Condemnation Event relating to ABL Priority Collateral, the proceeds of which are used to prepay the ABL Facility or cash collateralize undrawn letters of credit thereunder) to the extent that the aggregate amount of such Net Cash Proceeds, in the case of each of (A) and (B), respectively, exceed $25,000,000 during any Fiscal Year. Such prepayments shall be made within three (3) Business Days after the date of receipt of such Net Cash Proceeds; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 2.04(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Agent of its intent to reinvest in accordance with Section 2.04(b)(iii).

(iii)Reinvestment Option. With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Insurance and Condemnation Event by the Parent or any Restricted Subsidiary (in each case, to the extent not excluded pursuant to Section 2.04(b)(ii)), at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Parent or any of its Restricted Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Parent or any of its Restricted Subsidiaries enters into a bona fide commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (A) twelve (12) months following receipt thereof and (B) six (6) months of the date of such commitment; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within three (3) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.04(b); provided further that any Net Cash Proceeds relating to Term Priority Collateral shall be reinvested in assets constituting Term Priority Collateral. Pending the final application of any such Net Cash Proceeds, the Borrower may invest an amount equal to such Net Cash Proceeds in any manner that is not prohibited by this Agreement.

(iv)Excess Cash Flow. Within five (5) Business Days after the delivery of the financial statements and related Compliance Certificate for any Fiscal Year (commencing with the Fiscal Year ending January 30, 2016) (each such Fiscal Year, an “Excess Cash Flow Period”), the Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to (A) the product of (1) the applicable ECF Percentage with respect to such Excess Cash Flow Period times (2) Excess Cash Flow with respect to such Excess Cash Flow Period minus (B) the sum of (x) the aggregate amount of all optional prepayments of any Term Loan (including any prepayments made pursuant to Section 2.05 and purchases made pursuant to Section 10.06(f)) and (y) the aggregate amount of all prepayments of the ABL Facility (to the extent accompanied by an equal permanent reduction in the commitments thereunder), during such Excess Cash Flow Period (or, at the option of the Borrower (which shall notify the Agent in writing and shall be without duplication of any reduction pursuant to this clause (iv)(B) in any other Excess Cash Flow Period), after the end of such Fiscal Year but prior to the required payment date under this clause (iv)), in each case, solely to the extent that such prepayments are not funded with the proceeds of any Indebtedness or Equity Issuance.

(v)Notice; Application of Payments. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Agent and upon receipt of such notice, the Agent shall promptly so notify the Lenders. Except as may otherwise be set forth in this clause (v) or in any Refinancing Amendment, Extension Amendment or any Incremental Amendment, each prepayment of the Term Loans under this Section 2.04(b) (x) shall be applied ratably to each Class of Term Loans (based upon the then outstanding principal amounts of the respective Classes of Term Loans); provided that any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Term Loans so refinanced), and (y) shall be applied to reduce the remaining scheduled principal installments thereof on a pro rata basis. Each Lender may reject all (but not a portion) of its pro rata share of any mandatory repayment of Term Loans required to be made pursuant to this Section 2.04(b) by providing written notice (each, a “Rejection Notice”) to the Agent and the Borrower not later than 3:00 p.m. on the Business Day immediately after the date of such Lender’s receipt of notice from the Agent regarding such repayment. If a Lender fails to deliver such Rejection Notice to the Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any proceeds so declined (the “Declined Proceeds”) shall be retained by the Borrower.

(vi)Prepayment of Pari Passu Indebtedness. Notwithstanding the foregoing, with respect to any Net Cash Proceeds from any Disposition or Insurance and Condemnation Event, the Borrower may prepay or offer to purchase (at a purchase price no greater than par plus accrued and unpaid interest) Incremental Equivalent Debt and any Refinancing Notes that are secured by the Collateral on a pari passu basis with the Obligations (or , in either case, any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) (collectively, “Other Applicable Indebtedness”), to the extent required thereby, on a pro rata basis in accordance with the respective outstanding principal amounts of the Term Loans and such Other Applicable Indebtedness as of the time of the applicable Disposition or Insurance and Condemnation Event; provided that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof; provided further that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within three (3) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(vii)Prepayment of LIBO Rate Loans. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 3.05; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of LIBO Rate Loans is required to be made under this Section 2.04(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.04(b) in respect of any such LIBO Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Agent until the last day of such Interest Period, at which time the Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 2.04(b). Upon the occurrence and during the continuance of any Default or Event of Default, the Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 2.04(b).

(viii)No Reborrowings. Amounts prepaid under the Term Loans pursuant to this Section 2.04 may not be reborrowed.

(c)    Call Premium. In the event that, during the six (6) month period following the Closing Date, the Borrower (i) prepays, refinances, substitutes or replaces any Initial Term Loans in connection with any Repricing Transaction or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (x) in the case of clause (i), a prepayment premium of 1.0% of the principal amount of the Initial Term Loans so prepaid, refinanced, substituted or replaced and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate principal amount of the applicable Initial Term Loans outstanding immediately prior to such amendment which are affected by such Repricing Transaction (it being understood that any prepayment premium with respect to a Repricing Transaction shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 10.13). Such fees shall be due and payable on the date of the effectiveness of such Repricing Transaction.

2.05    Reverse Dutch Auction Prepayments.

(a)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may at any time and from time to time after the Closing Date conduct reverse Dutch auctions in order to prepay Term Loans below par value on a non-pro rata basis (each, an “Auction”, and each such Auction to be managed exclusively by the Agent or another investment bank of recognized standing selected by the Borrower and acceptable to the Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i)    each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section and such procedures as agreed to by the Agent and the Borrower;

(ii)    no Default or Event of Default shall have occurred and be continuing or would result therefrom on the date of the delivery of each notice of any Auction and at the time of prepayment of any Term Loans in connection with any Auction and after giving effect to any Indebtedness incurred in connection therewith;

(iii)    the principal amount (calculated on the face amount thereof) of all Term Loans that the Borrower offers to repay in any such Auction shall be no less than $10,000,000 and whole increments of $500,000 in excess thereof (unless another amount is agreed to by the Agent and Auction Manager);

(iv)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so prepaid by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant prepayment;

(v)    no more than one Auction may be ongoing at any one time;

(vi)    the Borrower represents and warrants that, at the time of each such Auction and at the time of any prepayment of Term Loans pursuant to such Auction, neither the Borrower nor any of its Restricted Subsidiaries shall have any MNPI with respect to the Parent, the Borrower or any of their respective Restricted Subsidiaries or Affiliates, any assets of the Borrower, the Borrower’s ability to perform any obligations under this Agreement or any other Loan Document or any other matter that may be material to a decision by any Lender to participate in any such prepayment of Term Loans pursuant to this Section, in any case, that has not been previously disclosed in writing to the Agent and the Lenders (other than because such Lender does not wish to receive MNPI) prior to such time;

(vii)    at the time of each prepayment of Term Loans through the Auction the Borrower shall have delivered to the Agent and the Auction Manager an officer’s certificate executed by a Responsible Officer of the Borrower certifying as to compliance with the preceding clauses (ii) and (vi); and

(viii)    any Auction shall be offered ratably to all Lenders with outstanding Term Loans of the applicable tranche that are to be prepaid on a pro rata basis.

(b)    The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of prepayment of Term Loans pursuant to the respective Auction. If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the prepayment of Term Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of prepayment of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all prepayments of Term Loans made by the Borrower pursuant to this Section, (i) the Borrower shall pay on the settlement date of each such prepayment all accrued and unpaid interest and fees (except to the extent otherwise set forth in the relevant offering documents), if any, on the prepaid Term Loans up to the settlement date of such prepayment and (ii) such prepayments shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, including, without limitation, Section 2.04.

(c)    The Agent and the Lenders hereby consent to any Auction and the other transactions contemplated by this Section (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.04 and 2.13) that may otherwise prohibit any Auction or any other transaction contemplated by this Section. The parties hereto understand and acknowledge that prepayments of the Term Loans by the Borrower contemplated by this Section shall not constitute Investments by the Borrower. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 10.04 mutatis mutandis as if each reference therein to the “Agent” were a reference to the Auction Manager, and the Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.06    Extension of Maturity Date.

(a)    The Borrower may, upon written notice to the Agent (an “Extension Request”), which shall promptly notify the applicable Class of Lenders, request one or more extensions of the maturity date applicable to the Term Loans of a given Class (each, an “Existing Term Loan Tranche” and the extended loans of such Class, the “Extended Term Loans”) then in effect (such existing maturity date applicable to any Class of Term Loans being the “Existing Term Loan Maturity Date”) to a date specified in such Extension Request.

(b)    Each Extension Request shall specify the date on which the Borrower proposes that the extension shall be effective, which shall be a date reasonably satisfactory to the Agent. Within the time period specified in such Extension Request, each applicable Lender shall notify the Agent whether it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Agent shall promptly notify the Borrower and the applicable Lenders of such Lenders’ responses.

(c)    The maturity date applicable to any Class of Term Loans shall be extended only with respect to such Existing Term Loan Tranche held by such Lenders that have consented thereto (the Lenders providing Term Loans that so consent being the “Extending Term Lenders” and the Lenders providing Term Loans that declined being the “Non-Extending Lenders”) (it being understood and agreed that, except for the consents of Extending Term Lenders no other consents shall be required hereunder for such extensions). If so extended, the scheduled maturity date with respect to the Term Loans of the relevant Class held by the Extending Term Lenders shall be extended to the date specified in the Extension Request, which shall become the new maturity date of the applicable Class of Term Loans (such maturity date for the Term Loans so affected, the “Extended Term Loan Maturity Date”). The Agent shall promptly confirm to the applicable Extending Term Lenders and Non-Extending Lenders such extension, specifying the effective date of such extension (the “Extension Effective Date”), the Existing Term Loan Maturity Date applicable to the Non-Extending Lenders, and the Extended Term Loan Maturity Date (after giving effect to such extension) applicable to the Extending Term Lenders.

(d)    The proposed terms of the Extended Term Loans to be established shall (x) be identical as offered to each Lender under the applicable tranche of Term Loan and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that:

(i)    the maturity date of the Extended Term Loans shall be later than the maturity date of the applicable Existing Term Loan Tranche;

(ii)    all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment;

(iii)    the All-In Yield with respect to the Extended Term Loans may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment;

(iv)    the Extension Amendment may provide for other covenants and terms that apply solely to any period after the final maturity date of the Term Loans held by the Non-Extending Lenders that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and

(v)    Extended Term Loans may have call protection as may be agreed by the Borrower and the Extending Term Lenders; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans.

(e)    As a condition precedent to such extension, the Borrower shall deliver to the Agent a certificate of the Borrower dated as of the Extension Effective Date, signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such extension, the representations and warranties contained in Article V made by it that are qualified by materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default exists or will exist as of the Extension Effective Date.

(f)    Notwithstanding anything to the contrary herein, the Borrower shall have the right, at any time prior to the Existing Term Loan Maturity Date, at the Borrower’s sole expense and effort, upon notice to such Non-Extending Lender and the Agent, to require each such Non-Extending Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent(s) shall not unreasonably be withheld or delayed, (ii) each Non-Extending Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower or such assignee shall have paid to the Agent the processing and recordation fee specified in Section 10.06(b)(iv) and (iv) in no event shall the Borrower be entitled to exercise its replacement right under this clause (f) with respect to a Non-Extending Lender that is also acting as the Agent. Any such replacement Lender shall for all purposes constitute an Extending Term Lender.

(g)    Notwithstanding the terms of Section 10.01, the Borrower and the Agent shall be entitled (without the consent of any other Lenders except to the extent required under subsection (c) above) to enter into any amendments (an “Extension Amendment”) to this Agreement that the Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of the maturity date and other amendments applicable to any Class of Term Loans pursuant to this Section 2.06.

(h)    At no time shall there be Classes of Term Loans hereunder which have more than three (3) different final maturity dates.

2.07    Refinancing Amendments.

(a)    At any time after the Closing Date, the Borrower may, by written notice to the Agent, request the establishment of one or more additional Classes of term loans under this Agreement or an increase to an existing Class of term loans under this Agreement (“Refinancing Term Loans”) to refinance, renew, replace, defease or refund all or a portion of any Class of Term Loans then outstanding; provided that:

(i)    the proceeds of such Refinancing Term Loans shall be applied, concurrently or substantially concurrently with the incurrence thereof, solely to the pro rata repayment of the outstanding Class of Term Loans being so refinanced;

(ii)    each Class of Refinancing Term Loans shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amount necessary to repay any Class of outstanding Term Loans in full);

(iii)    such Refinancing Term Loans shall be in an aggregate principal amount not greater than the aggregate principal amount of Term Loans to be refinanced replaced, plus any accrued interest, premium, fees and expenses related thereto (including any original issue discount or upfront fees);

(iv)    the final maturity date of such Refinancing Term Loans shall be no earlier than the Term Loan Maturity Date of the Term Loans being refinanced (or, in the case of any unsecured or second lien Refinancing Term Loans, no earlier than the date 91 days after the Latest Term Loan Maturity Date existing at the time of such refinancing or replacement), and the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then remaining Weighted Average Life to Maturity of each Class of Term Loans being refinanced;

(v)     (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Term Loans shall be as agreed between the Borrower and each Person with a commitment for a Refinancing Term Loan (each, a “Refinancing Term Lender”) so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Term Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to the Lenders and such provisions are not more favorable than those applicable to the Term Loans and (B) the covenants, other terms and security documents applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the Refinancing Term Lenders than those applicable to the Class of Term Loans being refinanced or replaced, except to the extent such covenants and other terms apply solely to any period after the Latest Term Loan Maturity Date of the Term Loans existing at the time of such refinancing or replacement (or, in the case of any unsecured or second lien Refinancing Term Loans, after the date 91 days after such Latest Term Loan Maturity Date) as certified by the chief financial officer of the Parent prior to such incurrence or issuance;

(vi)    no Restricted Subsidiary is a borrower or a guarantor with respect to such Refinancing Term Loans unless such Restricted Subsidiary is a Guarantor which shall have previously or substantially concurrently guaranteed the Obligations;

(vii)    any Unrestricted Subsidiary shall be an “unrestricted subsidiary” under the terms of any Refinancing Term Loans;

(viii)    no existing Lender shall be required to provide any Refinancing Term Loans;

(ix)the Refinancing Term Loans may rank pari passu or junior in right of payment with the remaining Term Loans or may be unsecured so long as the holders of any Refinancing Term Loans (or a duly authorized agent on their behalf) that are subordinated in right of payment are subject to a subordination agreement in form and substance reasonably acceptable to the Agent and the Borrower;

(x)the Refinancing Term Loans may be secured by the Collateral on a pari passu or junior basis, so long as the holders of any Refinancing Term Loans (or a duly authorized agent on their behalf) that are secured on a junior basis are subject to a Second Lien Intercreditor Agreement.

(b)    Each such notice shall specify (x) the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans be made, which shall be a date reasonably acceptable to the Agent and (y) in the case of Refinancing Term Loans, the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) whom the Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person. On each Refinancing Effective Date, each Refinancing Term Lender shall make a Refinancing Term Loan to the Borrower in a principal amount equal to such Person’s commitment therefor.

(c)    This Section 2.07 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary (but shall be in addition to and not in lieu of the second paragraph of Section 10.01). The Refinancing Term Loans shall be documented by a Refinancing Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of Refinancing Amendment but no other existing Lender), and the Refinancing Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to effect the provisions of this Section 2.07. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of conditions consistent with the conditions in Section 4.01 and, to the extent reasonably requested by the Agent, receipt by the Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Agent in order to ensure that such Refinancing Term Loan is provided with the benefit of the applicable Loan Documents.

(d)    Notwithstanding anything to the contrary contained in this Section 2.07 or elsewhere in this Agreement, the Borrower may elect to issue Refinancing Notes consistent with the provisions set forth in subsection (a) above in lieu of Refinancing Term Loans.

2.08    Interest.

(a)    Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)    If any Event of Default under Section 8.01(a) or (f) exists, then the Agent may, and upon the written request of the Required Lenders shall, notify the Borrower in writing that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10    Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Wells Fargo’s prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest shall accrue on each outstanding Term Loan beginning, and including the day, such Term Loan is made and until (but not including) the day on which such Term Loan (or such portion thereof) is paid, provided that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11    Evidence of Debt. The Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by the Agent in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Term Loan from such Lender, each payment and prepayment of principal of any such Term Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

2.12    Payments Generally; Agent’s Clawback.

(a)    General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Agent will promptly distribute to each Lender its Term Loan Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Agent after 2:00 p.m., at the option of the Agent, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i)    Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

(ii)    Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Agent because the conditions to funding set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments hereunder are several and not joint. The failure of any Lender to make any Term Loan, to fund any such participation or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan, to purchase its participation or to make its payment hereunder.

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

2.13    Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably in accordance with the aggregate amount of principal of and accrued interest on their respective amounts owing them, provided that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (unless permitted hereunder) (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    [Reserved].

2.15    Incremental Term Loans.

(a)    At any time after the Closing Date, the Borrower may by written notice to the Agent elect to request the establishment of one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loan (any such additional term loan, an “Incremental Term Loan”); provided that (i) the total aggregate principal amount for all Incremental Term Loan Commitments and Incremental Term Loans incurred pursuant to this Section 2.15, when added to the aggregate principal amount of Incremental Equivalent Debt incurred pursuant to clause (t) of the definition of Permitted Indebtedness, shall not (as of any date of incurrence thereof) exceed the Incremental Indebtedness Limit and (ii) the total aggregate amount for each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (i). Each such notice shall specify the date (each, an “Incremental Effective Date”) on which the Borrower proposes that any Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period as agreed to by the Agent in its sole discretion) after the date on which such notice is delivered to Agent. The Borrower may invite any Lender, any Affiliate of any Lender, any Approved Fund and/or any other Eligible Assignee, to provide an Incremental Term Loan Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment.

(b)    Any Incremental Term Loan Commitment shall become effective as of such Incremental Effective Date; provided that:

(i)    no Default or Event of Default shall exist on such Incremental Effective Date before or after giving effect to any Incremental Term Loan Commitment or the making of any Incremental Term Loans pursuant thereto; provided that, with respect to any Incremental Term Loan Commitment the primary purpose of which is to finance a Permitted Acquisition or similar Investment permitted by this Agreement, this clause (i) shall be determined at the time of the signing (as opposed to closing) of the acquisition agreement with respect thereto;

(ii)    each of the representations and warranties contained in Article V shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Incremental Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date); provided that, with respect to any Incremental Term Loan Commitment the primary purpose of which is to finance a Permitted Acquisition or similar Investment permitted by this Agreement, this clause (ii) shall be subject to customary “Sungard” language;

(iii)    the proceeds of any Incremental Term Loans shall be used for general corporate purposes of the Borrower and its Restricted Subsidiaries (including Permitted Acquisitions and Restricted Payments);

(iv)    each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall constitute Obligations of the Borrower, shall have the same Guarantors as the other Term Loans and shall be secured by the Collateral on a pari passu or (at the option of the Borrower) junior basis (subject to a Second Lien Intercreditor Agreement) with the other Term Loans and shall not be guaranteed by any other Subsidiary or secured by any additional property of the Parent and its Subsidiaries;

(v)    Incremental Term Loans will not have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Initial Term Loan or a maturity date earlier than the Latest Term Loan Maturity Date;

(vi)    the All-In Yield for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Incremental Effective Date; provided that, if the All-In Yield in respect of any such Incremental Term Loan exceeds the All-In Yield for the Initial Term Loan by more than 0.50%, then the interest rate margins for the Initial Term Loan shall be increased so that the All-In Yield in respect of such Initial Term Loan is equal to the All-In Yield for the Incremental Term Loan minus 0.50%, and (z) except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loan, shall be reasonably satisfactory to the Agent and the Borrower;

(vii)    Incremental Term Loans shall share on a pro rata (or at the option of the applicable Incremental Lenders, less than pro rata) basis with prepayments of the other Term Loans; and

(viii)    the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Incremental Term Loan and/or Incremental Term Loan Commitment substantially consistent with those delivered on the Closing Date) reasonably requested by Agent or the Incremental Lenders in connection with any such transaction.

(c)    On any Incremental Effective Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto. The Incremental Term Loans shall be deemed to be Term Loans; provided that such Incremental Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement. The Incremental Lenders shall be included in any determination of the Required Lenders and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement. Any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Lenders under the Term Facility and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loan and the Incremental Term Loans).

(d)    Such Incremental Term Loan Commitments shall be effected pursuant to one or more Incremental Amendments executed and delivered by the Borrower, the Agent and the applicable Incremental Lenders (which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Agent to enter into such amendment).

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment by the applicable Loan Party to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax under the Law of the jurisdiction in which the applicable Loan Party is resident for Tax purposes, or any treaty to which such jurisdiction is a party shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing:

(A)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of a duly completed IRS Form W-9 (or any equivalent or successor form) certifying that such Lender is exempt from United States federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of a duly completed IRS Form W-8BEN or W-8BEN-E, as applicable (or any equivalent or successor forms) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of a duly completed IRS Form W-8BEN or W-8BEN-E, as applicable (or any equivalent or successor forms) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)    executed originals of a duly completed IRS Form W-8ECI (or any equivalent or successor form);
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of a duly completed IRS Form W-8BEN or W-8BEN-E, as applicable (or any equivalent or successor forms); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any equivalent or successor form), accompanied by executed originals of a duly completed IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, or IRS Form W-9 (or any equivalent or successor forms), a U.S. Tax Compliance Certificate, a certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update and execute such form or certification and provide executed originals to the Borrower and the Agent or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan , or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04    Increased Costs; Reserves on LIBO Rate Loans.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Term Loans, Term Loan principal, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBO Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Loan Commitments of such Lender or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or any other Recipient pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Reserves on LIBO Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Term Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)    any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits on account of interest payments that would otherwise have been made with respect to such LIBO Rate Loan and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Term Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

3.06    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Term Loan Commitments and repayment of all other Obligations hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO CLOSING AND FUNDING

4.01    Conditions to Closing and Funding. The obligation of each Lender to fund its Initial Term Loan hereunder is subject to satisfaction of the following conditions precedent:

(a)    The Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals the provision of which is reasonable and customary) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Agent:

(i)    executed counterparts of this Agreement sufficient in number for distribution to the Agent, each Lender and the Borrower;

(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv)    copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v)    a satisfactory opinion of Vorys, Sater, Seymour & Pease LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request;

(vi)    a certificate signed by a Responsible Officer of the Borrower certifying (A) that the representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (2) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and (3) for purposes of this Section 1, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) that no Default or Event of Default shall exist, or would result from the funding of the Initial Term Loans or from the application of the proceeds thereof, (C) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (D) to the Solvency of the Loan Parties taken as a whole as of the Closing Date after giving effect to the transactions contemplated hereby, and (E) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii)    evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agent required under the Loan Documents have been obtained and are in effect;

(viii)    payoff letters from the agents for the lenders under the Existing Credit Agreement and the Existing Term Loan Agreement reasonably in form and substance reasonably satisfactory to the Agent evidencing that (A) the Existing Credit Agreement and the Existing Term Loan Agreement have been or concurrently with the Closing Date are being terminated and (B) all obligations thereunder are being paid in full;

(ix)    the Security Documents and copies of certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank (the originals of which shall be delivered to the Agent promptly following the Closing Date), each duly executed by the applicable Loan Parties;

(x)    all other Loan Documents, each duly executed by the applicable Loan Parties;

(xi)    results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, or subordination agreements satisfactory to the Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(xii)    all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Loan Documents and all such documents and instruments shall have been, or concurrently with the Closing Date are so filed, registered or recorded to the reasonable satisfaction of the Agent; and

(xiii)    such other assurances, certificates, documents, consents or opinions as the Agent reasonably may require.

(b)    The Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the Audited Financial Statements.

(c)    The Agent shall have received and be satisfied with (i) detailed financial projections and business assumptions for the Parent and its Subsidiaries on (x) a monthly basis for the remainder of the current Fiscal Year and (y) on an annual basis, for the two Fiscal Years thereafter, including, in each case, a Consolidated income statement, balance sheet and statement of cash flow, and (ii) such other information (financial or otherwise) reasonably requested by the Agent.

(d)    The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(e)    All fees and expenses required to be paid to the Agent or the Arrangers on or before the Closing Date shall have been paid in full, and all fees and expenses required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(f)    The Borrower shall have paid all fees, charges and disbursements of counsel to the Agent to the extent required to be paid hereunder and invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent).

(g)    The Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act in each case, the results of which are reasonably satisfactory to the Agent.

(h)    Substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 4.01, the Parent, the Borrower and their respective Subsidiaries party thereto shall have entered into the ABL Facility and the Agent shall have received a counterpart of the Intercreditor Agreement, signed by the ABL Agent and acknowledged by the Loan Parties party thereto.

(i)    The Agent shall be reasonably satisfied with the capital structure of the Loan Parties. Without limiting the foregoing, the Loan Parties shall not have any Indebtedness for borrowed money outstanding as of the Closing Date other than (a) the Obligations, (b) the obligations under the ABL Facility, (c) prior to the making of the Initial Term Loan hereunder and the initial advances under the ABL Facility, under the Existing Credit Agreement and Existing Term Loan Agreement and (d) Permitted Indebtedness.

(j)    The Parent shall have received recent Debt Ratings from S&P and Moody’s.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Term Loans hereunder, each Loan Party represents and warrants to the Agent and the other Credit Parties that:
5.01    Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Security Documents and Liens in favor of the ABL Agent under the ABL Documents); or (d) violate any Law.

5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (having the priority as set forth in the Intercreditor Agreement), (b) such as have been obtained or made and are in full force and effect and (c) any reports which any Loan Party may file or be required to file with the SEC in connection herewith.

5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b)    The unaudited Consolidated balance sheet of the Parent and its Subsidiaries dated May 3, 2014, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d)    The Consolidated forecasted balance sheet and statements of income and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Restricted Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07    No Default. No Loan Party or any Restricted Subsidiary is in default under or with respect to, or party to, any Material Contract or any Material Indebtedness. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property

(a)    Each of the Loan Parties and each Restricted Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests (subject to Permitted Encumbrances) in, all Real Estate necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each Restricted Subsidiary has (subject to Permitted Encumbrances) good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

(b)    Schedule 5.08(b)(1) sets forth the address as of the Closing Date (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Each Loan Party and each of its Restricted Subsidiaries has good, marketable and insurable fee simple title to the Real Estate owned by such Loan Party or such Restricted Subsidiary, free and clear of all Liens, other than Permitted Encumbrances, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date. As of the Closing Date, each of such Leases is in full force and effect in all material respects and the Loan Parties are not in material default of the terms thereof (other than in connection with any store closings permitted hereunder).

5.09    Environmental Compliance

(a)    No Loan Party or any Restricted Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Except as otherwise set forth in Schedule 5.09, to the knowledge of the Loan Parties, none of the properties currently or formerly owned or operated by any Loan Party or any Restricted Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Restricted Subsidiary thereof or, to the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or Restricted Subsidiary thereof; to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Restricted Subsidiary thereof in violation of any Environmental Law; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Restricted Subsidiary thereof in violation of any Environmental Law.

(c)    Except as otherwise set forth on Schedule 5.09, no Loan Party or any Restricted Subsidiary thereof is undertaking, and no Loan Party or any Restricted Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and, to the knowledge of the Loan Parties, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Restricted Subsidiary thereof have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

5.10    Insurance. The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Restricted Subsidiary operates. Schedule 5.10 sets forth a description of all material insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11    Taxes. The Loan Parties and their Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except, in each case, (i) those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation, or (ii) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Loan Parties, there is no proposed Tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Restricted Subsidiary thereof is a party to any Tax sharing agreement.

5.12    ERISA Compliance.

(a)    The Borrower, each of its ERISA Affiliates, and each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Sections 412 or 430 of the Code and to each Multiemployer Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists or, to the knowledge of the Lead Borrower is likely to arise on account of any Plan or Multiemployer Plan.

(b)    There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)    Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13    Subsidiaries; Equity Interests. As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and percentage of Equity Interests of each such Subsidiary. As of the Closing Date, all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable) and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for Permitted Encumbrances. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. As of the Closing Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. As of the Closing Date, all of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable (to the extent such concepts are applicable) and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens other than Permitted Encumbrances arising by operation of Law. As of the Closing Date, except for those created under the Security Documents and the ABL Documents, the copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14    Margin Regulations; Investment Company Act.

(a)    No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Term Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Term Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)    None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15    Disclosure. Each Loan Party has disclosed to the Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, (a) the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) no representation or warranty is made as to the impact of future general economic conditions or as to whether the Loan Parties’ projected consolidated results as set forth in the projected financial information will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the projected financial information may differ materially from such financial projections.

5.16    Compliance with Laws. Each of the Loan Parties and each Restricted Subsidiary is in compliance (A) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (B) with Section 10.17.

5.17    Intellectual Property; Licenses, Etc. The Loan Parties and their Restricted Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, the use by the Loan Parties of such Intellectual Property, licenses and permits does not conflict with the rights of any other Person. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.18    Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Restricted Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened, which either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation would not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law except to the extent that any such liability or obligations would not reasonably be expected to have a Material Adverse Effect. All material payments due from any Loan Party and its Restricted Subsidiaries, or for which any claim may be made against any Loan Party or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as filed with the SEC or as otherwise set forth on Schedule 5.18, as of the Closing Date, no Loan Party is a party to or bound by any collective bargaining agreement, or any material management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Restricted Subsidiaries which either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Restricted Subsidiaries is bound.

5.19    Security Documents.

The Security Agreement creates in favor of the Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement. Upon such filings and/or the obtaining of “control,” (as defined in the UCC) the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person, other than Permitted Encumbrances having priority over the Lien of the Agent under applicable Law.
5.20    Solvency. After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to the funding of the Initial Term Loans, the Parent and its Restricted Subsidiaries, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21    Deposit Accounts and Securities Accounts. Annexed hereto as Schedule 5.21 is a list of all DDAs and Securities Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA and Securities Account (a) the name and address of the depository or securities intermediary, as applicable; (b) the account number(s) maintained with such depository; (c) a contact person at such depository or securities intermediary, as applicable, and (d) the identification of each Blocked Account Bank or securities intermediary, as applicable.

5.22    Brokers. No broker or finder brought about the obtaining, making or closing of the Term Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23    Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations that would reasonably be expected to have a Material Adverse Effect.

5.24    Material Contracts. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25    Foreign Asset Control Regulations. Neither of the advance of the Term Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrower or its Subsidiaries (including Unrestricted Subsidiaries) and Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or with any Sanctioned Person or in any manner violative of any such order. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Term Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which a claim has not been asserted), the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:
6.01    Financial Statements. Deliver to the Agent, in form and detail satisfactory to the Agent:

(a)    within 90 days after the end of each Fiscal Year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by the report with respect to such consolidated financial statements of an independent registered public accounting firm of recognized national standing which report shall be unqualified and shall (i) state that such registered public accounting firm conducted its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), that such registered public accounting firm believes that such audits provide a reasonable basis for their report, and that in their opinion such consolidated financial statements present fairly, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal year and the results of their operations and their cash flows for such fiscal year in conformity with GAAP, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of The American Institute of Certified Public Accountants (or any successor organization);

(b)    within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)    on or before March 5 of each year, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on an annual basis for such Fiscal Year (including the Fiscal Year in which the Term Loan Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

6.02    Certificates; Other Information. Deliver to the Agent, in form and detail reasonably satisfactory to the Agent:

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be, (ii) reasonably detailed calculations for each Immaterial Subsidiary evidencing compliance with the definition of “Immaterial Subsidiary” and showing compliance with such definition, (iii) reasonably detailed calculations of the amount of the Available Amount as and at the end of such quarterly period or fiscal year, as the case may be, and specifying any applicable utilizations of the Available Amount during such quarterly period or fiscal year, as applicable, (iv) solely in connection with delivery of financial statements pursuant to Section 6.01(a), reasonably detailed calculations of the Consolidated Total Leverage Ratio and (v) in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide: (x) a statement of reconciliation conforming such financial statements to GAAP and (y) a copy of management’s discussion and analysis with respect to such financial statements;

(b)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Agent pursuant hereto;

(c)    [reserved];

(d)    as soon as available, but in any event by July 31 of each year, a report summarizing the insurance coverage in effect for each Loan Party and its Restricted Subsidiaries and containing information consistent with past reports;

(e)    promptly after the Agent’s request therefor, and to the extent the same are disclosed in a filing with the SEC, copies of all Material Contracts and documents evidencing Material Indebtedness (other than intercompany Indebtedness among Loan Parties);

(f)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof or any other matter which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(g)    promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Agent. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Loan Parties hereby acknowledge that (a) the Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03    Notices. Promptly notify the Agent upon any Responsible Officer obtaining knowledge:

(a)    of the occurrence of any Default or Event of Default;

(b)    of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c)    of any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, in each case if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(d)    of the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect;

(e)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(f)    of any change in the Parent’s chief executive officer, chief operating officer, chief financial officer or treasurer;

(g)    of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(h)    of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $1,000,000;

(i)    of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; and

(j)    of any failure by any Loan Party to pay rent or such other amounts due at any of a Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness that, if not paid, would constitute an Event of Default under Section 8.01(e), as and when due and payable, but subject to any grace periods and subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) no Lien has been filed with respect thereto and (v) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties or the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07    Maintenance of Insurance.

(a)    Maintain with financially sound and reputable insurance companies reasonably acceptable to the Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance programs with respect to employment insurance and health insurance and with respect to amounts required to be paid by the Loan Parties by any insurer on account of any loss under property or liability insurance policies) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agent.

(b)    Cause fire and extended coverage policies maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a mortgagee clause (regarding Material Real Property) and lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other customary provisions as the Agent may reasonably require from time to time to protect the interests of the Credit Parties.

(c)    Cause commercial general liability policies to be endorsed to name the Agent as an additional insured.

(d)    Cause business interruption policies to name the Agent as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Agent, (ii) a provision to the effect that none of the Loan Parties, the Agent, or any other party shall be a co‑insurer and (iii) such other provisions as the Agent may reasonably require from time to time to protect the interests of the Credit Parties.

(e)    Cause each such policy referred to in this Section 6.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent.

(f)    Deliver to the Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent, including an insurance binder) together with evidence reasonably satisfactory to the Agent of either payment of the premium therefor or that such premium is being financed.

(g)    Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy with coverage and in amounts that are in accordance with past practice of the Loan Parties.

(h)    Without limiting the foregoing, with respect to Material Real Property, (i) maintain, if available, flood insurance in an amount and otherwise sufficient to comply with the Flood Laws and provide to the Agent such other information as may be required to establish compliance with all Flood Laws, (ii) furnish to the Agent evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Agent prompt written notice of any redesignation of any such improved Material Real Property into or out of a special flood hazard area. “Flood Laws” means the requirements placed on federally regulated lenders under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statues may be amended or re-codified from time to time, any substitution therefor and any regulations promulgated thereunder.

None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
6.08    Compliance with Laws. Comply (a) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees binding on and applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (ii) such contest effectively suspends enforcement of the contested Laws, and (iii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect, and (b) with Section 10.17.

6.09    Books and Records; Accountants

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or IFRS, as applicable in all material respects) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and, subject to the provisions of Section 10.07 hereof, independent contractors of the Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and so long as an Event of Default has occurred and is continuing, Registered Public Accounting Firm (at which the Borrower has the right to be present), all at the expense of the Loan Parties and at such reasonable times during normal business hours upon reasonable advance notice to the Borrower, and permit any Lender (at the sole cost and expense of such Lender) to participate in any such visit, inspection or discussion; provided, however, that when a Default or Event of Default exists the Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

6.11    Use of Proceeds.

(a)    Use the proceeds of the Initial Term Loan, together with the proceeds of the ABL Facility, (i) to refinance the obligations under the Existing Credit Agreement and the Existing Term Loan Agreement and to pay fees and expenses in connection therewith and with the transactions contemplated hereunder, (ii) to finance the acquisition of working capital assets of the Borrower, including the purchase of inventory, in each case in the ordinary course of business, and (iii) for general corporate purposes of the Loan Parties (including Permitted Acquisitions and Restricted Payments), in each case to the extent not prohibited under applicable Law and the Loan Documents.

(b)    Use the proceeds of any Incremental Term Loan as permitted pursuant to Section 2.15.

6.12    Additional Loan Parties and Material Real Property.

(a)    Notify the Agent at the time that any Person (x) becomes a Subsidiary (other than any Excluded Subsidiary) or (y) who is an Unrestricted Subsidiary becomes a Restricted Subsidiary that is no longer an Unrestricted Subsidiary or otherwise an Excluded Subsidiary, and in each case promptly thereafter (and in any event within thirty (30) days) or such longer period as the Agent may agree, cause any such Person (i) which is not an Excluded Subsidiary, to (A) become a Loan Party by executing and delivering to the Agent a Joinder to this Agreement or a Joinder to the Facility Guaranty or such other documents as the Agent shall deem reasonably necessary for such purpose, (B) grant a Lien to the Agent on such Person’s assets of the same type that constitute Collateral to secure the Obligations, and (C) deliver to the Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and reasonably acceptable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)(a)), and (ii) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness, in each case in form, content and scope reasonably satisfactory to the Agent; provided, that a pledge of the Equity Interests a CFC or CFC Holdco by a Person described in clauses (x) or (y) of this Section 6.12 shall be limited to 65% of the outstanding voting Equity Interests and 100% of the non-voting Equity Interests of such CFC or CFC Holdco, and such time period may be extended based on local law or practice). In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Restricted Subsidiary, an approval of such Person as a Borrower.

(b)    Within sixty (60) days after the acquisition of any Material Real Property by any Loan Party that is not subject to the existing Security Documents (as such time period may be extended by the Agent, in its sole discretion), deliver such Mortgages, title insurance policies, environmental reports, surveys, flood hazard certifications, notices and confirmations thereof, effective flood hazard insurance policies and other documents reasonably requested by the Agent in connection with granting and perfecting a first priority Lien, subject to Permitted Encumbrances, on such Material Real Property in favor of the Agent, all in form and substance acceptable to the Agent, unless the Agent has waived such Mortgages and related reports, certifications and other documents in its sole discretion or at the direction of any Lender, including, without limitation, with respect to any such Material Real Property subject to the Flood Laws for which flood insurance is not available pursuant to Section 6.07(h); provided that, if the Agent shall have obtained a Mortgage with respect to any Material Real Property subject to the Flood Laws and subsequent to obtaining such Mortgage, flood insurance with respect to such Material Real Property is thereafter not available pursuant to Section 6.07(h), the Agent may, in its sole discretion or at the direction of any Lender, release such Mortgage with respect to such Material Real Property.

6.13    [Reserved].

6.14    Information Regarding the Collateral.

Furnish to the Agent at least fifteen (15) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.
6.15    [Reserved].

6.16    Environmental Laws. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (a) conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17    Further Assurances.

(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which the Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)    If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected first-priority Lien under the Security Documents upon acquisition thereof and other than Excluded Property), notify the Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be reasonably necessary or shall be reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise expressly permitted by this Agreement.

(c)    Upon the reasonable request of the Agent, use commercially reasonable efforts to cause any of its landlords with respect to its leased distribution centers and/or corporate headquarters to deliver a Collateral Access Agreement to the Agent in such form as the Agent may reasonably require.

6.18    Material Contracts. (a) Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect except to the extent such Material Contract is no longer used or useful in the conduct of the business of the Loan Parties in the ordinary course of business, consistent with past practices, (c) enforce each such Material Contract in accordance with its terms, (d) take all such action to such end as may be from time to time requested by the Agent, (e) upon request of the Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Restricted Subsidiaries is entitled to make under such Material Contract, and (f) cause each of its Restricted Subsidiaries to do the foregoing, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.19    Maintenance of Debt Ratings. Use commercially reasonable efforts to maintain Debt Ratings from both Moody’s and S&P.

6.20    Post-Closing Covenant. As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 6.20 or such later date as the Agent agrees to in writing, deliver the documents or take the actions specified in Schedule 6.20.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which a claim has not been asserted), no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Encumbrances.

7.02    Investments. Make any Investments, except Permitted Investments.

7.03    Indebtedness; Disqualified Stock. (a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness; (b) issue Disqualified Stock, or (c) issue and sell any other Equity Interests if a Change of Control or other Event of Default would result therefrom.

7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that:

(a)    any Restricted Subsidiary which is not a Loan Party may merge or consolidate with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries which are not Loan Parties, provided that when any wholly-owned Restricted Subsidiary is merging or consolidating with another Restricted Subsidiary, the wholly-owned Restricted Subsidiary shall be the continuing or surviving Person;

(b)    any Restricted Subsidiary which is a Loan Party may merge or consolidate with any Restricted Subsidiary which is a Loan Party or into the Borrower, provided that in any merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving Person;

(c)    any Subsidiary may liquidate or dissolve if the Borrower or the Parent (as the case may be) determines in good faith that such liquidation or dissolution is in the best interests of the Borrower or the Parent (as the case may be) and is not materially disadvantageous to the Credit Parties, so long as the assets of such Subsidiary that is a Loan Party are transferred to another Loan Party upon such liquidation or dissolution;

(d)    the Parent and its Subsidiaries may complete any restructuring, regardless of whether accomplished by liquidation, contribution, distribution, merger, amalgamation or any other technique, whereby the ownership of Foreign Subsidiaries is changed, so long as each such Foreign Subsidiary that is a Subsidiary of Abercrombie & Fitch International, Inc. prior to such restructuring remains, directly or indirectly, a Subsidiary of Abercrombie & Fitch International, Inc. after such restructuring; and

(e)    in connection with a Permitted Acquisition, any Restricted Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger or consolidation shall be a wholly-owned Restricted Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 6.12 hereof, and (ii) in the case of any such merger or consolidation to which any Loan Party is a party, such Loan Party is the surviving Person.

7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)    (i) each Restricted Subsidiary of a Loan Party may make Restricted Payments to any Loan Party and (ii) each Restricted Subsidiary that is not a Loan Party may make Restricted Payments to any Restricted Subsidiary;

(b)    the Parent and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests (other than Disqualified Stock not otherwise permitted by Section 7.03) of such Person;

(c)    Subsidiaries may (i) declare and pay dividends or make distributions ratably with respect to their Equity Interests and (ii) may make Restricted Payments to the Parent, and other Subsidiaries of the Parent, in amounts necessary to enable the Parent to pay the dividends described in clause (b) above, along with standard costs associated with such payment of dividends or distributions, and to pay income and franchise taxes and operating and professional expenses;

(d)    so long as no Default or Event of Default has occurred and is continuing, the Parent and its Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with employment contracts, stock option plans or other benefit plans or similar arrangements for consultants, management (including directors and officers) or employees of the Loan Parties and their Subsidiaries;

(e)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Parent and its Restricted Subsidiaries may make other Restricted Payments in an aggregate amount not to exceed the Available Amount at such time; and

(f)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent and its Restricted Subsidiaries may make other Restricted Payments in an aggregate amount not to exceed $200,000,000 during the term of this Agreement or a greater amount if the Consolidated Total Leverage Ratio (calculated on a pro forma basis after giving effect to such Restricted Payment) for the most recent Measurement Period is not greater than 2.00 to 1.00.

7.07    Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Junior Indebtedness, except:

(a)    as long as no Default or Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Junior Indebtedness (provided that such payments of Subordinated Indebtedness shall be in accordance with the subordination terms thereof or the applicable subordination agreement relating thereto);

(b)    Permitted Refinancings of any such Indebtedness;

(c)    (i) payments in exchange for, or with proceeds of any issuance of, Equity Interests (other than Disqualified Stock) of the Parent or any Restricted Subsidiary, and/or any capital contribution in respect of Equity Interests (other than Disqualified Stock) of the Parent or any Restricted Subsidiary, (ii) payments as a result of the conversion of all or any portion of any Junior Indebtedness into Equity Interests (other than Disqualified Equity Interests) of the Parent or any Restricted Subsidiary and (iii) payments of interest in respect of any Junior Indebtedness in the form of payment-in-kind interest constituting Permitted Indebtedness; and

(d)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Indebtedness prior to their scheduled maturity in an aggregate amount not to exceed the sum of (x) $50,000,000 and (y) the Available Amount at such time.

7.08    Change in Nature of Business.

(a)    In the case of the Parent, engage in any business or activity other than (i) the direct or indirect ownership of all outstanding Equity Interests in the other Loan Parties, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (v) other activities not prohibited under this Agreement and (vi) activities incidental to the businesses or activities described in clauses (i) through (v) of this Section 7.08(a).

(b)    In the case of each of the Loan Parties, engage in any line of business substantially different from the business conducted by the Loan Parties and their Restricted Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.09    Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms taken as a whole no less favorable to the Loan Parties or such Restricted Subsidiary as would be obtainable by the Loan Parties or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties, (b) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (c) the issuance of Equity Interests in the Parent to any officer, director, employee or consultant of the Parent or any of its Restricted Subsidiaries, (d) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Parent or any of its Restricted Subsidiaries, and (e) any issuances of securities of the Parent (other than Disqualified Stock) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans (in each case in respect of Equity Interests in the Parent) of the Parent or any of its Restricted Subsidiaries.

7.10    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document or the ABL Documents) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Restricted Subsidiary (other than an Excluded Subsidiary) to Guarantee the Obligations, (iii) of any Restricted Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding, in any event, any Junior Indebtedness) and the proceeds and products thereof and, in the case of any Credit Agreement Refinancing Debt or Incremental Equivalent Debt, permit the Liens securing the Obligations without restriction (subject to any applicable First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11    Amendment of Material Documents. Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder or, with respect to the ABL Facility, as permitted by the Intercreditor Agreement), in each case to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, or otherwise would be reasonably likely to have a Material Adverse Effect.

7.12    Fiscal Year. Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as permitted by GAAP (it being agreed that a conversion from GAAP to IFRS shall be permitted).

7.13    Deposit Accounts. Open new DDAs (other than Excluded DDAs) or Blocked Accounts unless the Loan Parties shall have delivered to the Agent appropriate Blocked Account Agreements satisfactory to the Agent.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an Event of Default:

(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan, or (ii) within three (3) Business Days after the date required to be paid herein, any interest on any Term Loan, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.14 or 6.19 or Article VII; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the Borrower obtaining knowledge of such default and (ii) notice by the Agent; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)    Cross-Default. Any Loan Party or any Restricted Subsidiary thereof (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including aggregate amounts owing to all creditors under any combined or syndicated credit arrangement), or (ii) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided further that no such event under the ABL Facility shall constitute an Event of Default under this clause (e) (other than an event of default thereunder which constitutes an independent Event of Default under this Agreement without regard to the provisions of the ABL Facility) until the earliest to occur of (x) the conclusion of the applicable grace period, if any, after such event or circumstance (but only if such event or circumstance has not been waived), (y) the acceleration of the Indebtedness under the ABL Facility and (z) the Exercise of Secured Creditor Remedies (as defined in the Intercreditor Agreement) by the ABL Agent in respect of any Collateral; or

(f)    Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $35,000,000 (to the extent not paid using cash on hand of the Loan Parties or covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(h)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $35,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $35,000,000 which would reasonably likely result in a Material Adverse Effect; or

(i)    Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as a result of the gross negligence or willful misconduct of the Agent or indefeasible payment in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on a material portion of the Collateral, with the priority required by the applicable Security Document (other than as a result of the gross negligence or willful misconduct of the Agent); or

(j)    Change of Control. There occurs any Change of Control; or

(k)    Cessation of Business. Except as otherwise expressly permitted hereunder, the Loan Parties taken as a whole shall take any action to permanently suspend all or substantially all operations of its business in the ordinary course, liquidate all or substantially all of their material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of all or substantially all of their material portion of its business; or

(l)    Loss of Collateral. There occurs any uninsured loss to any material portion of the Collateral; or

(m)    Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness, or provisions of the Intercreditor Agreement, the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement (or any other intercreditor agreement entered into by Agent after the date hereof, any such provisions being referred to as the “Intercreditor Provisions”, shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Credit Parties, or (C) in the case of Subordinated Indebtedness, that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Intercreditor Provisions.

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a)    declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

(b)    whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the occurrence of any Event of Default with respect to any Loan Party or any Subsidiary thereof under Section 8.01(f), the obligation of each Lender to make Term Loans shall automatically terminate and the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Agent or any Lender.
No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
Each of the Lenders agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Loan Party or to foreclose any Lien on, or otherwise enforce any security interest in, or other rights to, any of the Collateral.

8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent;
Second, to payment of that portion of the Obligations constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans and other Obligations, and fees, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to payment of all other Obligations (including, without limitation, the cash collateralization of unliquidated indemnification obligations), ratably among the Credit Parties in proportion to the respective amounts described in this clause Fifth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.
8.04    Credit Bidding.

(a)    The Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Agent (whether by judicial action or otherwise) in accordance with applicable Law.

(b)    Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE IX
THE AGENT

9.01    Appointment and Authority.

(a)    Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof (including, without limitation, acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations), together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Credit Parties). In this connection, the Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of Articles IX and X (including Section 10.04, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though they were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.
The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Loan Parties, a Lender. Upon the occurrence of a Default or Event of Default, the Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that its compliance with such directions would be unlawful.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
9.04    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received written notice to the contrary from such Lender prior to the making of such Term Loan. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

9.06    Resignation of Agent. The Agent may at any time give written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent hereunder.

9.07    Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agent.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the arrangers, bookrunners, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity as the Agent or a Lender hereunder.

9.09    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the Agent and such Credit Parties under Sections 2.03, 2.09 and 10.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.
9.10    Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agent, at its option and in its reasonable discretion,

(a)    to release any Lien on any Collateral granted to or held by the Agent under any Loan Document (i) upon termination of the Term Loan Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which a claim has not been asserted), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) as provided in Section 6.12(b), or (iv) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b)    to subordinate any Lien on any Collateral granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c)    to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; provided that no such release shall occur if such Restricted Subsidiary continues to be a guarantor in respect of the ABL Facility.

Upon request by the Agent at any time, the Applicable Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting a Permitted Disposition, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.
The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

9.12    Reports and Financial Statements. By signing this Agreement, each Lender:

(a)    [reserved];

(b)    is deemed to have requested that the Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrower hereunder (collectively, the “Reports”);

(c)    expressly agrees and acknowledges that the Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)    agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Term Loan that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Term Loan or Term Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.13    Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

9.14    Indemnification of Agent. Without limiting the obligations of the Loan Parties hereunder, the Lenders hereby agree to indemnify the Agent and any Related Party, as the case may be, ratably according to their Term Loan Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent and its Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Agent and its Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s and its Related Parties’ gross negligence, bad faith or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

9.15    Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

9.16    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan or funded participation in respect of which such

Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Term Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the applicable Term Loan Percentage. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)    Defaulting Lender Cure. If the Borrower, the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Term Loans to be held pro rata by the Lenders in accordance with the Term Loan Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

9.17    Intercreditor Agreements. Each Lender (a) hereby authorizes and instructs the Agent to enter into the Intercreditor Agreement, any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement, and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications thereto, in connection with the incurrence by any Loan Party of the ABL Facility Debt, any Refinancing Notes and any Incremental Equivalent Debt and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.

ARTICLE X
MISCELLANEOUS

10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Agent, with the Consent of the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    increase the Term Loan Commitment of any Lender (or reinstate any Term Loan Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;

(b)    as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including the Term Loan Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment, or (ii) any scheduled or mandatory reduction or termination of the Term Loan Commitments hereunder or under any other Loan Document without the written Consent of such Lender;

(c)    as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Term Loan held by such Lender, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)    as to any Lender, change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(e)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(f)    except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g)    except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(h)    change Section 2.04(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby; and

(i)    except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the in addition to the Lenders required above, affect the rights or duties of the under this Agreement; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) the Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision; and (v) any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Agent and the ABL Agent (with the Consent of the Required Lenders but without the Consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents).

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) any Loan Document may be amended and waived with the consent of the Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents and (y) each Lender hereby irrevocably authorizes the Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 10.01) or any of the other Loan Documents or to enter into additional Loan Documents as the Agent reasonably deems appropriate in order to effectuate the terms of Sections 2.06, 2.07 and 2.15 (including, without limitation, as applicable, (A) to provide that additional Classes of Term Loans shall share ratably in the benefits of this Agreement and the other Loan Documents with the Obligations, (B) to include appropriately the Lenders holding such Classes in any determination of (1) Required Lenders, as applicable or (2) similar required lender terms applicable thereto and (C) to permit any such additional credit facilities to share ratably with the Term Loans in the application of prepayments); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Term Loan Commitment or any increase in any Lender’s Term Loan Commitment Percentage, in each case, without the written consent of such affected Lender.
If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that (x) requires the Consent of all Lenders or all affected Lenders in accordance with the terms of this Section 10.01 and (y) has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
10.02    Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Loan Parties or the Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Loan Parties and the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II. if such Lender, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of the Loan Parties and the Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Agent. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)    Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notice of Conversion/Continuation) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

(f)    Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to the Borrower or its securities for purposes of United States Federal or state securities applicable Laws.

10.03    No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Term Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

10.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrower shall pay all Credit Party Expenses.

(b)    Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable and documented fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses to the extend resulting from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and non-appealable judgment, (y) a material breach of the obligations of such Indemnitee this Agreement as determined by a court of competent jurisdiction in a final non-appealable judgment or (z) any proceeding that does not involve an act or omission by any Loan Party or any Affiliate thereof and that is brought by an Indemnitee against any other Indemnitee other than any claims against any Indemnitee in its respective capacity or in fulfilling its role as Agent, collateral agent, an Arranger or any similar role under Loan Documents.

(c)    Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Term Loan Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable on demand therefor.

(f)    Survival. The agreements in this Section shall survive the resignation of the Agent, the assignment of any Term Loan Commitment or Term Loan by any Lender, the replacement of any Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its Term Loan Percentage (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06    Successors and Assigns; Participations.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loan Commitment and/or the Term Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Term Loan Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Term Loan Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed and shall be deemed given if the Borrower has not responded to a request for such consent within ten (10) Business Days after having received notice thereof); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan or the Term Loan Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate classes on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) the assignment is made during the 90-day period following the Closing Date to any Person approved by the Borrower on the Closing Date; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof; and
(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Term Loans if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent or any of its Subsidiaries (including the Borrower) or Affiliates, except as permitted by Section 2.05 or Section 10.06(f), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) unless an Event of Default is continuing, any Disqualified Institution; provided that the Agent shall have no liability for monitoring or ensuring compliance with provisions relating to Disqualified Institutions.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Term Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Term Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and subject to the requirements of Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d) (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates not permitted by Section 2.05 or Section 10.06(f), which shall be null and void). Each assignment under this Section 10.06 shall require the assignee to make a representation to the Agent and the assigning Lender that it is not a Disqualified Institution.
(c)    Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Agent’s Office, a copy of each Assignment and Assumption and each Incremental Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitment of, and principal amounts of (and stated interest on) the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice. The Agent shall provide assignors and assignees access to the list of Disqualified Institutions, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Loan Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 10.01(b), (c), (d) or (h) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(g) (it being understood that the documentation required under Section 3.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Borrower Purchases. Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower or its Subsidiaries through (x) reverse Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05 or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis, in each case subject to the following limitations:

(i)    the principal amount of such purchased Term Loans shall be deemed automatically cancelled and extinguished on the date of such assignment or transfer;

(ii)    purchases of Term Loans pursuant to this Section 10.06(f) may not be funded with the proceeds of loans under the ABL Facility;

(iii)    either (x) the Borrower or one of its Subsidiaries (as applicable) shall represent and warrant to the Lender that it does not possess MNPI with respect to the Parent and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders receiving “Private Side Information” generally (other than Lenders who elect not to receive such information) and that would reasonably be expected to have a material effect upon a Lender’s decision to assign the Term Loans or (y) the parties to such transaction shall render customary “big boy” disclaimers; and

(iv)    notwithstanding anything to the contrary contained herein (including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any non-cash gains or income in respect of “cancellation of indebtedness” resulting from the cancellation of any Term Loans purchased by the Borrower or any of its Subsidiaries shall be excluded from the determination of Consolidated Net Income and Consolidated EBITDA.

(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07    Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Borrower, (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent that such information is independently developed by such Lender, (k) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties, (l) for purposes of establishing a “due diligence” defense or (m) on a confidential basis to (i) any rating agency in connection with rating the Parent or its Subsidiaries or the Term Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Facility.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Credit Parties acknowledges that (a) the Information may include MNPI concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle such MNPI in accordance with applicable Law, including Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 8.03 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11    Survival.

(a)    All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and this Agreement and all of such covenants, agreements, representations and warranties shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Term Loan Commitments have not expired or terminated. The provisions of Section 3.01, Section 3.04, Section 3.05 and Section 10.04 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans, the expiration or termination of the Term Loan Commitments or the termination of this Agreement or any provisions hereof.

(b)    Any Lien on any property granted to or held by the Agent under any Loan Document shall terminate upon termination of the Term Loan Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which claims have not been asserted); provided, however, that in connection with the termination of the Term Loan Commitments and satisfaction of the Term Loans as set forth above, the Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Credit Parties against loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked; provided, further, that any such Liens granted pursuant to the Loan Documents shall be reinstated if at any time payment, or any part thereof, of any Term Loans is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Loan Party. At the request and sole expense of any Loan Party following any such termination, the Agent shall deliver to such Loan Party any Collateral held by the Agent under any Loan Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and Section 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Borrower shall have paid to the Agent the assignment fee specified in Section 10.06(b);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SUBJECT TO THE LAST SENTENCE HEREOF, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, SUBJECT TO THE LAST SENTENCE HEREOF, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE EXERCISE OF THE CREDIT PARTIES OF THEIR RIGHTS AND REMEDIES WITH RESPECT TO THE COLLATERAL OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

10.18    Time of the Essence. Time is of the essence of the Loan Documents.

10.19    Press Releases.

(a)    At any time prior to the public disclosure of this Agreement, with the Parent’s and the Borrower’s written consent, which consent may be granted or withheld in the Parent’s and the Borrower’s discretion, and (b) at any time thereafter, the Parent and the Borrower hereby each agree that the Agent and the Arrangers may use the name or other identifying information of the Parent or the Borrower solely in connection with a press release, “tombstone” or similar advertisements, or in connection with other disclosure to the “gold Sheets” or similar bank trade publications with respect to this Agreement; provided that the Agent and the Arrangers will not use the Parent’s or Borrower’s logo or trademark for marketing purposes other than in customary pitch book materials, and if the Parent’s or Borrower’s logo or trademark is so used, then the Parent’s or Borrower’s logo or trademark shall not be featured more prominently or in a larger font or image size than the any logo or trademark of any other entity used therein; and provided further that in no event may the Agent, Arrangers, any syndication agent or any documentation agent use the Parent’s or Borrower’s logo or trademark in any customary pitch book materials prepared or presented for public use or marketing purposes other than to presentations or pitches made to companies on an individual basis.

10.20    Additional Waivers.

(a)    The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Agent or any other Credit Party.

(b)    The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Term Loan Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Term Loan Commitments).

(c)    To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Term Loan Commitments. The Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Term Loan Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

10.21    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.22    Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.23    Independent Effect of Covenants; Inconsistencies.

(a)    The Loan Parties expressly acknowledge and agree that each covenant contained in Articles VI or VII hereof shall be given independent effect. Accordingly, the Loan Parties shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VI or VII, before or after giving effect to such transaction or act, the Loan Parties shall or would be in breach of any other covenant contained in Articles VI or VII.

(b)    In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Loan Parties or further restricts the rights of the Loan Parties or gives the Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect; provided further that the Intercreditor Agreement governs and controls in the event of any conflict with any other Loan Document.

10.24    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Facility Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.24, or otherwise under the Facility Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 10.24 constitute, and this Section 10.24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.
BORROWER:
ABERCROMBIE & FITCH
MANAGEMENT CO., as Borrower

By:	/s/ Everett E. Gallagher
Name:	Everett E. Gallagher
Title:	Senior Vice President and Treasurer

GUARANTORS:

ABERCROMBIE & FITCH CO., as Parent
and as a Guarantor

By:	/s/ Everett E. Gallagher
Name:	Everett E. Gallagher
Title:	Senior Vice President - Tax, Treasury & Risk Management and Treasurer

A & F TRADEMARK, INC.
ABERCROMBIE & FITCH HOLDING CORPORATION
ABERCROMBIE & FITCH STORES, INC.
HOLLISTER CO.
J.M.H. TRADEMARK, INC.
J.M. HOLLISTER, LLC
GILLY HICKS, LLC
ABERCROMBIE & FITCH TRADING CO.
HOLLISTER CO. CALIFORNIA, LLC
A&F CANADA HOLDING CO.
AFH PUERTO RICO LLC, as Guarantors

By:	/s/ Everett E. Gallagher
Name:	Everett E. Gallagher
Title:	Senior Vice President and Treasurer

Signature Page to Term Loan Credit Agreement
Abercrombie & Fitch Management Co.

ABERCROMBIE & FITCH
PROCUREMENT SERVICES, LLC, as a
Guarantor

By: ABERCROMBIE & FITCH
TRADING CO., its sole member

By:	/s/ Everett E. Gallagher
Name:	Everett E. Gallagher
Title:	Senior Vice President and Treasurer

Signature Page to Term Loan Credit Agreement
Abercrombie & Fitch Management Co.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and a Lender

By:	/s/ Peter R. Martinets
Name:	Peter R. Martinets
Title:	Managing Director

Signature Page to Term Loan Credit Agreement
Abercrombie & Fitch Management Co.

Schedule 1.01
Guarantors
Abercrombie & Fitch Co.
Abercrombie & Fitch Holding Corporation
Abercrombie & Fitch Procurement Services, LLC
A&F Canada Holding Co.
A & F Trademark, Inc.
AFH Puerto Rico LLC
Hollister Co.
Hollister Co. California, LLC
J.M.H. Trademark, Inc.
Abercrombie & Fitch Stores, Inc.
Abercrombie & Fitch Trading Co.
J.M. Hollister, LLC
Gilly Hicks, LLC

Schedule 1.02
Immaterial Subsidiaries
Abercrombie & Fitch Distribution Company
Canoe, LLC
Crombie, LLC
DFZ, LLC
Fan Company, LLC
NSOP, LLC
Ruehl No. 925, LLC

Schedule 5.01
Loan Parties Organizational Information

Name of Loan Party	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Federal Taxpayer Identification Number
Abercrombie & Fitch Management Co.	Corporation	Delaware	2148830	31-1228829
Abercrombie & Fitch Stores, Inc.	Corporation	Ohio	1174510	52-2258697
Abercrombie & Fitch Trading Co.	Corporation	Ohio	1174438	52-2258694
Gilly Hicks, LLC	Limited liability company	Ohio	1664067	41-2223413
J.M. Hollister, LLC	Limited liability company	Ohio	1513582	31-1682227
Abercrombie & Fitch Co.	Corporation	Delaware	2638096	31-1469076
Abercrombie & Fitch Holding Corporation	Corporation	Delaware	2148848	31-1228832
Abercrombie & Fitch Procurement Services, LLC	Limited liability company	Ohio	1174500	52-2258700
A&F Canada Holding Co.	Corporation	Delaware	3916503	59-3795568
A & F Trademark, Inc.	Corporation	Delaware	2148831	51-0306048
Hollister Co.	Corporation	Delaware	3910335	31-1682229
Hollister Co. California, LLC	Limited liability company	California	201021410241	N/A
J.M.H. Trademark, Inc.	Corporation	Delaware	3098997	51-0396072
AFH Puerto Rico LLC	Limited liability company	Ohio	1932722	80-0587438

Schedule 5.08(b)(1)
Owned Real Estate

Name of Loan Party	Tax Parcel Identification Number	Location and Description of Real Property	County	Name of any Lien or Mortgage Holder
Abercrombie & Fitch Management Co.	220-002117	6245 Evans Road Evans Road Brad Holbert Sub	Franklin County	N/A
Abercrombie & Fitch Management Co.	220-002118	Evans Road Evans Road Brad Holbert Sub	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-001950	6300 and 6301 Fitch Path 5906 Kitzmiller Road R16 T2 1/4T4 329.65498ACS	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-004334	7696 Dublin Granville Rd Northeast corner of Kitzmiller Road and Old 161	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-001951	Smith Mills Rd Forty-one acre tract of land	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-002138	7901 Central College Rd Sixty-six acre tract of land on the northeast section of main campus	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-004472	Twenty-five acre land along Smith Mill Road	Franklin County	N/A
Abercrombie & Fitch Management Co.	495-270772	6600 Donn Eisele Street	Franklin County	N/A

Schedule 5.08(b)(2)
Leased Real Estate
See attached.

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
1.	Abercrombie Kids	20110	313 Smith Haven Mall, Routes 25 and 347 Lake Grove, NY 11755	Simon	(212) 421-8200
2.	Abercrombie Kids	20111	1000 North Point Circle Alpharetta, GA 30022	General Growth	(312) 960-5270
3.	Abercrombie Kids	20112	225 Eastview Mall Victor, NY 14564	Wilmorite
4.	Abercrombie Kids	20114	303 Memorial City Mall Houston, TX 77024	Metronational	(713) 935-7105
5.	Abercrombie Kids	20115	136 West County Center Des Peres, MO 63131	CBL	(423) 490-8317
6.	Abercrombie Kids	20116	3615 Nicholasville Road Lexington, KY 40503	CBL	(423) 490-8317
7.	Abercrombie Kids	20117	180 Rt. 35 South Eatontown, NJ 7724	Vornado	(201) 587-1000x2191
8.	Abercrombie Kids	20119	630 Old Country Road Garden City, NY 11530	Simon	(212) 421-8200
9.	Abercrombie Kids	20120	12579 North Main Street Rancho Cucamonga, CA 91739	Forest City	(216) 416-3421
10.	Abercrombie Kids	20121	6801 Northlake Mall Drive Charlotte, NC 28216	Taubman	(248) 258-7284
11.	Abercrombie Kids	20122	2036 Northbrook Court Northbrook, IL 60062	General Growth	(312) 960-5270
12.	Abercrombie Kids	20125	101 Jordan Creek Parkway Des Moines, IA 50266	General Growth	(312) 960-5270
13.	Abercrombie Kids	20127	14006 Riverside Drive Sherman Oaks, CA 91423	Westfield	(310) 445-2472
14.	Abercrombie Kids	20128	4400 Sharon Road Charlotte, NC 28211	Simon	(212) 421-8200
15.	Abercrombie Kids	20129	2500 West Moreland Road Willow Grove, PA 19090	PREIT	(215) 875-0712
16.	Abercrombie Kids	20130	6000 Glades Road Boca Raton, FL 33431	Simon	(212) 421-8200
17.	Abercrombie Kids	20133	496 Great Mall Drive Milpitas, CA 95035	Simon	(212) 421-8200
18.	Abercrombie Kids	20134	9393 S. West Washington Square Road Tigard, OR 97223	Macerich	(241) 373-5200
19.	Abercrombie Kids	20135	6600 Topanga Canyon Blvd Canoga Park, CA 91303	Westfield	(310) 445-2472
20.	Abercrombie Kids	20137	7400 San Pedro Avenue San Antonio, TX 78216	General Growth	(312) 960-5270
21.	Abercrombie Kids	20138	1830 9th Street North Naples, FL 34102	General Growth	(312) 960-5270
22.	Abercrombie Kids	20140	1815 Hawthorne Blvd. Redondo Beach, CA 90278	Forest City	(216) 416-3421
23.	Abercrombie Kids	20141	7925 FM 1960 West Houston, TX 77070	General Growth	(312) 960-5270
24.	Abercrombie Kids	20142	2229 Glendale Galleria Glendale, CA 91210	General Growth	(312) 960-5270
25.	Abercrombie Kids	20143	222 West Hillcrest Drive Thousand Oaks, CA 91360	Macerich	(241) 373-5200
26.	Abercrombie Kids	20144	500 Baybrook Mall Friendswood, TX 77546	General Growth	(312) 960-5270
27.	Abercrombie Kids	20145	1961 Chain Bridge Road McLean, VA 22102	Macerich	(241) 373-5200
28.	Abercrombie Kids	20146	691 East Shaw Avenue Fresno, CA 93710	Macerich	(241) 373-5200
29.	Abercrombie Kids	20147	3401 Dale Road Modesto, CA 95356	Macerich	(241) 373-5200
30	Abercrombie Kids	20148	2200 S. 10th Street McAllen, TX 78503	Simon	(212) 421-8200
31.	Abercrombie Kids	20149	845 Market Street San Francisco, CA 94103	Westfield	(310) 445-2472
32.	Abercrombie Kids	20150	4200 Conroy Road Orlando, FL 32839	Forbes	(248) 827-4600

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
33.	Abercrombie Kids	20151	7 Backus Avenue Danbury, CT 6810	Macerich	(241) 373-5200
34.	Abercrombie Kids	20153	651 Kapkowski Road Elizabeth, NJ 7201	Glimcher	(614) 887-5877
35.	Abercrombie Kids	20154	278 Lehigh Valley Mall Whitehall, PA 18052	Simon	(212) 421-8200
36.	Abercrombie Kids	20156	2300 East Lincoln Highway Langhorne, PA 19047	Simon	(212) 421-8200
37.	Abercrombie Kids	20157	153 Los Cerritos Center Cerritos, CA 90703	Macerich	(241) 373-5200
38.	Abercrombie Kids	20158	One Mills Circle Ontario, CA 91764	Simon	(212) 421-8200
39.	Abercrombie Kids	20161	8888 SW 136th Street Miami, FL 33176	Simon	(212) 421-8200
40.	Abercrombie Kids	20162	16535 Southwest Freeway Sugar Land, TX 77479	General Growth	(312) 960-5270
41.	Abercrombie Kids	20163	601 Donald Lynch Blvd Marlborough, MA 1752	Simon	(212) 421-8200
42.	Abercrombie Kids	20164	15900 LaCantera Parkway San Antonio, TX 78256	General Growth	(312) 960-5270
43.	Abercrombie Kids	20165	10300 Little Patuxent Parkway Columbia, MD 21044	General Growth	(312) 960-5270
44.	Abercrombie Kids	20167	75 Middlesex Turnpike Burlington, MA 1803	Simon	(212) 421-8200
45.	Abercrombie Kids	20168	400 South Baldwin Avenue Arcadia, CA 91007	Westfield	(310) 445-2472
46.	Abercrombie Kids	20170	2800 North Main Street Santa Ana, CA 92705	Westfield	(310) 445-2472
47.	Abercrombie Kids	20171	425 Brandon Town Center Mall Brandon, FL 33511	Westfield	(310) 445-2472
48.	Abercrombie Kids	20173	1689 Arden Way Sacramento, CA 95815	Macerich	(241) 373-5200
49.	Abercrombie Kids	20174	2496 East Sunrise Blvd Ft Lauderdale, FL 33304	Jones Lang Lasalle
50.	Abercrombie Kids	20175	6689 Las Vegas Boulevard South Las Vegas, NV 89119	Forest City	(216) 416-3421
51.	Abercrombie Kids	20178	1245 Worcester Street Natick, MA 1760	General Growth	(312) 960-5270
52.	Abercrombie Kids	20179	400 Commons Way Bridgewater, NJ 8807	General Growth	(312) 960-5270
53.	Abercrombie Kids	20180	825 Dulaney Valley Road Towson, MD 21204	General Growth	(312) 960-5270
54.	Abercrombie Kids	20181	10250 Santa Monica Blvd Los Angeles, CA 90067	Westfield	(310) 445-2472
55.	Abercrombie Kids	20182	160 N. Gulph Road King of Prussia, PA 19406	Simon	(212) 421-8200
56.	Abercrombie Kids	20183	4790 River City Drive Jacksonville, FL 32246	Simon	(212) 421-8200
57.	Abercrombie Kids	20185	20131 Highway 59 North Humble, TX 77338	General Growth	(312) 960-5270
58.	Abercrombie Kids	20187	122 Hawthorn Center Vernon Hills, IL 60061	Westfield	(310) 445-2472
59.	Abercrombie Kids	20191	8401 Gateway Blvd West El Paso, TX 79925	Simon	(212) 421-8200
60.	Abercrombie Kids	20192	999 S. Washington Street North Attleborough, MA 2760	Simon	(212) 421-8200
61.	Abercrombie Kids	20194	99 Rockingham Park Blvd Salem, NH 3079	Simon	(212) 421-8200
62.	Abercrombie Kids	20198	210 Andover Street Peabody, MA 1960	Simon	(212) 421-8200
63.	Abercrombie Kids	20201	3320 Silas Creek Parkway Winston-Salem, NC 27103	CBL	(423) 490-8317

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
64.	Abercrombie Kids	20202	7101 Democracy Blvd., Space 1042 Bethesda, MD 20817	Westfield	(310) 445-2472
65.	Abercrombie Kids	20203	7014 E. Camelback Rd. Space 2224 Scottsdale, AZ 85251	Macerich	(241) 373-5200
66.	Abercrombie Kids	20204	7875 Montgomery Rd. Space # 79 Cincinnati, OH 45236	General Growth	(312) 960-5270
67.	Abercrombie Kids	20205	5000 Shelbyville Rd. Louisville, KY 40207	General Growth	(312) 960-5270
68.	Abercrombie Kids	20206	L302 Woodfield Shopping Center Schaumburg, IL 60173	Simon	(212) 421-8200
69.	Abercrombie Kids	20207	500 Westfarms Mall Farmington, CT 6032	Taubman	(248) 258-7284
70.	Abercrombie Kids	20209	209 West Market Street Bloomington, MN 55425	Triple 5
71.	Abercrombie Kids	20210	5043 Tuttle Crossing Blvd. Space #129 Columbus, OH 43016	Simon	(212) 421-8200
72.	Abercrombie Kids	20211	3968 Easton Station Space B-112 Columbus, OH 43219	Steiner + Associates, Inc.	(614) 416-8302
73.	Abercrombie Kids	20213	8702 Keystone Crossing, Space #149 Indianapolis, IN 46240	Simon	(212) 421-8200
74.	Abercrombie Kids	20215	14600 Lakeside Circle, Space #F-108 Sterling Heights, MI 48313	General Growth	(312) 960-5270
75.	Abercrombie Kids	20218	4700 Wilson Ave Grand Rapids, MI 49418	General Growth	(312) 960-5270
76.	Abercrombie Kids	20226	3333 Buford Drive, Suite 2024 Buford, GA 30519	Simon	(212) 421-8200
77.	Abercrombie Kids	20227	2760 N. Germantown Parkway Memphis, TN 38133	Simon	(212) 421-8200
78.	Abercrombie Kids	20228	3000 184th Street SW Lynnwood, WA 98037	General Growth	(312) 960-5270
79.	Abercrombie Kids	20232	8401 S. Park Meadows Center Dr. Denver, CO 80124	General Growth	(312) 960-5270
80.	Abercrombie Kids	20233	8001 S. Orange Blossom Trail, Rm #1232 Orlando, FL 32809	Simon	(212) 421-8200
81.	Abercrombie Kids	20234	301 Mount Hope Ave Space #2071 Rockaway, NJ 7866	Simon	(212) 421-8200
82.	Abercrombie Kids	20237	5870 E. Broadway Blvd. Space #144 Tucson, AZ 85711	General Growth	(312) 960-5270
83.	Abercrombie Kids	20238	400 Four Seasons Town Centre Greensboro, NC 27407	General Growth	(312) 960-5270
84.	Abercrombie Kids	20242	2601 Preston Rd, Space # 2232 Frisco, TX 75034	General Growth	(312) 960-5270
85.	Abercrombie Kids	20251	2000 Coastal Grand Circle Myrtle Beach, SC 29577	CBL	(423) 490-8317
86.	Abercrombie Kids	20253	1 Garden State Plaza Paramus, NJ 7652	Westfield	(310) 445-2472
87.	Abercrombie Kids	20259	835 N. Michigan Avenue Chicago, IL 60611	General Growth	(312) 960-5270
88.	Abercrombie Kids	20262	111 S. Rio Grande Street Salt Lake City, UT 84101	Inland Mid-Atlantic Management Corp. #121	(801) 456-0001
89.	Abercrombie Kids	20266	2901 S. Capital of Texas Highway Austin, TX 78746	Simon	(212) 421-8200
90.	Abercrombie Kids	20269	One Crossgates Mall Rd. Albany, NY 12203	Pyramid	(315) 422-7000
91.	Abercrombie Kids	20272	One Stoneridge Mall, Space A-123 Pleasanton, CA 94588	Simon	(212) 421-8200
92.	Abercrombie Kids	20273	27500 Novi Road, Space D-159 Novi, MI 48377	Taubman	(248) 258-7284

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
93.	Abercrombie Kids	20274	2223 N. West Shore Blvd, Ste 220 Tampa, FL 33607	Taubman	(248) 258-7284
94.	Abercrombie Kids	20279	125 Westchester Avenue, Space #2250 White Plains, NY 10601	Simon	(212) 421-8200
95.	Abercrombie Kids	20285	2855 Stevens Creek Blvd, Space B441 Santa Clara, CA 95050	Westfield	(310) 445-2472
96.	Abercrombie Kids	20287	83 Main Street Westlake, OH 44145	Robert Stark Enterprises, Inc.	(216) 292-0234
97.	Abercrombie Kids	20298	2500 North Mayfair Road Wauwatosa, WI 53226	General Growth	(312) 960-5270
98.	Abercrombie Kids	20300	7007 Friars Rd. San Diego, CA 92108	Simon	(212) 421-8200
99.	Abercrombie Kids	20301	One Walden Galleria, Space #D-216 Buffalo, NY 14225	Pyramid	(315) 422-7000
100.	Abercrombie Kids	20306	1000 Ross Park Mall Drive, Space #K06 Pittsburgh, PA 15237	Simon	(212) 421-8200
101.	Abercrombie Kids	20308	55 Parsonage Road Edison, NJ 8837	Simon	(212) 421-8200
102.	Abercrombie Kids	20313	11461 West 95th Street, Space 176 Overland Park, KS 66214	CBL	(423) 490-8317
103.	Abercrombie Kids	20315	30 Exchange Terrace, Space A205 Providence, RI 2903	General Growth	(312) 960-5270
104.	Abercrombie Kids	20316	2230 Robinson Center Drive Pittsburgh, PA 15205	Forest City	(216) 416-3421
105.	Abercrombie Kids	20321	2800 W. Big Beaver Rd, Space #U-207 Troy, MI 48084	Forbes	(248) 827-4600
106.	Abercrombie Kids	20332	208 Orland Square, Space #B03 Orland Park, IL 60462	Simon	(212) 421-8200
107.	Abercrombie Kids	20333	2470 Palisades Center Drive West Nyack, NY 10994	Pyramid	(315) 422-7000
108.	Abercrombie Kids	20334	250 Granite Street Braintree, MA 2184	Simon	(212) 421-8200
109.	Abercrombie Kids	20335	1800 Galleria Blvd, Space #2232 Franklin, TN 37067	CBL	(423) 490-8317
110.	Abercrombie Kids	20344	11731U Fair Oaks Mall Fairfax, VA 22033	Taubman	(248) 258-7284
111.	Abercrombie Kids	20347	1400 Willowbrook Mall Wayne, NJ 7470	General Growth	(312) 960-5270
112.	Abercrombie Kids	20352	1201 Lake Woodlands Drive, Suite 1048 The Woodlands, TX 77380	General Growth	(312) 960-5270
113.	Abercrombie Kids	20354	5015 Westheimer, Suite #3310 Houston, TX 77056	Simon	(212) 421-8200
114.	Abercrombie Kids	20358	1065 Brea Mall Brea, CA 92821	Simon	(212) 421-8200
115.	Abercrombie Kids	20363	343 Park City Center Lancaster, PA 17601	General Growth	(312) 960-5270
116.	Abercrombie Kids	20367	7600 Kingston Pike, Space 1062 Knoxville, TN 37919	Simon	(212) 421-8200
117.	Abercrombie Kids	20369	400 Barrett Parkway, Suite 260 Marietta, GA 30144	Simon	(212) 421-8200
118.	Abercrombie Kids	20373	3333 Bristol Avenue, Spc 2048 Costa Mesa, CA 92626	Segerstrom	(714) 546-0110
119.	Abercrombie Kids	20374	1108 Southpark Center Strongsville, OH 44136	Starwood	(614) 216-6453
120.	Abercrombie Kids	20395	100 Greyrock Place Stamford, CT 6901	Taubman	(248) 258-7284
121.	Abercrombie Kids	20396	19575 Biscayne Blvd Aventura, FL 33180	Turnberry
122.	Abercrombie Kids	20406	6301 3rd Street Los Angeles, CA 90036	Caruso Affiliated Holdings	(323) 900-8119

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
123.	Abercrombie Kids	20407	1450 Ala Moana Blvd, Honolulu, HI 96814	General Growth	(312) 960-5270
124.	Abercrombie Kids	20408	4015 I-35 South San Marcos, TX 78666	Tanger	(336) 856-6013
125.	Abercrombie Kids	21110	164 Oakbrook Center Oak Brook, IL 60523	General Growth	(312) 960-5270
126.	Abercrombie Kids	21278	6170 W. Grand Avenue Gurnee, IL 60031	Simon	(212) 421-8200
127.	Abercrombie Kids	21284	5000 Katy Mills Circle Katy, TX 77494	Simon	(212) 421-8200
128.	Abercrombie Kids	21286	2788 Paragon Outlets Drive Livermore, CA 94551	Simon	(212) 421-8200
129.	Abercrombie Kids	21315	Grapevine, TX	Simon	(212) 421-8200
130.	Abercrombie Kids	21316	Aurora, IL	Westfield	(310) 445-2472
131.	Abercrombie Kids	21340	New York, NY	Various
132.	Abercrombie Kids	21382	17017 North Outer 40 Road Chesterfield, MO 63005	Taubman	(248) 258-7284
133.	Abercrombie Kids	21385	3200 Las Vegas Blvd South, Suite 2190 Las Vegas, NV 89109	General Growth	(312) 960-5270
134.	Abercrombie Kids	21556	10801 Corkscrew Road, Unit 514 Estero, FL 33928	Miromar	(239) 390-5135
135.	Abercrombie Kids	21111	525 Ave F.D. Roosevelt, San Juan, Puerto Rico 00918	Plaza Las Americas, Inc.	(787)474-7474, ext. 2063 (787)474-7416
136.	Abercrombie Kids	21158	1504 North Park Center Dallas, TX 75225	Nasher	(214) 369-5267
137.	Abercrombie Kids	21173	3000 East 1st Avenue, Space 2224 Denver, CO 80206	Taubman	(248) 258-7284
138.	Abercrombie Kids	21425	3111 West Chandler Blvd, Space 2036 Chandler, AZ 85226	Macerich	(241) 373-5200
139.	Abercrombie Kids	21465	1700 W. International Speedway Blvd Daytona Beach, FL 32114	CBL	(423) 490-8317
140.	Abercrombie Kids	21670	156 Bellevue Square Bellevue, WA 98004	Bellevue	(425) 460-5864
141.	Abercrombie Kids	21715	3301 Veterans Memorial Blvd Metairie, LA 70002	FEIL
142.	Abercrombie Kids	21960	100 Cambridgeside Place Cambridge, MA 2141	New England Development	(617) 621-8668
143.	Abercrombie & Fitch	10106	2700 Potomac Mills Circle Woodbridge, VA 22192	Simon	(212) 421-8200
144.	Abercrombie & Fitch	10401	7925 FM 1960 West Houston, TX 77070	General Growth	(312) 960-5270
145.	Abercrombie & Fitch	10402	2855 Stevens Creek Blvd, Space B585 Santa Clara, CA 95050	Westfield	(310) 445-2472
146.	Abercrombie & Fitch	10403	2200 South 10th Street McAllen, TX 78503	Simon	(212) 421-8200
147.	Abercrombie & Fitch	10404	27500 Novi Road, Space B-135 Novi, MI 48377	Taubman	(248) 258-7284
148.	Abercrombie & Fitch	10407	721 State Street Santa Barbara, CA 93101	Macerich	(241) 373-5200
149.	Abercrombie & Fitch	10409	2223 N. Westshore Blvd, Ste 284 Tampa, FL 33607	Taubman	(248) 258-7284
150.	Abercrombie & Fitch	10410	10300 West Forest Hill Blvd, Ste 186 Wellington, FL 33414	Taubman	(248) 258-7284
151.	Abercrombie & Fitch	10411	1520 Redwood Village Corte Madera, CA 94925	Macerich	(241) 373-5200

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
152.	Abercrombie & Fitch	10412	1300 West Sunset Road, Space 1800 Henderson, NV 89014	Forest City	(216) 416-3421
153.	Abercrombie & Fitch	10414	300 Lackawanna Scranton, PA 18503	Shopco	(610) 370-3994
154.	Abercrombie & Fitch	10419	4200 Conroy Road Orlando, FL 32839	Forbes	(248) 827-4600
155.	Abercrombie & Fitch	10420	6702 Fayetteville Road, Space 2460 Durham, NC 27713	General Growth	(312) 960-5270
156.	Abercrombie & Fitch	10421	211 Crock Park Blvd. Westlake, OH 44145	Robert Stark Enterprises, Inc.	(216) 292-0234
157.	Abercrombie & Fitch	10422	400 Commons Way Bridgewater, NJ 8807	General Growth	(312) 960-5270
158.	Abercrombie & Fitch	10423	400 South Baldwin Avenue, Space #A8 Arcadia, CA 91007	Westfield	(310) 445-2472
159.	Abercrombie & Fitch	10424	2701 Ming Avenue Bakersfield, CA 93304	General Growth	(312) 960-5270
160.	Abercrombie & Fitch	10425	3111 West Chandler Blvd, Space 2036 Chandler, AZ 85226	Macerich	(241) 373-5200
161.	Abercrombie & Fitch	10427	5800 Peach Street Erie, PA 16565	Cafaro	(330) 747-2661
162.	Abercrombie & Fitch	10429	650 Central Mall, Space #66 Fort Smith, AR 72903	Jones Lang Lasalle
163.	Abercrombie & Fitch	10430	595 East Shaw Avenue Fresno, CA 93710	Macerich	(241) 373-5200
164.	Abercrombie & Fitch	10431	500 Baybrook Mall, Space 1034 Friendswood, TX 77546	General Growth	(312) 960-5270
165.	Abercrombie & Fitch	10432	222 W. Hillcrest Drive Thousand Oaks, CA 91360	Macerich	(241) 373-5200
166.	Abercrombie & Fitch	10433	4545 La Jolla Village Drive San Diego, CA 92122	Westfield	(310) 445-2472
167.	Abercrombie & Fitch	10434	800 Steven B Tanger Blvd Commerce, GA 30529	Tanger	(336) 856-6013
168.	Abercrombie & Fitch	10435	36470 Seaside Drive Rehoboth Beach, DE 19971	Tanger	(336) 856-6013
169.	Abercrombie & Fitch	10436	651 Kapkowski Road Elizabeth, NJ 7201	Glimcher	(614) 887-5877
170.	Abercrombie & Fitch	10437	1414 Fording Island Road Bluffton, SC 29910	Tanger	(336) 856-6013
171.	Abercrombie & Fitch	10438	210 Gasser Road Lake Delton, WI 53913	Tanger	(336) 856-6013
172.	Abercrombie & Fitch	10441	20131 Highway 59 North Humble, TX 77338	General Growth	(312) 960-5270
173.	Abercrombie & Fitch	10447	1531 4th Avenue Seattle, WA 98101	Bentall Capital	(206) 315-3816
174.	Abercrombie & Fitch	10448	353 Park City Center Lancaster, PA 17601	General Growth	(312) 960-5270
175.	Abercrombie & Fitch	10450	303 Memorial City Mall Houston, TX 77024	Metronational	(713) 935-7105
176.	Abercrombie & Fitch	10454	3401 Dale Road, Suite Modesto, CA 95356	Macerich	(241) 373-5200
177.	Abercrombie & Fitch	10455	8888 SW 136th Street, Suite 535 Miami, FL 33176	Simon	(212) 421-8200
178.	Abercrombie & Fitch	10457	300 S. 24th Street West Billings, MT 59102	Starwood	(614) 216-6453
179.	Abercrombie & Fitch	10461	4332 Legendary Drive Destin, FL 32541	Turnberry
180.	Abercrombie & Fitch	10463	840 Stanford Shopping Center Palo Alto, CA 94304	Simon	(212) 421-8200
181.	Abercrombie & Fitch	10464	40820 Winchester Road, Space 1930 Temecula, CA 92591	Forest City	(216) 416-3421

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
182.	Abercrombie & Fitch	10465	1700 W. International Speedway Blvd Daytona Beach, FL 32114	CBL	(423) 490-8317
183.	Abercrombie & Fitch	10477	313 Smith Haven Mall, Routes 25 and 347 Lake Grove, NY 11755	Simon	(212) 421-8200
184.	Abercrombie & Fitch	10481	1321 N. Columbia Center Blvd Kennewick, WA 99336	Simon	(212) 421-8200
185.	Abercrombie & Fitch	10482	4511 North Midkiff Road Midland, TX 79705	Simon	(212) 421-8200
186.	Abercrombie & Fitch	10484	663 Stillwater Avenue Bangor, ME 4401	Simon	(212) 421-8200
187.	Abercrombie & Fitch	10486	7700 East Kellogg Drive, Suite 1354 Wichita, KS 67207	Simon	(212) 421-8200
188.	Abercrombie & Fitch	10487	428 Sunvalley Mall Concord, CA 94520	Taubman	(248) 258-7284
189.	Abercrombie & Fitch	10488	50 Fox Run Road, Suite 9 Newington, NH 3801	Simon	(212) 421-8200
190.	Abercrombie & Fitch	10491	143 Los Cerritos Center Cerritos, CA 90703	Macerich	(241) 373-5200
191.	Abercrombie & Fitch	10493	272 E. Via Rancho Parkway Escondido, CA 92025	Westfield	(310) 445-2472
192.	Abercrombie & Fitch	10494	850 Hartford Turnpike Waterford, CT 6385	Simon	(212) 421-8200
193.	Abercrombie & Fitch	10495	132 West County Center Des Peres, MO 63131	CBL	(423) 490-8317
194.	Abercrombie & Fitch	10496	980 Higuera Street San Luis Obispo, CA 93401	Chinatown/Court St. Partners	(805) 593-0181
195.	Abercrombie & Fitch	10497	Las Vegas, NV	General Growth	(312) 960-5270
196.	Abercrombie & Fitch	10498	320 W. Fifth Avenue, Space 318 Anchorage, AK 99501	Simon	(212) 421-8200
197.	Abercrombie & Fitch	10501	1 Destiny USA Drive Syracuse, NY 13204	Pyramid	(315) 422-7000
198.	Abercrombie & Fitch	10507	1815 Hawthorn Blvd. Space # 168 Redondo Beach, CA 90278	Forest City	(216) 416-3421
199.	Abercrombie & Fitch	10512	1100 South Hayes St. Space# Q9-Q12 Arlington, VA 22202	Simon	(212) 421-8200
200.	Abercrombie & Fitch	10515	4325 Glenwood Ave, Space 122/123 Raleigh, NC 27612	CVM Associates
201.	Abercrombie & Fitch	10516	3320 Silas Creek Parkway Suite 430 Winston-Salem, NC 27103	CBL	(423) 490-8317
202.	Abercrombie & Fitch	10520	825 Dulaney Valley Rd Space #482 Towson, MD 21204	General Growth	(312) 960-5270
203.	Abercrombie & Fitch	10521	2204 Fox Valley Center Aurora, IL 60504	Westfield	(310) 445-2472
204.	Abercrombie & Fitch	10524	1 Mall Road Salem, NH 3079	Simon	(212) 421-8200
205.	Abercrombie & Fitch	10525	164 Oakbrook Center Oak Brook, IL 60523	General Growth	(312) 960-5270
206.	Abercrombie & Fitch	10526	200 North Garden Bloomington, MN 55425	Triple 5
207.	Abercrombie & Fitch	10527	125 Westchester Ave. Space # 2040 White Plains, NY 10601	Simon	(212) 421-8200
208.	Abercrombie & Fitch	10528	14600 Lakeside Circle, Space #1292 Sterling Heights, MI 48313	General	(312) 960-5270
209.	Abercrombie & Fitch	10529	199 Water Street New York, NY 10038	Howard Hughes Corporation	(646) 822-6921
210.	Abercrombie & Fitch	10531	2022 Rosedale Center, Space # 785 Roseville, MN 55113	Jones Lang Lasalle
211.	Abercrombie & Fitch	10532	210 Andover St., Space #E-194 Peabody, MA 1960	Simon	(212) 421-8200

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
212.	Abercrombie & Fitch	10535	1750 Deptford Center Road Deptford, NJ 8096	Macerich	(241) 373-5200
213.	Abercrombie & Fitch	10541	536 Orland Sq., Spc E-10 Orland Park, IL 60462	Simon	(212) 421-8200
214.	Abercrombie & Fitch	10545	3563 Nicholasville Road Lexington, KY 40503	CBL	(423) 490-8317
215.	Abercrombie & Fitch	10546	11741 W. 95th St. Overland Park, KS 66214	CBL	(423) 490-8317
216.	Abercrombie & Fitch	10547	1201 Boston Post Rd. Milford, CT 6460	Westfield	(310) 445-2472
217.	Abercrombie & Fitch	10548	8702 Keystone Crossing Indianapolis, IN 46240	Simon	(212) 421-8200
218.	Abercrombie & Fitch	10549	1689 Arden Way Suite # 1156 Sacramento, CA 95815	Macerich	(241) 373-5200
219.	Abercrombie & Fitch	10551	2727 Fairfield Commons Space # W-155 Beavercreek, OH 45431	Glimcher	(614) 887-5699
220.	Abercrombie & Fitch	10554	1245 Worcester Street, Space 2066 Natick, MA 1760	General Growth	(312) 960-5270
221.	Abercrombie & Fitch	10558	7979 Victor-Pittsford Rd. Victor, NY 14564	Wilmorite
222.	Abercrombie & Fitch	10559	One Crossgates Mall Rd. Space # N202 Albany, NY 12203	Pyramid	(315) 422-7000
223.	Abercrombie & Fitch	10561	1208 Wisconsin Avenue Washington, DC 20007	Various
224.	Abercrombie & Fitch	10562	Short Hills, NJ	Taubman	(248) 258-7284
225.	Abercrombie & Fitch	10564	7014 E. Camelback Rd. Scottsdale, AZ 85251	Macerich	(241) 373-5200
226.	Abercrombie & Fitch	10566	3333 Buford Drive, Space 1022 Buford, GA 30519	Simon	(212) 421-8200
227.	Abercrombie & Fitch	10568	11723U Fair Oaks Mall Fairfax, VA 22033	Taubman	(248) 258-7284
228.	Abercrombie & Fitch	10571	50 Holyoke St. Space # H211 Holyoke, MA 1040	Pyramid	(315) 422-7000
229.	Abercrombie & Fitch	10573	N301 Woodfield Shopping Center Schaumburg, IL 60173	Simon	(212) 421-8200
230.	Abercrombie & Fitch	10579	196 Walden Galleria Space # L-214 Buffalo, NY 14225		(315) 422-7000
231.	Abercrombie & Fitch	10580	301 South Hills Space # LL-205 Pittsburgh, PA 15241	Simon	(212) 421-8200
232.	Abercrombie & Fitch	10581	171 Miracle Mile Drive Henrietta, NY 14623	Wilmorite
233.	Abercrombie & Fitch	10583	400 Barrett Parkway, Suite # 133 Marietta, GA 30144	Simon	(212) 421-8200
234.	Abercrombie & Fitch	10584	400 Four Seasons Town Centre Greensboro, NC 27407	General Growth	(312) 960-5270
235.	Abercrombie & Fitch	10585	2290 Robinson Center Drive Pittsburgh, PA 15205	Forest City	(216) 416-3421
236.	Abercrombie & Fitch	10587	153 Old Orchard Center Suite #J-4 Skokie, IL 60077	Westfield	(310) 445-2472
237.	Abercrombie & Fitch	10588	7600 Kingston Pike Space 1410 Knoxville, TN 37919	Simon	(212) 421-8200
238.	Abercrombie & Fitch	10590	160 N. Gulph Road, Space #6235 King of Prussia, PA 19406	Simon	(212) 421-8200
239.	Abercrombie & Fitch	10592	7021 South Memorial Sp225 Tulsa, OK 74133	Simon	(212) 421-8200
240.	Abercrombie & Fitch	10594	4800 S. Hulen Street, Space 1062 Fort Worth, TX 76132	General Growth	(312) 960-5270
241.	Abercrombie & Fitch	10600	1901 Northwest Expressway Oklahoma City, OK 73118	Simon	(212) 421-8200
242.	Abercrombie & Fitch	10601	234 Briarwood Circle Ann Arbor, MI 48108	Simon	(212) 421-8200
243.	Abercrombie & Fitch	10604	715 Christiana Mall, Space #117 Newark, DE 19702	General Growth	(312) 960-5270

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
244.	Abercrombie & Fitch	10605	4550 E. Cactus Rd. Space #G-024 Phoenix, AZ 85032	Macerich	(241) 373-5200
245.	Abercrombie & Fitch	10606	2901 S. Capitol of Texas Highway Austin, TX 78746	Simon	(212) 421-8200
246.	Abercrombie & Fitch	10607	Houston, TX	Simon	(212) 421-8200
247.	Abercrombie & Fitch	10610	1 Garden State Plaza Paramus, NJ 07652-2407	Westfield	(310) 445-2472
248.	Abercrombie & Fitch	10612	3500 Las Vegas Blvd. South Space #M-9 Las Vegas, NV 89109	Simon	(212) 421-8200
249.	Abercrombie & Fitch	10617	601 Donald Lynch Blvd. Marlborough, MA 1752	Simon	(212) 421-8200
250.	Abercrombie & Fitch	10618	2800 W. Big Beaver Rd. Space #E-201 Troy, MI 48084	Forbes	(248) 827-4600
251.	Abercrombie & Fitch	10620	661 Southcenter Mall Seattle, WA 98188	Westfield	(310) 445-2472
252.	Abercrombie & Fitch	10621	100 Menlo Park #380 Edison, NJ 8837	Simon	(212) 421-8200
253.	Abercrombie & Fitch	10622	2300 East Lincoln Highway Langhorne, PA 19047	Simon	(212) 421-8200
254.	Abercrombie & Fitch	10627	8505 S. Park Meadows Center Dr. Denver, CO 80124	General	(312) 960-5270
255.	Abercrombie & Fitch	10628	2760 N. German Towne Parkway Suite #231 Memphis, TN 38133	Simon	(212) 421-8200
256.	Abercrombie & Fitch	10629	16535 Southwest Freeway Sugar Land, TX 77479	General Growth	(312) 960-5270
257.	Abercrombie & Fitch	10630	800 North Green River Rd., Ste 412 Evansville, IN 47715	Macerich	(241) 373-5200
258.	Abercrombie & Fitch	10631	6401 Blue Bonnet Blvd. Baton Rouge, LA 70836	General Growth	(312) 960-5270
259.	Abercrombie & Fitch	10636	2000-130 Riverchase Galleria Hoover, AL 35244	General Growth	(312) 960-5270
260.	Abercrombie & Fitch	10637	250 Granite Street Braintree, MA 2184	Simon	(212) 421-8200
261.	Abercrombie & Fitch	10639	One Stoneridge Mall Space #B-110 Pleasanton, CA 94588	Simon	(212) 421-8200
262.	Abercrombie & Fitch	10640	232 Southpark Center Strongsville, OH 44136	Starwood	(614) 216-6453
263.	Abercrombie & Fitch	10642	1500 Apalachee Parkway Space #2018 Tallahassee, FL 32301	General Growth	(312) 960-5270
264.	Abercrombie & Fitch	10645	630 Old Country Road, Space 2061 Garden City, NY 11530	Simon	(212) 421-8200
265.	Abercrombie & Fitch	10646	7007 Friars Rd San Diego, CA 92108	Simon	(212) 421-8200
266.	Abercrombie & Fitch	10647	5043 Tuttle Crossing Blvd. Space #228 Columbus, OH 43016	Simon	(212) 421-8200
267.	Abercrombie & Fitch	10648	2500 North Mayfair Road Wauwatosa, WI 53226	General Growth	(312) 960-5270
268.	Abercrombie & Fitch	10650	19501 Biscayne Blvd. Space #735 Aventura, FL 33180	Turnberry
269.	Abercrombie & Fitch	10653	310 Daniel Webster Hwy. Suite #116 Nashua, NH 3060	Simon	(212) 421-8200
270.	Abercrombie & Fitch	10656	3000 184th St. SW Lynnwood, WA 98037	General Growth	(312) 960-5270
271.	Abercrombie & Fitch	10657	2100 Pleasant Hill Rd., Ste 120 Duluth, GA 30096	Moonbeam Capital	(303) 927-8055
272.	Abercrombie & Fitch	10659	132 Lehigh Valley Mall Whitehall, PA 18052	Simon	(212) 421-8200
273.	Abercrombie & Fitch	10661	2210 Northbrook Ct. Northbrook, IL 60062	General Growth	(312) 960-5270
274.	Abercrombie & Fitch	10663	1400 Willowbrook Mall Wayne, NJ 7470	General Growth	(312) 960-5270

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
275.	Abercrombie & Fitch	10664	4400 Sharon Rd. Suite 142 Charlotte, NC 28211	Simon	(212) 421-8200
276.	Abercrombie & Fitch	10665	835 N. Michigan Avenue Chicago, IL 60611	General Growth	(312) 960-5270
277.	Abercrombie & Fitch	10667	1000 Ross Park Mall Dr. Space # F-12a Pittsburgh, PA 15237	Simon	(212) 421-8200
278.	Abercrombie & Fitch	10669	7 Backus Ave. Space # F-107 Danbury, CT 6810	Macerich	(241) 373-5200
279.	Abercrombie & Fitch	10670	156 Bellevue Square Bellevue, WA 98004	Bellevue	(425) 460-5864
280.	Abercrombie & Fitch	10671	5001 Monroe Street Toledo, OH 43623	Starwood	(614) 216-6453
281.	Abercrombie & Fitch	10672	26300 Cedar Rd. Space # 2010 Beachwood, OH 44122	General Growth	(312) 960-5270
282.	Abercrombie & Fitch	10673	2550 Palisades Center Drive West Nyack, NY 10994	Pyramid	(315) 422-7000
283.	Abercrombie & Fitch	10676	2100 Hamilton Place Blvd. Chattanooga, TN 37421	CBL	(423) 490-8317
284.	Abercrombie & Fitch	10678	10300 Little Patuxent Parkway Columbia, MD 21044	General Growth	(312) 960-5270
285.	Abercrombie & Fitch	10680	160 Walt Whitman Rd. Space # 1101 Huntington Station, NY 11746	Simon	(212) 421-8200
286.	Abercrombie & Fitch	10681	3968 Easton Station, Space B112 Columbus, OH 43219	Steiner + Associates, Inc.	(614) 416-8302
287.	Abercrombie & Fitch	10683	4400 Ashford Dunwoody Rd. Space # 227 Atlanta, GA 30346	General Growth	(312) 960-5270
288.	Abercrombie & Fitch	10684	1 FANEUIL SQUARE Boston, MA 2109	Lincoln Property Company	(617) 951-4100
289.	Abercrombie & Fitch	10685	6000 W. Markham Space # 2094 Little Rock, AR 72205	CBL	(423) 490-8317
290.	Abercrombie & Fitch	10686	9041 Citrus Park Town Center Mall Tampa, FL 33625	Westfield	(310) 445-2472
291.	Abercrombie & Fitch	10689	625 SW Broadway Ave. Portland, OR 97205	Goodman	(503) 499-0725
292.	Abercrombie & Fitch	10690	2151 Glendale Galleria Space # CU-6 Glendale, CA 91210	General Growth	(312) 960-5270
293.	Abercrombie & Fitch	10691	7875 Montgomery Rd. Space # U-113 Cincinnati, OH 45236	General Growth	(312) 960-5270
294.	Abercrombie & Fitch	10692	364 Maine Mall Rd. Space # N-161 Portland, ME 04106-3206	General Growth	(312) 960-5270
295.	Abercrombie & Fitch	10694	500 Westfarms Mall Space # D228 Farmington, CT 6032	Taubman	(248) 258-7284
296.	Abercrombie & Fitch	10695	7427 Dadeland Mall Space # 1580 Miami, FL 33156	Simon	(212) 421-8200
297.	Abercrombie & Fitch	10697	1345 3rd St. Promenade Santa Monica, CA 90401	Federal Realty Investment Trust	(301) 998-8283
298.	Abercrombie & Fitch	10698	1436 Annapolis Mall Annapolis, MD 21401	Westfield	(310) 445-2472
299.	Abercrombie & Fitch	10700	1451 Coral Ridge Ave. Space # 222 Iowa City, IA 52241	General Growth	(312) 960-5270
300.	Abercrombie & Fitch	10701	350 North Milwaukee St. Space # 1117 Boise, ID 83704	General Growth	(312) 960-5270
301.	Abercrombie & Fitch	10702	5065 Main St. Space # 214 Trumbull, CT 6611	Westfield	(310) 445-2472
302.	Abercrombie & Fitch	10708	55 Main St. Freeport, ME 4032	City Of Freeport	(207) 865-4743
303.	Abercrombie & Fitch	10713	769 Iyannough Road Hyannis, MA 2601	Simon	(212) 421-8200
304.	Abercrombie & Fitch	10715	3301 Veterans Memorial Blvd Metairie, LA 70002	FEIL

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
305.	Abercrombie & Fitch	10716	30 Exchange Terrace, Space #A-209 Providence, RI 2903	General Growth	(312) 960-5270
306.	Abercrombie & Fitch	10717	700 Paramus Park Paramus, NJ 7652	General Growth	(312) 960-5270
307.	Abercrombie & Fitch	10718	300 Monticello Ave. Norfolk, VA 23510	Taubman	(248) 258-7284
308.	Abercrombie & Fitch	10726	Calder Retail Bldg State College, PA 16801	Friedman
309.	Abercrombie & Fitch	10728	6700 Douglas Blvd, Space # 2150 Douglasville, GA 30135	CBL	(423) 490-8317
310.	Abercrombie & Fitch	10729	4700 Wilson Ave Grand Rapids, MI 49418	General Growth	(312) 960-5270
311.	Abercrombie & Fitch	10730	865 Market Street, Space #C24 & 140 San Francisco, CA 94103	Westfield	(310) 445-2472
312.	Abercrombie & Fitch	10731	8001 S. Orange Blossom Trail, Suite 1210 Orlando, FL 32809	Simon	(212) 421-8200
313.	Abercrombie & Fitch	10738	916A The Shops at Mission Viejo Mission Viejo, CA 92691	Simon	(212) 421-8200
314.	Abercrombie & Fitch	10740	6600 Topanga Canyon Blvd. Space #83 Canoga Park, CA 91303		(310) 445-2472
315.	Abercrombie & Fitch	10742	4201 North Shiloh Dr, Space #1560 Fayetteville, AR 72703	Bayer Properties Inc.	(719) 591-2900x101
316.	Abercrombie & Fitch	10745	5870 E. Broadway Blvd, Space #150 Tucson, AZ 85711	General Growth	(312) 960-5270
317.	Abercrombie & Fitch	10746	301 Mount Hope Avenue Rockaway, NJ 7866	Simon	(212) 421-8200
318.	Abercrombie & Fitch	10748	1500 S. Willow Street, Space #W-125 Manchester, NH 3103	Simon	(212) 421-8200
319.	Abercrombie & Fitch	10752	21100 Dulles Town Circle Leesburg, VA 20166	Lerner
320.	Abercrombie & Fitch	10753	4301 W. Wisconsin Avenue Appleton, WI 54913	General Growth	(312) 960-5270
321.	Abercrombie & Fitch	10754	3811 S. Cooper St., Space #2058/2070 Arlington, TX 76015	General Growth	(312) 960-5270
322.	Abercrombie & Fitch	10755	2001 South Road, Space A212 Poughkeepsie, NY 12601	Pyramid	(315) 422-7000
323.	Abercrombie & Fitch	10757	1000 Two Mile Parkway, Space # 1530 Goodlettsville, TN 37072	Hendon Properties	(706) 543-7908
324.	Abercrombie & Fitch	10761	550 Deep Valley Drive, Space #189 Rolling Hills Estates, CA 90274	Stoltz
325.	Abercrombie & Fitch	10762	2118 Brea Mall Brea, CA 92821	Simon	(212) 421-8200
326.	Abercrombie & Fitch	10763	2601 Preston Rd, Space #1080 Frisco, TX 75034	General Growth	(312) 960-5270
327.	Abercrombie & Fitch	10764	1450 Ala Moana Blvd, Space #3030 Honolulu, HI 96814	General Growth	(312) 960-5270
328.	Abercrombie & Fitch	10769	One Bellis Fair Parkway, Space #342 Bellingham, WA 98226	General Growth	(312) 960-5270
329.	Abercrombie & Fitch	10775	Five Burlington Square , Space #2048 Burlington, VT 5401	Devonwood	(973) 279-9000
330.	Abercrombie & Fitch	10781	2028 Florence Mall Florence, KY 41042	General Growth	(312) 960-5270
331.	Abercrombie & Fitch	10787	115 S. Rio Grande Street Salt Lake City, UT 84101	Inland Mid-Atlantic Management Corp. #121	(801) 456-0001
332.	Abercrombie & Fitch	10789	999 S. Washington St. North Attleborough, MA 2760	Simon	(212) 421-8200

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
333.	Abercrombie & Fitch	10791	210 St. Clair Square, Space #210 Fairview Heights, IL 62208	CBL	(423) 490-8317
334.	Abercrombie & Fitch	10796	3333 Bristol Avenue, Spc 1242 Costa Mesa, CA 92626	Segerstrom	(714) 546-0110
335.	Abercrombie & Fitch	10798	6000 Glades Rd., Space #1211A Boca Raton, FL 33431	Simon	(212) 421-8200
336.	Abercrombie & Fitch	10900	2021 North Highland Avenue Jackson, TN 38305	CBL	(423) 490-8317
337.	Abercrombie & Fitch	10902	2000 Coastal Grand Circle Myrtle Beach, SC 29577	CBL	(423) 490-8317
338.	Abercrombie & Fitch	10903	100 Greyrock Place Stamford, CT 6901	Taubman	(248) 258-7284
339.	Abercrombie & Fitch	10904	9301 Tampa Avenue Northridge, CA 91324	Starwood	(614) 216-6453
340.	Abercrombie & Fitch	10905	2126 Abbott Martin Road Nashville, TN 37215	Taubman	(248) 258-7284
341.	Abercrombie & Fitch	10907	180 Rt. 35 South Eatontown, NJ 7724	Vornado	(201) 587-1000x2191
342.	Abercrombie & Fitch	10908	8401 Gateway West El Paso, TX 79925	Simon	(212) 421-8200
343.	Abercrombie & Fitch	10909	2525 El Camino Real, Suite 149 Carlsbad, CA 92008	Westfield	(310) 445-2472
344.	Abercrombie & Fitch	10913	2800 North Main Street, Spc 240 Santa Ana, CA 92705	Westfield	(310) 445-2472
345.	Abercrombie & Fitch	10916	12577 North Main Street Rancho Cucamonga, CA 91739	Forest City	(216) 416-3421
346.	Abercrombie & Fitch	10917	100 Universal City Plaza Universal City, CA 91608	Universal Studios	(818) 622-3212
347.	Abercrombie & Fitch	10919	6801 Northlake Mall Drive Charlotte, NC 28216	Taubman	(248) 258-7284
348.	Abercrombie & Fitch	10923	1762 9th Street North Naples, FL 34102	General Growth	(312) 960-5270
349.	Abercrombie & Fitch	10924	3710 Route 9 Freehold, NJ 7728	Macerich	(241) 373-5200
350.	Abercrombie & Fitch	10927	3101 PGA Blvd. Palm Beach Gardens, FL 33410	Forbes	(248) 827-4600
351.	Abercrombie & Fitch	10928	2570 East Sunrise Blvd. Ft Lauderdale, FL 33304	Jones Lang Lasalle
352.	Abercrombie & Fitch	10929	2024A Santa Rosa Plaza Santa Rosa, CA 95401	Simon	(212) 421-8200
353.	Abercrombie & Fitch	10931	1000 North Point Drive Alpharetta, GA 30022	General Growth	(312) 960-5270
354.	Abercrombie & Fitch	10932	4670 Merchants Park Circle Collierville, TN 38017	Poag & McEwen	(907) 761-7604x8714
355.	Abercrombie & Fitch	10933	101 Jordan Creek Parkway Des Moines, IA 50266	General Growth	(312) 960-5270
356.	Abercrombie & Fitch	10934	15900 LaCantera Parkway San Antonio, TX 78256	General Growth	(312) 960-5270
357.	Abercrombie & Fitch	10936	720 Fifth Avenue New York, NY 10019	Various
358.	Abercrombie & Fitch	10937	58 W. Colorado Boulevard Pasadena, CA 91105	Cim Group, LLC
359.	Abercrombie & Fitch	10938	3393 Peachtree Road NE Atlanta, GA 30326	Simon	(212) 421-8200
360.	Abercrombie & Fitch	10939	1961 Chain Bridge Road McLean, VA 22102	Macerich	(241) 373-5200
361.	Abercrombie & Fitch	10940	4663 Rivercity Drive Jacksonville, FL 32246	Simon	(212) 421-8200
362.	Abercrombie & Fitch	10943	7400 San Pedro Avenue San Antonio, TX 78216	General Growth	(312) 960-5270
363.	Abercrombie & Fitch	10945	2000 Route 38 Cherry Hill, NJ 8002	PREIT	(215) 875-0712

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
364.	Abercrombie & Fitch	10946	2500 West Moreland Road Willow Grove, PA 19090	PREIT	(215) 875-0712
365.	Abercrombie & Fitch	10947	153 Monroeville Mall Monroeville, PA 15146	CBL	(423) 490-8317
366.	Abercrombie & Fitch	10948	13350 Dallas Parkway Dallas, TX 75240	Simon	(212) 421-8200
367.	Abercrombie & Fitch	10949	7101 Democracy Blvd Bethesda, MD 20817	Westfield	(310) 445-2472
368.	Abercrombie & Fitch	10950	10000 California Street Omaha, NE 68114	General Growth	(312) 960-5270
369.	Abercrombie & Fitch	10951	6301 3rd Street Suite Q4 Los Angeles, CA 90036	Caruso Affiliated Holdings	(323) 900-8119
370.	Abercrombie & Fitch	10953	11200 Lakeline Drive, Space F5 N Austin, TX 78613	Simon	(212) 421-8200
371.	Abercrombie & Fitch	10954	3000 Grapevine Mills Pkwy Grapevine, TX 76051	Simon	(212) 421-8200
372.	Abercrombie & Fitch	10955	560 Great Mall Drive Milpitas, CA 95035	Simon	(212) 421-8200
373.	Abercrombie & Fitch	10956	One Mills Circle Ontario, CA 91764	Simon	(212) 421-8200
374.	Abercrombie & Fitch	10958	1504 North Park Center Dallas, TX 75225	Nasher	(214) 369-5267
375.	Abercrombie & Fitch	10959	451 Altamonte Ave. Altamonte Springs, FL 32701	General Growth	(312) 960-5270
376.	Abercrombie & Fitch	10960	100 Cambridgeside Place Cambridge, MA 2141	New England Development	(617) 621-8668
377.	Abercrombie & Fitch	10961	109 Hawthorn Center Vernon Hills, IL 60061	Westfield	(310) 445-2472
378.	Abercrombie & Fitch	10963	49 W. Maryland Street Indianapolis, IN 46204	Simon	(212) 421-8200
379.	Abercrombie & Fitch	10968	75 Middlesex Turnpike Burlington, MA 1803	Simon	(212) 421-8200
380.	Abercrombie & Fitch	10971	6623 Las Vegas Boulevard South Las Vegas, NV 89119	Forest City	(216) 416-3421
381.	Abercrombie & Fitch	10972	9393 S. West Washington Square Road Tigard, OR 97223	Macerich	(241) 373-5200
382.	Abercrombie & Fitch	10973	3000 East 1st Avenue, Space 2224 Denver, CO 80206	Taubman	(248) 258-7284
383.	Abercrombie & Fitch	10974	421 Brandon Town Center Brandon, FL 33511	Westfield	(310) 445-2472
384.	Abercrombie & Fitch	10979	1201 Lake Woodlands Drive, Suite 1152 The Woodlands, TX 77380	General Growth	(312) 960-5270
385.	Abercrombie & Fitch	11002	1151 Galleria Blvd Suite 2235 Roseville, CA 95678	Westfield	(310) 445-2472
386.	Abercrombie & Fitch	11003	3939 IH South 35 San Marcos, TX 78666	Simon	(212) 421-8200
387.	Abercrombie & Fitch	11005	6699 North Landmark Drive Park City, UT 84098	Tanger	(336) 856-6013
388.	Abercrombie & Fitch	11278	6170 W. Grand Avenue Gurnee, IL 60031	Simon	(212) 421-8200
389.	Abercrombie & Fitch	11279	1500 SE East Devils Lake Road Lincoln City, OR 97367	Tanger	(336) 856-6013
390.	Abercrombie & Fitch	11284	5000 Katy Mills Circle Katy, TX 77494	Simon	(212) 421-8200
391.	Abercrombie & Fitch	11286	2788 Paragon Outlets Drive Livermore, CA 94551	Simon	(212) 421-8200
392.	Abercrombie & Fitch	11382	17017 North Outer 40 Road Chesterfield, MO 63005	Taubman	(248) 258-7284
393.	Abercrombie & Fitch	11391	10600 Quil Ceda Blvd - Unit 120 Tulalip, WA 98271	Premium Outlets

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
394.	Abercrombie & Fitch	11556	10801 Corkscrew Road, Unit 514 Estero, FL 33928	Miromar	(239) 390-5135
395.	Abercrombie & Fitch	11616	1950 Northern Blvd Manhasset, NY 11030	Mall Prop	(614) 289-5828
396.	Abercrombie & Fitch	11010	525 Ave F.D. Roosevelt, San Juan, Puerto Rico 00918	Plaza Las Americas, Inc.	(787)474-7474, ext. 2063 (787)474-7416
397.	Hollister Co	30105	2700 Potomac Mills Circle Woodbridge, VA 22192	Simon	(212) 421-8200
398.	Hollister Co	30107	3000 Grapevine Mills Parkway Grapevine, TX 76051	Simon	(212) 421-8200
399.	Hollister Co	30110	235 Easton Town Center Space D316 Columbus, OH 43219	Steiner + Associates, Inc.	(614) 416-8302
400.	Hollister Co	30111	6600 Topanga Canyon Blvd Sp84B Canoga Park, CA 91303	Westfield	(310) 445-2472
401.	Hollister Co	30112	700 Paramus Park Paramus, NJ 7652	General Growth	(312) 960-5270
402.	Hollister Co	30113	11755 West 95th Street, Space#144-A Overland Park, KS 66214	CBL	(423) 490-8317
403.	Hollister Co	30114	3333 BUFORD DRIVE, SUITE 1035 Buford, GA 30519	Simon	(212) 421-8200
404.	Hollister Co	30115	1 GARDEN STATE PLAZA Paramus, NJ 7652	Westfield	(310) 445-2472
405.	Hollister Co	30116	7021 South Memorial Avenue, Space 213 Tulsa, OK 74133	Simon	(212) 421-8200
406.	Hollister Co	30117	4201 Coldwater Road, Space M-18 Fort Wayne, IN 46805	General Growth	(312) 960-5270
407.	Hollister Co	30118	3111 West Chandler Blvd, Space 2136 Chandler, AZ 85226	Macerich	(241) 373-5200
408.	Hollister Co	30119	6702 Fayetteville Road, Space 2290 Durham, NC 27713	General Growth	(312) 960-5270
409.	Hollister Co	30120	2223 N. Westshore Blvd, Suite #132 Tampa, FL 33607	Taubman	(248) 258-7284
410.	Hollister Co	30121	One Crossgates Mall Road, Space#B114 Albany, NY 12203	Pyramid	(315) 422-7000
411.	Hollister Co	30124	1065 Brea Mall, Space 2014C Brea, CA 92821	Simon	(212) 421-8200
412.	Hollister Co	30125	50 Holyoke Street, Space #B227 Holyoke, MA 1040	Pyramid	(315) 422-7000
413.	Hollister Co	30126	2360 Palisades Center Drive, Space E205 West Nyack, NY 10994	Pyramid	(315) 422-7000
414.	Hollister Co	30127	G111 Woodfield Shopping Center Schaumburg, IL 60173	Simon	(212) 421-8200
415.	Hollister Co	30128	2500 North Mayfair Road, #875 Wauwatosa, WI 53226	General Growth	(312) 960-5270
416.	Hollister Co	30129	27500 Novi Road - Space D-264 Novi, MI 48377	Taubman	(248) 258-7284
417.	Hollister Co	30130	2170 Robinson Center Drive Pittsburgh, PA 15205	Forest City	(216) 416-3421
418.	Hollister Co	30131	3320 Silas Creek Parkway, #5504 Winston-Salem, NC 27103	CBL	(423) 490-8317
419.	Hollister Co	30132	4545 La Jolla Village Drive San Diego, CA 92122	Westfield	(310) 445-2472
420.	Hollister Co	30134	2266 Southlake Mall Merrillville, IN 46410	Starwood	(614) 216-6453
421.	Hollister Co	30136	4500 N. Oracle Road Tucson, AZ 85705	General Growth	(312) 960-5270

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
422.	Hollister Co	30137	353 Park City Center Lancaster, PA 17601	General Growth	(312) 960-5270
423.	Hollister Co	30138	4621 Fashion Square Mall Saginaw, MI 48604	CBL	(423) 490-8317
424.	Hollister Co	30139	2801 Memorial Parkway South, Suite 280 Huntsville, AL 35801	CBL	(423) 490-8317
425.	Hollister Co	30140	6600 Menaul Blvd, NE, Suite E8 Albuquerque, NM 87110	General Growth	(312) 960-5270
426.	Hollister Co	30142	10000 California Street, Suite 3628 Omaha, NE 68114	General Growth	(312) 960-5270
427.	Hollister Co	30143	5043 Tuttle Crossing Blvd, Space 126 Columbus, OH 43016	Simon	(212) 421-8200
428.	Hollister Co	30144	8405 S. Park Meadows Center Drive Denver, CO 80124	General Growth	(312) 960-5270
429.	Hollister Co	30145	6501 Grape Road, Space 307B Mishawaka, IN 46545	Simon	(212) 421-8200
430.	Hollister Co	30146	321 Miracle Mile Drive Henrietta, NY 14623	Wilmorite
431.	Hollister Co	30147	4800 S. Hulen Street, Space 1098 Fort Worth, TX 76132	General Growth	(312) 960-5270
432.	Hollister Co	30148	7600 Kingston Pike, Space 1002B Knoxville, TN 37919	Simon	(212) 421-8200
433.	Hollister Co	30149	2501 Wabash Avenue, Space E09A Springfield, IL 62704	Simon	(212) 421-8200
434.	Hollister Co	30151	800 North Green River Rd Evansville, IN 47715	Macerich	(241) 373-5200
435.	Hollister Co	30152	2415 Sagamore Parkway South Lafayette, IN 47905	Simon	(212) 421-8200
436.	Hollister Co	30153	216 Southpark Center Strongsville, OH 44136	Starwood	(614) 216-6453
437.	Hollister Co	30154	1982 West Grand River Lansing, MI 48864	CBL	(423) 490-8317
438.	Hollister Co	30155	1356 Stoneridge Mall, Space D113 Pleasanton, CA 94588	Simon	(212) 421-8200
439.	Hollister Co	30157	3811 S. Cooper St., Space 1126 Arlington, TX 76015	General Growth	(312) 960-5270
440.	Hollister Co	30159	2000 N. Neil Street, Space 435 Champaign, IL 61820	General Growth	(312) 960-5270
441.	Hollister Co	30161	700 Haywood Road, Suite 1103 Greenville, SC 29607	Simon	(212) 421-8200
442.	Hollister Co	30162	4320 Legendary Drive Destin, FL 32541	Turnberry
443.	Hollister Co	30163	1300 West Sunset Road, Space 1350 Henderson, NV 89014	Forest City	(216) 416-3421
444.	Hollister Co	30164	6401 Blue Bonnet Blvd, Space 1130 Baton Rouge, LA 70836	General Growth	(312) 960-5270
445.	Hollister Co	30166	1800 Galleria Blvd, Space # Franklin, TN 37067	CBL	(423) 490-8317
446.	Hollister Co	30167	2035 Independence Center Drive Independence, MO 64057	Simon	(212) 421-8200
447.	Hollister Co	30168	7401 Market Street, Space 235A Youngstown, OH 44512	Simon	(212) 421-8200
448.	Hollister Co	30170	1213 Niagara Falls Blvd Amherst, NY 14226	Forest City	(216) 416-3421
449.	Hollister Co	30172	5959 Triangle Town Blvd Raleigh, NC 27616	CBL	(423) 490-8317
450.	Hollister Co	30173	2100 Hamilton Place Blvd Chattanooga, TN 37421	CBL	(423) 490-8317
451.	Hollister Co	30174	160 N. Gulph Road, Space #2144 King of Prussia, PA 19406	Simon	(212) 421-8200
452.	Hollister Co	30175	2011 N. Roan Street, Space #D2 Johnson City, TN 37601	Glimcher	(614) 887-5875
453.	Hollister Co	30176	1000 Ross Park Mall Drive, Space H08 Pittsburgh, PA 15237	Simon	(212) 421-8200

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
454.	Hollister Co	30180	11800 West Broad Street #2404 Richmond, VA 23233	Forest City	(216) 416-3421
455.	Hollister Co	30181	151 Monroeville Mall Monroeville, PA 15146	CBL	(423) 490-8317
456.	Hollister Co	30182	1200 E. County Line Road, Space 824 Ridgeland, MS 39157	Simon	(212) 421-8200
457.	Hollister Co	30183	630 Old Country Road Garden City, NY 11530	Simon	(212) 421-8200
458.	Hollister Co	30184	1201 Lake Woodlands Drive, Suite 1208 The Woodlands, TX 77380	General Growth	(312) 960-5270
459.	Hollister Co	30185	5701 Sunset Drive, Suite 186 Miami, FL 33143	Simon	(212) 421-8200
460.	Hollister Co	30186	589 East Shaw Avenue Fresno, CA 93710	Macerich	(241) 373-5200
461.	Hollister Co	30188	1 Destiny USA Drive Syracuse, NY 13204	Pyramid	(315) 422-7000
462.	Hollister Co	30189	11924L Fair Oaks Mall Fairfax, VA 22033	Taubman	(248) 258-7284
463.	Hollister Co	30193	4301 West Wisconsin Avenue Appleton, WI 54913	General Growth	(312) 960-5270
464.	Hollister Co	30194	7700 East Kellogg Drive, Suite 1340 Wichita, KS 67207	Simon	(212) 421-8200
465.	Hollister Co	30195	1250 Galleria at Tyler Riverside, CA 92503	General Growth	(312) 960-5270
466.	Hollister Co	30197	811 Hawthorn Center Vernon Hills, IL 60061	Westfield	(310) 445-2472
467.	Hollister Co	30198	321 Sunvalley Mall Concord, CA 94520	Taubman (248) 258-7284	(248) 258-7284
468.	Hollister Co	30199	4200 Conroy Road, Suite 122 Orlando, FL 32839	Forbes	(248) 827-4600
469.	Hollister Co	30202	24201 W. Valencia Blvd, Suite 1234 Valencia, CA 91355	Westfield	(310) 445-2472
470.	Hollister Co	30203	2227 U.S. Highway 441 Wellington, FL 33414	Taubman	(248) 258-7284
471.	Hollister Co	30206	3710 Route 9 Freehold, NJ 7728	Macerich	(241) 373-5200
472.	Hollister Co	30209	303 Memorial City Mall Houston, TX 77024	Metronational	(713) 935-7105
473.	Hollister Co	30210	13350 Dallas Parkway, Suite 2205 Dallas, TX 75240	Simon	(212) 421-8200
474.	Hollister Co	30211	210 West Market Bloomington, MN 55425	Triple 5
475.	Hollister Co	30212	34 West County Center Des Peres, MO 63131	CBL	(423) 490-8317
476.	Hollister Co	30214	6419 Newberry Road Gainesville, FL 32605	General Growth	(312) 960-5270
477.	Hollister Co	30215	4802 Valley View Blvd NW Roanoke, VA 24012	CBL	(423) 490-8317
478.	Hollister Co	30217	3 Del Amo Fashion Center Torrance, CA 90503	Simon	(212) 421-8200
479.	Hollister Co	30218	99 Main Street Westlake, OH 44145	Robert Stark Enterprises, Inc.	(216) 292-0234
480.	Hollister Co	30222	100 Columbiana Circle, Space 1178 Columbia, SC 29212	General Growth	(312) 960-5270
481.	Hollister Co	30224	2000 Coastal Grand Circle Myrtle Beach, SC 29577	CBL	(423) 490-8317
482.	Hollister Co	30225	3401 Nicholsaville Road Lexington, KY 40503	CBL	(423) 490-8317
483.	Hollister Co	30226	5600 Harvey Street, Suite 1078 Muskegon, MI 49444	CBL	(423) 490-8317

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
484.	Hollister Co	30227	40820 Winchester Road, Space 2620 Temecula, CA 92591	Forest City	(216) 416-3421
485.	Hollister Co	30228	401 NE Northgate Way, Spc 724A Seattle, WA 98125	Simon	(212) 421-8200
486.	Hollister Co	30229	11025 Carolina Place Parkway Pineville, NC 28134	General Growth	(312) 960-5270
487.	Hollister Co	30231	5015 Westheimer Suite A3322 Houston, TX 77056	Simon	(212) 421-8200
488.	Hollister Co	30233	2700 Miamisburg-Centerville Rd Dayton, OH 45459	Glimcher	(614) 887-5699
489.	Hollister Co	30234	2300 East Lincoln Highway Langhorne, PA 19047	Simon	(212) 421-8200
490.	Hollister Co	30235	601-635 Harry L Drive Johnson City, NY 13790	Vornado	(201) 587-1000x2241
491.	Hollister Co	30237	3000 Charleston Town Center Charleston, WV 25389	Forest	(216) 416-3421
492.	Hollister Co	30238	2525 El Camino Real, Suite 157 Carlsbad, CA 92008	Westfield	(310) 445-2472
493.	Hollister Co	30239	1245 Worcester Street,, Space 2156 Natick, MA 1760	General Growth	(312) 960-5270
494.	Hollister Co	30240	2 Galleria Mall Drive Taunton, MA 2780	The Mgherring Group	(508) 823-0005(115)
495.	Hollister Co	30242	21001 North Tatum Blvd Phoenix, AZ 85050	Vestar Development Co.	(602) 866-0900
496.	Hollister Co	30243	314 Commons Drive Geneva, IL 60134	Mid-America	(630) 262-0044x101
497.	Hollister Co	30244	3900 Rockhill Drive Bensalem, PA 19020	General Growth	(312) 960-5270
498.	Hollister Co	30245	72840 Highway 111, Suite 144D Palm Desert, CA 92260	Westfield	(310) 445-2472
499.	Hollister Co	30247	194 Buckland Hills Drive, Suite 1060 Manchester, CT 6040	General	(312) 960-5270
500.	Hollister Co	30248	3010 E. 3rd Street Bloomington, IN 47401	Simon	(212) 421-8200
501.	Hollister Co	30249	415 Parkway Plaza El Cajon, CA 92020	Starwood	(614) 216-6453
502.	Hollister Co	30250	1901 Northwest Expressway Oklahoma City, OK 73118	Simon	(212) 421-8200
503.	Hollister Co	30251	2825 S. Glenstone Ave Springfield, MO 65804	Simon	(212) 421-8200
504.	Hollister Co	30252	400 Barrett Parkway Marietta, GA 30144	Simon	(212) 421-8200
505.	Hollister Co	30253	925 Blossomhill Rd San Jose, CA 95123	Westfield	(310) 445-2472
506.	Hollister Co	30254	400 South Baldwin Avenue Arcadia, CA 91007	Westfield	(310) 445-2472
507.	Hollister Co	30255	7014 E. Camelback Rd, Space 2089 Scottsdale, AZ 85251	Macerich	(241) 373-5200
508.	Hollister Co	30256	783 Plaza Drive West Covina, CA 91790	Starwood	(614) 216-6453
509.	Hollister Co	30257	1520 Fox Valley Center Aurora, IL 60504	Westfield	(310) 445-2472
510.	Hollister Co	30258	151 Los Cerritos Center Cerritos, CA 90703	Macerich	(241) 373-5200
511.	Hollister Co	30259	3451 S Dogwood Av El Centro, CA 92243	CBL	(423) 490-8317
512.	Hollister Co	30260	6002 Slide Road Lubbock, TX 79414	Macerich	(241) 373-5200
513.	Hollister Co	30261	12580 North Main Street Rancho Cucamonga, CA 91739	Forest City	(216) 416-3421

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
514.	Hollister Co	30265	224 Montgomery Mall Montgomeryville, PA 19454	Simon	(212) 421-8200
515.	Hollister Co	30267	6121 West Park Blvd Plano, TX 75093	Taubman	(248) 258-7284
516.	Hollister Co	30270	11700 Princeton Pike Cincinnati, OH 45246	Urban	(301) 670-0599
517.	Hollister Co	30271	300 Lackawanna Scranton, PA 18503	Shopco	(610) 370-3994
518.	Hollister Co	30274	2801 W. Big Beaver Road Troy, MI 48084	Forbes	(248) 827-4600
519.	Hollister Co	30275	4700 Millhaven Road Monroe, LA 71203	General Growth	(312) 960-5270
520.	Hollister Co	30276	6155 Eastex Freeway Beaumont, TX 77706	CBL	(423) 490-8317
521.	Hollister Co	30277	12000 S.E. 82nd Avenue, Ste 2100 Portland, OR 97086	General Growth	(312) 960-5270
522.	Hollister Co	30278	3030 Plaza Bonita Road, Ste 2280 National City, CA 91950	Westfield	(310) 445-2472
523.	Hollister Co	30279	1126 N. Town East Blvd Mesquite, TX 75150	General Growth	(312) 960-5270
524.	Hollister Co	30281	5580 Goods Lane Altoona, PA 16602	PREIT	(215) 875-0712
525.	Hollister Co	30282	One Bellis Fair Parkway, Spc 338 Bellingham, WA 98226	General Growth	(312) 960-5270
526.	Hollister Co	30283	350 North Milwaukee Street Boise, ID 83704	General Growth	(312) 960-5270
527.	Hollister Co	30284	3001 South 144th Street, Suite 2030 Omaha, NE 68144	General Growth	(312) 960-5270
528.	Hollister Co	30285	1500 Harvey Road, Suite 5014 College Station, TX 77840	CBL	(423) 490-8317
529.	Hollister Co	30286	122 S. Rio Grande Street Salt Lake City, UT 84101	Inland Mid-Atlantic Management Corp. #121	(801) 456-0001
530.	Hollister Co	30288	1133 St Vincent Ave #440 Shreveport, LA 71104	Rouse	(314) 695-5170
531.	Hollister Co	30289	4300 Meadows Lane #156 Las Vegas, NV 89107	General Growth	(312) 960-5270
532.	Hollister Co	30290	9325 Mall Road Morgantown, WV 26501	Glimcher
533.	Hollister Co	30291	142 Lehigh Valley Mall Whitehall, PA 18052	Simon	(212) 421-8200
534.	Hollister Co	30292	8000 West Broward Blvd Plantation, FL 33388	Westfield	(310) 445-2472
535.	Hollister Co	30295	6801 Northlake Mall Drive Charlotte, NC 28216	Taubman	(248) 258-7284
536.	Hollister Co	30297	9401 West Colonial Dr Ste 626 Ocoee, FL 34761	Moonbeam Capital	(303) 927-8055
537.	Hollister Co	30298	3200 South Airport Road West #230 Traverse City, MI 49684	General Growth	(312) 960-5270
538.	Hollister Co	30299	4350 24th Avenue, Space 520 Fort Gratiot Township, MI 48059	Rouse	(314) 695-5170
539.	Hollister Co	30300	4101 West Division Street, Spc A19-20 Saint Cloud, MN 56301	General Growth	(312) 960-5270
540.	Hollister Co	30303	451 E. Altamonte Drive, Suite 1317 Altamonte Springs, FL 32701	General Growth	(312) 960-5270
541.	Hollister Co	30304	2625 Scottsville Road Bowling Green, KY 42104	General Growth	(312) 960-5270
542.	Hollister Co	30305	1912 S. Randall Road Algonquin, IL 60102	Jeffrey R. Anderson Real Estate

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
543.	Hollister Co	30307	7804 Abercorn Street, Space 132 Savannah, GA 31406	General Growth	(312) 960-5270
544.	Hollister Co	30309	1960 Hwy 70 SE Hickory, NC 28601	Rouse	(314) 695-5170
545.	Hollister Co	30310	1350 Travis Blvd Suite 1435B Fairfield, CA 94533	Starwood	(614) 216-6453
546.	Hollister Co	30311	555 Brandon Town Center Mall Brandon, FL 33511	Westfield	(310) 445-2472
547.	Hollister Co	30312	411 South County Centerway Saint Louis, MO 63129	CBL	(423) 490-8317
548.	Hollister Co	30314	27001 U.S. Highway 19 North, Suite 1044 Clearwater, FL 33761	Westfield	(310) 445-2472
549.	Hollister Co	30315	8700 N.E. Vancouver Mall Drive Space 227 Vancouver, WA 98662	Westfield	(310) 445-2472
550.	Hollister Co	30317	277 Woodbridge Center Drive, space #2630 Woodbridge, NJ 7095	General Growth	(312) 960-5270
551.	Hollister Co	30318	5000 Shelbyville Rd Louisville, KY 40207	General Growth	(312) 960-5270
552.	Hollister Co	30319	1500 Apalachee Parkway Tallahassee, FL 32301	General Growth	(312) 960-5270
553.	Hollister Co	30320	16535 Southwest Freeway Sugar Land, TX 77479	General Growth	(312) 960-5270
554.	Hollister Co	30322	1000 North Point Circle Alpharetta, GA 30022	General Growth	(312) 960-5270
555.	Hollister Co	30323	7701 Interstate 40 West Amarillo, TX 79121	Jones Lang Lasalle
556.	Hollister Co	30326	3265 W. Market Street Akron, OH 44333	Simon	(212) 421-8200
557.	Hollister Co	30331	1101 Melbourne Road Hurst, TX 76053	Simon	(212) 421-8200
558.	Hollister Co	30332	5033 East Montclair Plaza Lane Montclair, CA 91763	Spinoso	(909) 626-2501
559.	Hollister Co	30333	301 South Hills Village, Spc 2130 Pittsburgh, PA 15241	Simon	(212) 421-8200
560.	Hollister Co	30335	2855 Stevens Creek Blvd Santa Clara, CA 95050	Westfield	(310) 445-2472
561.	Hollister Co	30336	4128 Belden Village Mall, Space C16B Canton, OH 44718	Starwood	(614) 216-6453
562.	Hollister Co	30337	148 Bellevue Square Bellevue, WA 98004	Bellevue	(425) 460-5864
563.	Hollister Co	30338	495 Union Street, Space 2050 Waterbury, CT 6706	General Growth	(312) 960-5270
564.	Hollister Co	30339	3200 Las Vegas Blvd South, Suite 2140 Las Vegas, NV 89109	General Growth	(312) 960-5270
565.	Hollister Co	30341	1450 Ala Moana Blvd, Space 3222 Honolulu, HI 96814	General Growth	(312) 960-5270
566.	Hollister Co	30342	700 South Telshor, Space 1440 Las Cruces, NM 88011	Jones Lang Lasalle
567.	Hollister Co	30343	24 Serramonte Center Space 255 Daly City, CA 94015	Jones Lang Lasalle
568.	Hollister Co	30344	1200 Morris Turnpike, Spc B105 Short Hills, NJ 7078	Taubman	(248) 258-7284
569.	Hollister Co	30346	3101 PGA Blvd, Space E115 Palm Beach Gardens, FL 33410	Forbes	(248) 827-4600
570.	Hollister Co	30347	1802 9th Street North Naples, FL 34102	General Growth	(312) 960-5270

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
571.	Hollister Co	30348	2727 Fairfield Commons Dr Space E231 Beavercreek, OH 45431	Glimcher	(614) 887-5699
572.	Hollister Co	30351	4670 Merchants Park Circle Collierville, TN 38017	Poag & McEwen	(907) 761-7604x8714
573.	Hollister Co	30353	7200 Harrison Avenue, Space 76 Rockford, IL 61112	CBL	(423) 490-8317
574.	Hollister Co	30354	217 Valley River Center Eugene, OR 97401	Macerich	(241) 373-5200
575.	Hollister Co	30355	2401 South Stemmons Freeway, Space 1328 Lewisville, TX 75067	Rouse	(314) 695-5170
576.	Hollister Co	30356	101 Jordan Creek Parkway Des Moines, IA 50266	General Growth	(312) 960-5270
577.	Hollister Co	30357	9301 Tampa Avenue Northridge, CA 91324	Starwood	(614) 216-6453
578.	Hollister Co	30358	2158 Glendale Galleria Glendale, CA 91210	General Growth	(312) 960-5270
579.	Hollister Co	30359	3000 184th Street SW Lynnwood, WA 98037	General Growth	(312) 960-5270
580.	Hollister Co	30360	98-1005 Moanalua Road, Suite 125 Aiea, HI 96701	Glimcher	(614) 887-5875
581.	Hollister Co	30361	15900 LaCantera Parkway San Antonio, TX 78256	General Growth	(312) 960-5270
582.	Hollister Co	30362	470 Lewis Avenue Meriden, CT 6451	Westfield	(310) 445-2472
583.	Hollister Co	30364	2027 Newpark Mall Newark, CA 94560	Rouse	(314) 695-5170
584.	Hollister Co	30366	5300 Sandario Avenue, Suite 165 Laredo, TX 78041	CBL	(423) 490-8317
585.	Hollister Co	30367	20 City Blvd West Orange, CA 92868	Simon	(212) 421-8200
586.	Hollister Co	30368	6301 NW Loop 410 San Antonio, TX 78238	Simon	(212) 421-8200
587.	Hollister Co	30369	6901 22nd Ave. North St Petersburg, FL 33710	Simon	(212) 421-8200
588.	Hollister Co	30370	4601 S. Broadway Avenue, Space D06A Tyler, TX 75703	Simon	(212) 421-8200
589.	Hollister Co	30371	2901 South Capital of Texas Highway Austin, TX 78746	Simon	(212) 421-8200
590.	Hollister Co	30372	4400 Sharon Road Charlotte, NC 28211	Simon	(212) 421-8200
591.	Hollister Co	30373	1700 W. New Haven Avenue Melbourne, FL 32904	Simon	(212) 421-8200
592.	Hollister Co	30374	4502 S. Steele Street Tacoma, WA 98409	Simon	(212) 421-8200
593.	Hollister Co	30375	701 Russell Avenue Gaithersburg, MD 20877	Urban	(301) 670-0599
594.	Hollister Co	30376	7900 Governor Ritchie Highway Glen Burnie, MD 21061	Woodmont
595.	Hollister Co	30377	3381 S. Linden Road Flint, MI 48507	Jones Lang Lasalle
596.	Hollister Co	30382	8200 Perry Hall Blvd Baltimore, MD 21236	General Growth	(312) 960-5270
597.	Hollister Co	30383	825 Dulaney Valley Road Towson, MD 21204	General Growth	(312) 960-5270
598.	Hollister Co	30384	999 S. Washington Street North Attleborough, MA 2760	Simon	(212) 421-8200
599.	Hollister Co	30385	1251 US 31 North, Space C03B Greenwood, IN 46142	Simon	(212) 421-8200
600.	Hollister Co	30386	246 North New Hope Road Gastonia, NC 28054	Westfield	(310) 445-2472
601.	Hollister Co	30387	1201 Hooper Avenue Toms River, NJ 8753	Simon	(212) 421-8200

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
602.	Hollister Co	30388	301 Mount Hope Avenue Rockaway, NJ 7866	Simon	(212) 421-8200
603.	Hollister Co	30389	5100 North Ninth Ave Pensacola, FL 32504	Simon	(212) 421-8200
604.	Hollister Co	30390	200 Dartmouth Mall, Space 1374 Dartmouth, MA 2747	PREIT	(215) 875-0712
605.	Hollister Co	30391	2500 Moreland Road Willow Grove, PA 19090	PREIT	(215) 875-0712
606.	Hollister Co	30392	3457 Bel Air Mall Mobile, AL 36606	Jones Lang Lasalle
607.	Hollister Co	30393	20131 Highway 59 North, Humble, TX 77338	General Growth	(312) 960-5270
608.	Hollister Co	30395	Irvine, CA	Irvine Company	(949) 790-4805
609.	Hollister Co	30397	650 Lee Blvd Yorktown Heights, NY 10598	Simon	(212) 421-8200
610.	Hollister Co	30398	850 Hartford Turnpike Waterford, CT 6385	Simon	(212) 421-8200
611.	Hollister Co	30399	3131 North Main Street Anderson, SC 29621	Simon	(212) 421-8200
612.	Hollister Co	30402	5800 Peach Street Erie, PA 16565	Cafaro	(330) 747-2661
613.	Hollister Co	30403	1200 Towne Centre Boulevard Provo, UT 84601	General Growth	(312) 960-5270
614.	Hollister Co	30404	1600 AzUSA Avenue Industry, CA 91748	Glimcher
615.	Hollister Co	30407	3178 NW Federal Highway Jensen Beach, FL 34957	Simon	(212) 421-8200
616.	Hollister Co	30408	8001 S. Orange Blossom Trail Orlando, FL 32809	Simon	(212) 421-8200
617.	Hollister Co	30409	9469 West Atlantic Boulevard Coral Springs, FL 33071	Simon	(212) 421-8200
618.	Hollister Co	30411	4663 Rivercity Drive Jacksonville, FL 32246	Simon	(212) 421-8200
619.	Hollister Co	30412	6000 Glades Road Boca Raton, FL 33431	Simon	(212) 421-8200
620.	Hollister Co	30413	4155 Route 31 Clay, NY 13041	Macerich	(241) 373-5200
621.	Hollister Co	30414	1961 Chain Bridge Road McLean, VA 22102	Macerich	(241) 373-5200
622.	Hollister Co	30415	717 East highway 131 Clarksville, IN 47129	CBL	(423) 490-8317
623.	Hollister Co	30416	251 Stonewood Street Downey, CA 90241	Macerich	(241) 373-5200
624.	Hollister Co	30419	1455 N.W. 107th Ave Miami, FL 33172	Simon	(212) 421-8200
625.	Hollister Co	30420	3301 Veterans Memorial Blvd Metairie, LA 70002	FEIL
626.	Hollister Co	30424	One W. Flatiron Circle Broomfield, CO 80021	Macerich	(241) 373-5200
627.	Hollister Co	30425	3401 Dale Road, Suite 519 Modesto, CA 95356	Macerich	(241) 373-5200
628.	Hollister Co	30427	212 Exton Square Parkway Exton, PA 19341	PREIT	(215) 875-0712
629.	Hollister Co	30428	4501 War Memorial Peoria, IL 61613	Simon	(212) 421-8200
630.	Hollister Co	30429	7850 Mentor Avenue Mentor, OH 44060	Simon	(212) 421-8200
631.	Hollister Co	30430	1600 Mid Rivers Mall Saint Peters, MO 63376	CBL	(423) 490-8317
632.	Hollister Co	30431	3111 Midwestern Parkway, Suite 448 Wichita Falls, TX 76308	Rouse	(314) 695-5170

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
633.	Hollister Co	30432	3701 McKinley Parkway #704 Buffalo, NY 14219	Stoltz
634.	Hollister Co	30435	750 Sunland Park Drive, Space H10 B El Paso, TX 79912	Simon	(212) 421-8200
635.	Hollister Co	30439	2150 Northwoods Blvd, Space B-12 Charleston, SC 29406	CBL	(423) 490-8317
636.	Hollister Co	30440	4601 Eastgate Boulevard Space A228 Cincinnati, OH 45245	CBL	(423) 490-8317
637.	Hollister Co	30441	4600 Jonestown Road Harrisburg, PA 17109	Glimcher	(614) 887-5877
638.	Hollister Co	30442	3102 Planks Road Fredericksburg, VA 22407	Cafaro	(330) 747-2661
639.	Hollister Co	30443	222 West Hillcrest Drive Thousand Oaks, CA 91360	Macerich	(241) 373-5200
640.	Hollister Co	30444	1500 Polaris Parkway Columbus, OH 43240	Glimcher	(614) 887-5864
641.	Hollister Co	30446	14600 Lakeside Circle Sterling Heights, MI 48313	General Growth	(312) 960-5270
642.	Hollister Co	30447	3393 Peachtree Road NE Atlanta, GA 30326	Simon	(212) 421-8200
643.	Hollister Co	30448	6020 East 82nd Street Indianapolis, IN 46250	Simon	(212) 421-8200
644.	Hollister Co	30449	5001 Monroe Street Toledo, OH 43623	Starwood	(614) 216-6453
645.	Hollister Co	30450	7400 San Pedro Avenue San Antonio, TX 78216	General Growth	(312) 960-5270
646.	Hollister Co	30451	11160 Veirs Mill Road Wheaton-Glenmont, MD 20902	Westfield	(310) 445-2472
647.	Hollister Co	30452	5065 Main Street, Space 171 Trumbull, CT 6611	Westfield	(310) 445-2472
648.	Hollister Co	30453	2002 Annapolis Mall Annapolis, MD 21401	Westfield	(310) 445-2472
649.	Hollister Co	30455	7101 Democracy Blvd Bethesda, MD 20817	Westfield	(310) 445-2472
650.	Hollister Co	30456	400 Four Seasons Town Centre Greensboro, NC 27407	General Growth	(312) 960-5270
651.	Hollister Co	30457	6700 Douglas Blvd Douglasville, GA 30135	CBL	(423) 490-8317
652.	Hollister Co	30458	7 Backus Avenue Danbury, CT 6810	Macerich	(241) 373-5200
653.	Hollister Co	30460	5500 Buckeystown Pike Frederick, MD 21703	PREIT	(215) 875-0712
654.	Hollister Co	30461	3 South Tunnel Road Asheville, NC 28805	CBL	(423) 490-8317
655.	Hollister Co	30465	554 Great Mall Drive Milpitas, CA 95035	Simon	(212) 421-8200
656.	Hollister Co	30466	One Mills Circle, Space 306 Ontario, CA 91764	Simon	(212) 421-8200
657.	Hollister Co	30467	534 Orland Square Orland Park, IL 60462	Simon	(212) 421-8200
658.	Hollister Co	30468	601 Donald Lynch Blvd Marlborough, MA 1752	Simon	(212) 421-8200
659.	Hollister Co	30470	4325 Glenwood Ave, Ste 121 Raleigh, NC 27612	CVM Associates
660.	Hollister Co	30471	100 Cambridgeside Place Cambridge, MA 2141	New England Development	(617) 621-8668
661.	Hollister Co	30472	970 E. Pittsburgh St Greensburg, PA 15601	CBL	(423) 490-8317
662.	Hollister Co	30473	One Providence Place Providence, RI 2903	General Growth	(312) 960-5270
663.	Hollister Co	30475	3000 Riverchase Galleria Hoover, AL 35244	General Growth	(312) 960-5270

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
664.	Hollister Co	30476	3131 Manchester Expressway Columbus, GA 31909	General Growth	(312) 960-5270
665.	Hollister Co	30477	14200 East Alameda Avenue Aurora, CO 80012	Simon	(212) 421-8200
666.	Hollister Co	30478	11200 Lakeline Drive N Austin, TX 78613	Simon	(212) 421-8200
667.	Hollister Co	30479	1277 Broadway Saugus, MA 1906	Simon	(212) 421-8200
668.	Hollister Co	30480	709 Branson Landing Branson, MO 65616	Jones Lang Lasalle
669.	Hollister Co	30481	865 Market Street San Francisco, CA 94103	Westfield	(310) 445-2472
670.	Hollister Co	30482	2901 E. College Avenue State College, PA 16801	PREIT	(215) 875-0712
671.	Hollister Co	30483	8687 North Central Expressway Dallas, TX 75225	Nasher	(214) 369-5267
672.	Hollister Co	30484	3506 Capital City Mall Drive Camp Hill, PA 17011	PREIT	(215) 875-0712
673.	Hollister Co	30485	7979 Pittsford Victor Road Victor, NY 14564	Wilmorite
674.	Hollister Co	30486	1750 Deptford Center Road Deptford, NJ 8096	Macerich	(241) 373-5200
675.	Hollister Co	30487	101 Independence Mall Way Space D117 Kingston, MA 2364	Pyramid	(315) 422-7000
676.	Hollister Co	30489	2760 N. Germantown Parkway Memphis, TN 38133	Simon	(212) 421-8200
677.	Hollister Co	30490	402 Prien Lake Road Lake Charles, LA 70601	Simon	(212) 421-8200
678.	Hollister Co	30491	1025 Westminster Mall Westminster, CA 92683	Simon	(212) 421-8200
679.	Hollister Co	30492	750 Citadel Drive East Colorado Springs, CO 80909	Bayer Properties Inc.	(719) 591-2900x101
680.	Hollister Co	30494	6650 S. Westnedge Portage, MI 49024	General Growth	(312) 960-5270
681.	Hollister Co	30495	7875 Montgomery Road Cincinnati, OH 45236	General Growth	(312) 960-5270
682.	Hollister Co	30498	6000 W. Markham Little Rock, AR 72205	CBL	(423) 490-8317
683.	Hollister Co	30499	1201 Boston Post Road Milford, CT 6460	Westfield	(310) 445-2472
684.	Hollister Co	30500	385 Southbridge Street Auburn, MA 1501	Simon	(212) 421-8200
685.	Hollister Co	30501	75 Middlesex Turnpike Burlington, MA 1803	Simon	(212) 421-8200
686.	Hollister Co	30502	310 Daniel Webster Highway Nashua, NH 3060	Simon	(212) 421-8200
687.	Hollister Co	30503	4700 Wilson Ave Grand Rapids, MI 49418	General Growth	(312) 960-5270
688.	Hollister Co	30504	2203 S. Promenade Blvd Rogers, AR 72758	General Growth	(312) 960-5270
689.	Hollister Co	30505	3000 East Highland, Suite 401 Jonesboro, AR 72401	Rouse	(314) 695-5170
690.	Hollister Co	30506	708 Northridge Mall Salinas, CA 93906	Starwood	(614) 216-6453
691.	Hollister Co	30507	One Walden Galleria Buffalo, NY 14225	Pyramid	(315) 422-7000
692.	Hollister Co	30508	769 Iyannough Road, Space W135A Hyannis, MA 2601	Simon	(212) 421-8200
693.	Hollister Co	30509	23131 Fashion Drive Estero, FL 33928	Simon	(212) 421-8200

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
694.	Hollister Co	30510	250 Granite Street Braintree, MA 2184	Simon	(212) 421-8200
695.	Hollister Co	30511	9777 S. West Washington Square Road Tigard, OR 97223	Macerich	(241) 373-5200
696.	Hollister Co	30512	313 Smith Haven Mall, Routes 25 and 347 Lake Grove, NY 11755	Simon	(212) 421-8200
697.	Hollister Co	30513	6605 Las Vegas Boulevard South Las Vegas, NV 89119	Forest City	(216) 416-3421
698.	Hollister Co	30514	18900 Michigan Avenue Space H114 Dearborn, MI 48126	Taubman	(248) 258-7284
699.	Hollister Co	30515	500 Westfarms Mall Farmington, CT 6032	Taubman	(248) 258-7284
700.	Hollister Co	30516	3155 Twenty-Eighth Street SE Grand Rapids, MI 49512	PREIT	(215) 875-0712
701.	Hollister Co	30517	550 Inland Center San Bernardino, CA 92408	Macerich	(241) 373-5200
702.	Hollister Co	30519	1850 Apple Blossom Drive Winchester, VA 22601	Simon	(212) 421-8200
703.	Hollister Co	30521	1925 East Market Street Harrisonburg, VA 22801	Macerich	(241) 373-5200
704.	Hollister Co	30522	125 Westchester Avenue White Plains, NY 10601	Simon	(212) 421-8200
705.	Hollister Co	30524	500 Mall Road, Unit 570 Barboursville, WV 25504	Cafaro	(330) 747-2661
706.	Hollister Co	30528	1451 Coral Ridge Avenue Iowa City, IA 52241	General Growth	(312) 960-5270
707.	Hollister Co	30529	2031 S. Mooney Blvd Visalia, CA 93277	General Growth	(312) 960-5270
708.	Hollister Co	30530	50 FOX RUN ROAD Newington, NH 3801	Simon	(212) 421-8200
709.	Hollister Co	30533	8888 SW 136th Street Miami, FL 33176	Simon	(212) 421-8200
710.	Hollister Co	30534	3800 State Road 16, Suite 131 La Crosse, WI 54601	PREIT	(215) 875-0712
711.	Hollister Co	30536	1076 Layton Hills Mall Layton, UT 84041	CBL	(423) 490-8317
712.	Hollister Co	30537	1233 Rancho Vista Blvd, Space 121 Palmdale, CA 93551	Forest City	(216) 416-3421
713.	Hollister Co	30538	1400 Willowbrook Mall Wayne, NJ 7470	General Growth	(312) 960-5270
714.	Hollister Co	30539	2655 Richmond Avenue Staten Island, NY 10314	General Growth	(312) 960-5270
715.	Hollister Co	30540	3800 US Highway 98 Lakeland, FL 33809	Rouse	(314) 695-5170
716.	Hollister Co	30541	2200 Eastridge Loop, Suite 2080 San Jose, CA 95122	General Growth	(312) 960-5270
717.	Hollister Co	30542	2201 Lloyd Center Portland, OR 97232	Cypress
718.	Hollister Co	30543	7700 Arrowhead Town Center Glendale, AZ 85308	Macerich	(241) 373-5200
719.	Hollister Co	30544	3301 East Main Street Ventura, CA 93003	Macerich	(241) 373-5200
720.	Hollister Co	30545	10800 W. Pico Boulevard Los Angeles, CA 90064	Macerich	(241) 373-5200
721.	Hollister Co	30546	500 Lakewood Ctr Lakewood, CA 90712	Macerich	(241) 373-5200
722.	Hollister Co	30547	11110 Mall Circle Waldorf, MD 20603	Simon	(212) 421-8200
723.	Hollister Co	30548	8089 Citrus Park Town Center Tampa, FL 33625	Westfield	(310) 445-2472
724.	Hollister Co	30550	1102 Baybrook Mall Friendswood, TX 77546	General Growth	(312) 960-5270
725.	Hollister Co	30551	4568 E. Cactus Road, Space G018 Phoenix, AZ 85032	Macerich	(241) 373-5200

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
726.	Hollister Co	30552	6555 E. Southern Avenue Mesa, AZ 85206	Macerich	(241) 373-5200
727.	Hollister Co	30554	4465 Poplar Avenue, Space 2210A Memphis, TN 38117	Simon	(212) 421-8200
728.	Hollister Co	30555	8401 Gateway Blvd West El Paso, TX 79925	Simon	(212) 421-8200
729.	Hollister Co	30556	272 E. Via Rancho Parkway Escondido, CA 92025	Westfield	(310) 445-2472
730.	Hollister Co	30558	2701 Ming Avenue Bakersfield, CA 93304	General Growth	(312) 960-5270
731.	Hollister Co	30560	10450 S. State Street Sandy, UT 84070	Macerich	(241) 373-5200
732.	Hollister Co	30561	10000 Coors Blvd, Bypass Space F-11 Albuquerque, NM 87114	Simon	(212) 421-8200
733.	Hollister Co	30564	845 N. Michigan Avenue Chicago, IL 60611	General Growth	(312) 960-5270
734.	Hollister Co	30566	180 Rt 35 South Eatontown, NJ 7724	Vornado	(201) 587-1000x2191
735.	Hollister Co	30568	2015 Birch Road Chula Vista, CA 91915	General Growth	(312) 960-5270
736.	Hollister Co	30569	2300 N. Salisbury Blvd Salisbury, MD 21801	Rouse	(314) 695-5170
737.	Hollister Co	30570	100 Menlo Park Edison, NJ 8837	Simon	(212) 421-8200
738.	Hollister Co	30572	800 Steven B. Tanger Blvd Commerce, GA 30529	Tanger	(336) 856-6013
739.	Hollister Co	30573	7925 FM 1960 West Houston, TX 77070	General Growth	(312) 960-5270
740.	Hollister Co	30574	100 Grand Central Ave Parkersburg, WV 26105	Glimcher	(614) 887-5699
741.	Hollister Co	30575	651 Kapkowski Road Elizabeth, NJ 7201	Glimcher	(614) 887-5877
742.	Hollister Co	30577	1000 Turtle Creek Drive Hattiesburg, MS 39402	CBL	(423) 490-8317
743.	Hollister Co	30578	12525 Wayzata Blvd Minnetonka, MN 55305	General Growth	(312) 960-5270
744.	Hollister Co	30579	4403 Black Horse Pike Mays Landing, NJ 8330	Kravco	(610) 854-2824
745.	Hollister Co	30580	1414 Fording Island Road Bluffton, SC 29910	Tanger	(336) 856-6013
746.	Hollister Co	30581	36508 Seaside Outlet Drive Rehoboth Beach, DE 19971	Tanger	(336) 856-6013
747.	Hollister Co	30583	3902 13th Avenue South Fargo, ND 58103	West Acres	(701) 282-2222
748.	Hollister Co	30584	1727 Montebello Town Ctr. Montebello, CA 90640	Simon	(212) 421-8200
749.	Hollister Co	30585	49 Church Street Burlington, VT 5401	Devonwood	(973) 279-9000
750.	Hollister Co	30586	3100 SW College Road Ocala, FL 34474	Simon	(212) 421-8200
751.	Hollister Co	30587	5101 Hinkleville Road Paducah, KY 42001	Cafaro	(330) 747-2661
752.	Hollister Co	30588	210 Gasser Road Lake Delton, WI 53913	Tanger	(336) 856-6013
753.	Hollister Co	30589	625 Black Lake Blvd Olympia, WA 98502	Starwood	(614) 216-6453
754.	Hollister Co	30590	1150 El Camino Real San Bruno, CA 94066	Jones Lang Lasalle	(650) 392-1620
755.	Hollister Co	30591	205 West Blackstone Road Spartanburg, SC 29301	CBL	(423) 490-8317
756.	Hollister Co	30592	11200 Broadway, Suite 1350 Pearland, TX 77584	CBL	(423) 490-8317

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
757.	Hollister Co	30593	217 Lighthouse Place Michigan City, IN 46360	Chelsea	(317) 464-8929
758.	Hollister Co	30594	99 Rockingham Park Blvd Salem, NH 3079	Simon	(212) 421-8200
759.	Hollister Co	30595	3401 South US Highway 41 Terre Haute, IN 47802	CBL	(423) 490-8317
760.	Hollister Co	30597	26300 Cedar Road Beachwood, OH 44122	General Growth	(312) 960-5270
761.	Hollister Co	30599	2000 Rt 38 Cherry Hill, NJ 8002	PREIT	(215) 875-0712
762.	Hollister Co	30600	6909 North Loop 1604 East San Antonio, TX 78247	Simon	(212) 421-8200
763.	Hollister Co	30601	3001 White Bear Avenue Maplewood, MN 55109	Simon	(212) 421-8200
764.	Hollister Co	30602	314 Flat Rock Place Westbrook, CT 6498	Tanger	(336) 856-6013
765.	Hollister Co	30603	857 Southcenter Mall Seattle, WA 98188	Westfield	(310) 445-2472
766.	Hollister Co	30605	627 East Boughton Road, Suite 110 Bolingbrook, IL 60490	Starwood	(614) 216-6453
767.	Hollister Co	30606	28211 Paseo Drive, Space 150 Tampa, FL 33543	Forest City	(216) 416-3421
768.	Hollister Co	30607	10300 Little Patuxent Parkway Columbia, MD 21044	General Growth	(312) 960-5270
769.	Hollister Co	30608	32100 Las Vegas Blvd South Primm, NV 89019	Talisman Companies, L.L.C.	(561) 340-1429
770.	Hollister Co	30610	10250 Santa Monica Blvd Los Angeles, CA 90067	Westfield	(310) 445-2472
771.	Hollister Co	30611	8201 S. Tamiami Trail Sarasota, FL 34238	Westfield	(310) 445-2472
772.	Hollister Co	30612	21100 Dulles Town Circle Leesburg, VA 20166	Lerner
773.	Hollister Co	30615	1700 W. International Speedway Blvd Daytona Beach, FL 32114	CBL	(423) 490-8317
774.	Hollister Co	30616	2601 Preston Road Frisco, TX 75034	General Growth	(312) 960-5270
775.	Hollister Co	30617	4737 Concord Pike Wilmington, DE 19803	Concord	(302) 479-8314
776.	Hollister Co	30618	1178 Burnsville Center Burnsville, MN 55306	CBL	(423) 490-8317
777.	Hollister Co	30620	112 Eisenhower Parkway Livingston, NJ 7039	Simon	(212) 421-8200
778.	Hollister Co	30623	21182 Salmon Run Loop West Watertown, NY 13601	Pyramid	(315) 422-7000
779.	Hollister Co	30624	2001 South Road, Space B201 Poughkeepsie, NY 12601	Pyramid	(315) 422-7000
780.	Hollister Co	30625	1455 W. Southern Mesa, AZ 85202	Macerich	(241) 373-5200
781.	Hollister Co	30627	8555 Seneca Turnpike Space E-06 New Hartford, NY 13413	Pyramid	(315) 422-7000
782.	Hollister Co	30629	1000 Rivergate Parkway Goodlettsville, TN 37072	Hendon Properties	(706) 543-7908
783.	Hollister Co	30630	416 Hillsdale Shopping Center San Mateo, CA 94403	Bohannon	(650) 345-8222
784.	Hollister Co	30631	14700 E. Indiana Avenue Spokane, WA 99216	General Growth	(312) 960-5270
785.	Hollister Co	30633	1500 South Willow Street Manchester, NH 3103	Simon	(212) 421-8200

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
786.	Hollister Co	30,634	1600 Miller Trunk Highway Duluth, MN 55811	Simon	(212) 421-8200
787.	Hollister Co	30,635	9101 International Drive Orlando, FL 32819	Centro Properties	(610) 834-7453
788.	Hollister Co	30636	1665 State Hill Road Wyomissing, PA 19610	Allied Capital	(610) 376-3443
789.	Hollister Co	30638	400 Route 38 Moorestown, NJ 8057	PREIT	(215) 875-0712
790.	Hollister Co	30640	3500 McCann Rd. Longview, TX 75605	Simon	(212) 421-8200
791.	Hollister Co	30641	1910 Wells Road Jacksonville, FL 32073	Simon	(212) 421-8200
792.	Hollister Co	30644	305 West FM 1382, Suite 514 Cedar Hill, TX 75104	The Mgherring Group	(972) 637-6308
793.	Hollister Co	30647	660 Chicago Ridge Mall Chicago Ridge, IL 60415	Westfield	(310) 445-2472
794.	Hollister Co	30648	153 Old Orchard Center Suite J8 Skokie, IL 60077	Westfield	(310) 445-2472
795.	Hollister Co	30649	2899 Whiteford Road York, PA 17402	CBL	(423) 490-8317
796.	Hollister Co	30650	159 East Towne Mall Madison, WI 53704	CBL	(423) 490-8317
797.	Hollister Co	30652	1615 East Empire Street Bloomington, IL 61701	CBL	(423) 490-8317
798.	Hollister Co	30653	6200 20th Street, Room 440 Vero Beach, FL 32966	Simon	(212) 421-8200
799.	Hollister Co	30654	201 Bluefish Drive Panama City Beach, FL 32413	Simon	(212) 421-8200
800.	Hollister Co	30655	701 Lynnhaven Parkway Virginia Beach, VA 23452	General Growth	(312) 960-5270
801.	Hollister Co	30656	9409 US Highway 19 Port Richey, FL 34668	Simon	(212) 421-8200
802.	Hollister Co	30657	1441 Tamiami Trail Port Charlotte, FL 33948	Simon	(212) 421-8200
803.	Hollister Co	30658	1100 South Hayes Street Arlington, VA 22202	Simon	(212) 421-8200
804.	Hollister Co	30659	200 Towne Center Circle Sanford, FL 32771	Simon	(212) 421-8200
805.	Hollister Co	30663	4310 Buffalo Gap Road Abilene, TX 79606	Jones Lang Lasalle
806.	Hollister Co	30665	696 Bel Air Road, Unit H01 Bel Air, MD 21014	CBL	(423) 490-8317
807.	Hollister Co	30670	358 Broadway Mall Hicksville, NY 11801	Vornado	(201) 587-1000x2162
808.	Hollister Co	30671	1105 Walnut Street Cary, NC 27511	CBL	(423) 490-8317
809.	Hollister Co	30672	2505 Sand Creek Road Brentwood, CA 94513	RED Legacy	(816) 777-3500
810.	Hollister Co	30673	3450 Wrightsboro Road Augusta, GA 30909	General Growth	(312) 960-5270
811.	Hollister Co	30674	4950 Pacific Avenue, Suite 131 Stockton, CA 95207	Glimcher	(614) 887-5699
812.	Hollister Co	30676	30 Mall Drive West Jersey City, NJ 7310	Simon	(212) 421-8200
813.	Hollister Co	30678	134 St Clair Square Fairview Heights, IL 62208	CBL	(423) 490-8317
814.	Hollister Co	30680	4400 Sergeant Road Sioux City, IA 51106	Simon	(212) 421-8200
815.	Hollister Co	30681	60 Smithfield Boulevard Plattsburgh, NY 12901	Pyramid	(315) 422-7000

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
816.	Hollister Co	30682	1 Galleria Drive Middletown, NY 10941	Pyramid	(315) 422-7000
817.	Hollister Co	30683	1151 Galleria Blvd Suite 2150 Roseville, CA 95678	Westfield	(310) 445-2472
818.	Hollister Co	30684	2615 Medical Center Parkway Murfreesboro, TN 37129	Cousins	(615) 809-3402
819.	Hollister Co	30687	300 Lycoming Mall Circle Williamsport, PA 17756	PREIT	(215) 875-0712
820.	Hollister Co	30688	2901 Brooks Street Missoula, MT 59801	Southgate
821.	Hollister Co	30689	2551 McMenamin Street Hampton, VA 23666	Steiner + Associates, Inc.	(614) 416-8302
822.	Hollister Co	30690	600 Broadway New York, NY 10012	One Step Up	(212) 398-3970
823.	Hollister Co	30692	22500 Town Circle Moreno Valley, CA 92553	Spinoso	(951) 653-1177
824.	Hollister Co	30694	29 Wyoming Valley Mall Wilkes Barre, PA 18702	PREIT	(215) 875-0712
825.	Hollister Co	30695	663 Stillwater Avenue Bangor, ME 4401	Simon	(212) 421-8200
826.	Hollister Co	30697	320 West Kimberly Road Davenport, IA 52806	Macerich	(241) 373-5200
827.	Hollister Co	30698	6000 Sepulveda Blvd Culver City, CA 90230	Westfield	(310) 445-2472
828.	Hollister Co	30700	755 State Route 18 E Brunswick, NJ 8816	Simon	(212) 421-8200
829.	Hollister Co	30701	7007 Friars Road San Diego, CA 92108	Simon	(212) 421-8200
830.	Hollister Co	30703	1600 Del Monte Center Monterey, CA 93940	Farallon	(858) 350-2657
831.	Hollister Co	30705	655 Cheshire Road Lanesborough, MA 1237	CBL	(423) 490-8317
832.	Hollister Co	30708	400 Commons Way Bridgewater, NJ 8807	General Growth	(312) 960-5270
833.	Hollister Co	30709	14567 SW 5th Street Pembroke Pines, FL 33027	Jeffrey R. Anderson Real Estate
834.	Hollister Co	30710	11500 Midlothian Turnpike Richmond, VA 23235	Rouse	(314) 695-5170
835.	Hollister Co	30711	2200 South 10th Street McAllen, TX 78503	Simon	(212) 421-8200
836.	Hollister Co	30712	19575 Biscayne Blvd Aventura, FL 33180	Turnberry
837.	Hollister Co	30713	One Sunrise Mall Massapequa, NY 11758	Westfield	(310) 445-2472
838.	Hollister Co	30714	6001 West Waco Drive Waco, TX 76710	CBL	(423) 490-8317
839.	Hollister Co	30715	3001 Knoxville Center Drive Knoxville, TN 37924	Simon	(212) 421-8200
840.	Hollister Co	30716	75 Oakbrook Center Oak Brook, IL 60523	General Growth	(312) 960-5270
841.	Hollister Co	30717	210 Andover Street Peabody, MA 1960	Simon	(212) 421-8200
842.	Hollister Co	30719	5870 E. Broadway Blvd Tucson, AZ 85711	General Growth	(312) 960-5270
843.	Hollister Co	30722	1321 N. Columbia Center Blvd Kennewick, WA 99336	Simon	(212) 421-8200
844.	Hollister Co	30725	One Susquehanna Valley Mall Drive Selinsgrove, PA 17870	PREIT	(215) 875-0712

	Store Brand	Store Number	Address	Landlord Name	Landlord Contact Number
845.	Hollister Co	30726	280 Cedar Sage Drive Garland, TX 75040	Simon	(212) 421-8200
846.	Hollister Co	31001	668 Fifth Avenue New York, NY 10103	Vornado
847.	Hollister Co	31003	1365 N. Dupont Highway Dover, DE 19901	Simon	(212) 421-8200
848.	Hollister Co	31004	7427 Dadeland Mall Miami, FL 33156	Simon	(212) 421-8200
849.	Hollister Co	31019	4015 I-35 South San Marcos, TX 78666	Tanger	(336) 856-6013
850.	Hollister Co	31280	1500 SE East Devils Lake Road Lincoln City, OR 97367	Tanger	(336) 856-6013
851.	Hollister Co	31281	6170 W. Grand Avenue Gurnee, IL 60031	Simon	(212) 421-8200
852.	Hollister Co	31284	5000 Katy Mills Circle Katy, TX 77494	Simon	(212) 421-8200
853.	Hollister Co	31286	2788 Paragon Outlets Drive Livermore, CA 94551	Simon	(212) 421-8200
854.	Hollister Co	31393	18527 Outlet Boulevard, Unit 760 Chesterfield, MO 63005	Simon	(212) 421-8200
855.	LA/Santa Monica Office[2]		5670 Wilshire Blvd Los Angeles, CA 90036	Trizec	(312)798-5044

2 As of the Closing Date, the Loan Parties are lessees under, but not operating out of, the LA/Santa Monica Office. This office space is sub-leased by the Loan Parties to Shawmut Woodworking & Supply, effective as of March 1, 2013.

Schedule 5.09
Environmental Matters
None.

Those portions of this Schedule 5.10
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.
Schedule 5.10
Insurance

Type of Policy	Name of Insurer	Policy Number	Premium	Effective Date	Expiration Date
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[*]	[*]	[*]	[*]	[*]	[*]
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[*]	[*]	[*]	[*]	[*]	[*]

Schedule 5.13

Subsidiaries; Other Equity Investments
(a)Loan Party Subsidiaries:

Subsidiaries of Abercrombie & Fitch Co.	Jurisdiction of Organization	Percentage of Equity Interests Owned
Abercrombie & Fitch Holding Corporation (a)	Delaware	100%
Abercrombie & Fitch Distribution Company (b)	Ohio	100%
Abercrombie & Fitch Management Co. (b)	Delaware	100%
A & F Trademark, Inc. (c)	Delaware	100%
Abercrombie & Fitch Stores, Inc. (c)	Ohio	100%
Hollister Co. (c)	Delaware	100%
Abercrombie & Fitch International, Inc. (c)	Delaware	100%
Fan Company, LLC (c)	Ohio	100%
Canoe, LLC (c)	Ohio	100%
Crombie, LLC (c)	Ohio	100%
DFZ, LLC (c)	Ohio	100%
NSOP, LLC (c)	Ohio	100%
J.M.H. Trademark, Inc. (d)	Delaware	100%
J.M. Hollister, LLC (e)	Ohio	100%
Ruehl No. 925, LLC (e)	Ohio	100%
Gilly Hicks, LLC (e)	Ohio	100%
Abercrombie & Fitch Europe SA (f)	Switzerland	100%
Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong	100%
AFH Puerto Rico LLC (f)	Ohio (Qualified in Puerto Rico)	100%
AFH Brasil Participacoes Ltda (f)*	Brazil	99%
A&F Canada Holding Co. (f)	Delaware	100%
Abercrombie & Fitch Trading Co. (g)	Ohio	100%
AFH Canada Stores Co. (h)	Nova Scotia	100%
AFH Japan GK (i)	Japan	100%
Abercrombie & Fitch Italia SRL (i)	Italy	100%
Abercrombie & Fitch (UK) Limited (i)	United Kingdom	100%
AFH Stores UK Limited (i)	United Kingdom	100%
Abercrombie & Fitch (France) SAS (i)	France	100%
Abercrombie & Fitch (Denmark) ApS (i)	Denmark	100%
Abercrombie & Fitch (Spain) S.L. (i)	Spain	100%
Abfico Netherlands Distribution B.V. (i)	The Netherlands	100%
European Regional Inventory Control NL B.V. (i)	The Netherlands	100%
AFH Hong Kong Limited (i)	Hong Kong	100%
A&F Hollister Ireland Limited (i)	Ireland	100%
AFH Hong Kong Stores Limited (i)	Hong Kong	100%
AFH Singapore Pte. Ltd. (i)	Singapore	100%
A&F HCo Stores AT GmbH (i)	Austria	100%
AFH Belgium SPRL (i)**	Belgium	99%
AFH Korea Yuhan Hoesa (i)	South Korea	100%
AFH Poland Sp. Z o.o (i)	Poland	100%

Subsidiaries of Abercrombie & Fitch Co.	Jurisdiction of Organization	Percentage of Equity Interests Owned
AFHCo Stores NL BV (i)	The Netherlands	100%
AFH Switzerland SA (i)	Switzerland	100%
AFH Fulfillment NL BV (i)	The Netherlands	100%
AFH Australia Pty. Ltd. (i)	Australia	100%
AFH Finland Oy (i)	Finland	100%
AFH Taiwan Co., Ltd. (i)	Taiwan	100%
AFH Logistics DWC-LLC (i)	United Arab Emirates (Dubai)	100%
Abercrombie & Fitch Procurement Services, LLC (j)	Ohio	100%
Hollister Co. California, LLC (j)	California	100%
AFH Germany GmbH (k)	Germany	100%
AFH Sweden AB (k)	Sweden	100%
AFH Trading (Shanghai) Co., Ltd. (l)	China	100%
AFH International Trading Shanghai Co., Ltd. (l)	China	100%
AFH BLP HK Limited (i)	Hong Kong	100%
AFH HK DTC Limited (dormant) (f)	Hong Kong	100%

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant

(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation

(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.

(d)	Wholly-owned subsidiary of A & F Trademark, Inc.

(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.

(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.

(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.

(h)	Wholly-owned subsidiary of A&F Canada Holding Co.

(i)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SA

(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.

(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.

(l)	Wholly-owned subsidiary of AFH Hong Kong Limited

* Abercrombie & Fitch Management Co. owns 1% (8,600 shares @ R$1.00/share) of AFH Brasil Participacoes Ltda. Abercrombie & Fitch International, Inc. owns the remaining 99% (841,400 shares @ R$1.00/share).
** Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00) of AFH Belgium SPRL. Abercrombie & Fitch Europe SA owns the remaining 169,997 shares.

(b)	Other equity investments: Other than Permitted Investments, none.

(c)	Capitalization of Loan Parties[2]:

Name of Loan Party	Name of Owner	Class	Number of Shares	Percentage Owned
Abercrombie & Fitch Management Co.	Abercrombie & Fitch Holding Corporation	Common stock	100	100%
Abercrombie & Fitch Stores, Inc.	Abercrombie & Fitch Management Co.	Common stock	100	100%
Abercrombie & Fitch Trading Co.	J.M.H. Trademark, Inc.	Common stock	100	100%
J.M. Hollister, LLC	Abercrombie & Fitch Stores, Inc.	Membership Interests	N/A	100%
Gilly Hicks, LLC	Abercrombie & Fitch Stores, Inc.	Membership Interests	N/A	100%
Abercrombie & Fitch Holding Corporation	Abercrombie & Fitch Co.	Common stock	100	100%
Abercrombie & Fitch Procurement Services, LLC	Abercrombie & Fitch Trading Co.	Membership Interests	N/A	100%
A&F Canada Holding Co.	Abercrombie & Fitch International, Inc.	Common stock	100	100%
A & F Trademark, Inc.	Abercrombie & Fitch Management Co.	Common stock	105	100%
Hollister Co.	Abercrombie & Fitch Management Co.	Common stock	100	100%
Hollister Co. of California, LLC	Abercrombie & Fitch Trading Co.	Membership Interests	N/A	100%
J.M.H. Trademark, Inc.	A & F Trademark, Inc.	Common stock	100	100%
AFH Puerto Rico LLC	Abercrombie & Fitch International, Inc.	Membership Interests	N/A	100%

______________________________________________
2 Capitalization of Abercrombie & Fitch Co., an entity publicly traded on the New York Stock Exchange (ticker symbol ANF), is not set forth in the below chart.

Schedule 5.17
Intellectual Property Matters
None.

Schedule 5.18
Collective Bargaining Agreements
None.

Those portions of this Schedule 5.21
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.
Schedule 5.21
DDAs and Securities Accounts
With regard to all DDAs and Securities Accounts maintained by the Loan Parties as of the Closing Date, below is a listing of all (i) the name and address of the depository or securities intermediary, as applicable; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository or securities intermediary.
For purposes of the Agreement, as of the Closing Date, the following institutions are Blocked Account Banks: [*], [*], [*], [*], [*], [*], and [*].

Those portions of this Schedule 5.21
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.

(a)The deposit accounts listed below are designated as Blocked Accounts:

Blocked Accounts
Account Holder	Account Number	Type of Account	Financial Institution	Financial Institution Contact Information
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
AFH Puerto Rico LLC	[*]	[*]	[*]	[*]

Those portions of this Schedule 5.21
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.

Blocked Accounts
Account Holder	Account Number	Type of Account	Financial Institution	Financial Institution Contact Information
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
AFH Puerto Rico LLC	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Gilly Hicks, LLC	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]

Those portions of this Schedule 5.21
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.

(b)	The deposit accounts listed below are not designated as Blocked Accounts and will not be subject to Blocked Account Agreements:

Deposit Accounts Not Deemed Blocked Accounts
Account Holder	Account Number	Type of Account	Financial Institution	Financial Institution Contact Information
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
AFH Puerto Rico LLC	[*]	[*]	[*]	[*]

Those portions of this Schedule 5.21
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.

(c)	The following Securities Accounts will be subject to Securities Account Control Agreements:

Securities Accounts
Account Holder	Account Number	Type of Account	Financial Institution	Financial Institution Contact Information
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]

As of the Closing Date, the Loan Parties also maintain a Securities Account with [*], as Trustee, regarding the Non-Qualified Savings and Supplemental Retirement Plan. This account will not be subject to a Securities Account Control Agreement.

Schedule 6.20
Post-Closing Matters

1.
Securities Account Control Agreements. Within 90 days after the Closing Date (or such later date as agreed to by the ABL Agent, which such date shall not exceed 180 days after the Closing Date without the consent of the Agent), the Borrower shall deliver a duly executed securities account control agreement, in form and substance reasonably satisfactory to the Agent, with respect to each Securities Account listed on Schedule 5.21 as requiring a Securities Account Control Agreement.

2.
Deposit Account Control Agreements. Within 90 days after the Closing Date (or such later date as agreed to by the ABL Agent, which such date shall not exceed 180 days after the Closing Date without the consent of the Agent), the Borrower shall deliver a duly executed Blocked Account Agreement, in form and substance reasonably satisfactory to the Agent, with respect to each Blocked Account listed on Schedule 5.21.

3.
Original Stock Certificates. Within 15 Business Days after the Closing Date (or such later date as agreed to by the Agent in its sole discretion), the Borrower shall deliver to the Agent the original stock certificates, with accompanying undated stock powers executed in blank, for each of (a) A & F Trademark, Inc., representing its shares of stock owned by Abercrombie & Fitch Management Co. and (b) Abercrombie & Fitch International, Inc., representing no more than 65% of its shares of stock owned by Abercrombie & Fitch Management Co.

4.
Domestic Intercompany Notes. By April 30, 2015 (or such later date as agreed to by the Agent in its sole discretion), the Borrower shall deliver to the Agent certain original domestic intercompany notes that are being restructured.

5.
Foreign Intercompany Notes. Within 30 days after the Closing Date (or such later date as agreed to by ABL Agent in its sole discretion), the Loan Parties shall deliver to the ABL Agent certain original foreign intercompany notes.

6.
Insurance Endorsements. Within 5 Business Days after the Closing Date (or such later date as agreed to by the Agent in its sole discretion), the Borrower shall deliver to the Agent insurance endorsements related to property insurance covering the Loan Parties’ ocean cargo and stock through-put policies.

Those portions of this Schedule 7.01
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.
Schedule 7.01
Existing Liens
The Loan Parties maintain trust accounts that secure deductibles owed to insurance companies that may become due in connection with the Loan Parties’ general liability and worker’s compensation policies. Currently, these trust accounts are established at [*] (in favor of [*]), [*] (in favor of [*]) and the [*]. As of the Closing Date, the account balances are approximately [*], [*] and [*], respectively. The financial institutions, insurance carriers and account balances may vary from time to time.

Those portions of this Schedule 7.02
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.
Schedule 7.02
Existing Investments
The Loan Parties have the following Investments:

1.	Blocked Accounts, DDAs and Securities Accounts listed on Schedule 5.21(a).

2.
A&F Canada Holding Co. owns 100% of the issued equity interests in AFH Canada Stores Co., a Nova Scotia company. As of the first fiscal quarter of 2014, A&F Canada Holding Co. has a total equity investment of [*] in AFH Canada Stores Co., consisting of [*] of contributed capital and [*] of retained earnings.

3.
Abercrombie & Fitch International, Inc. owns 100% of the issued equity interests in Abercrombie & Fitch Europe, SA, a Swiss company, AFH Brasil Participações Ltda., a Brazil company, Abercrombie & Fitch Hong Kong Limited, a Hong Kong Company, and AFH HK DTC Limited, a Hong Kong company. As of the first fiscal quarter of 2014, Abercrombie & Fitch International, Inc. has a total equity investment of (a) [*] in AFH Brasil Participações Ltda., consisting of [*] of contributed capital and [*] of retained earnings, (b) [*] in [*] in Abercrombie & Fitch Europe, SA, consisting of [*] of contributed capital and [*] of retained earnings, and (c) [*] in Abercrombie & Fitch Hong Kong Limited, consisting of [*] of contributed capital and [*] of retained earnings.

4.	Abercrombie & Fitch Co. serves as a guarantor to several leases entered into by Foreign Subsidiaries.

5.	AFH Logistics DWC-LLC, a Subsidiary of Abercrombie & Fitch Co., has a 49% interest in a joint venture with Majid Al Futlaim Fashion LLC (51% interest).

6.	Instruments, or loan agreements in connection therewith, are paid or payable to the Loan Parties from foreign subsidiaries:

[*]

7.	Instruments, or loan agreements in connection with, are paid or payable to the Loan Parties from domestic subsidiaries or other Loan Parties:

[*]

Schedule 7.03
Existing Indebtedness
None.

Schedule 7.05
Store Closings

As disclosed previously to Agent.

Schedule 10.02
Agent’s Office; Certain Addresses for Notice

If to the Borrower:

Abercrombie & Fitch Management Co.
6301 Fitch Path,
New Albany, Ohio 43054
Attention: Treasurer
Facsimile No.
Email:

If to any other Loan Party, to such Loan Party at:

c/o Abercrombie & Fitch Management Co.
6301 Fitch Path,
New Albany, Ohio 43054
Attention: Treasurer
Facsimile No.
Email:

And, whether to Borrower or to any other Loan Party, in each case, with copies to:

c/o Abercrombie & Fitch Management Co.
6301 Fitch Path,
New Albany, Ohio 43054
Attention: General Counsel
Facsimile No.

If to Wells Fargo, as Agent:

Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention: Syndication Agency Services
Facsimile No.

With copies to:

Wells Fargo Bank, National Association
10 S. Wacker Dr., Ste 2200
Chicago, IL 60606
Attention: Peter R. Martinets, Managing Director
Facsimile No.

EXHIBIT A
NOTICE OF PREPAYMENT
Dated as of: _____________

Wells Fargo Bank, National Association,
as Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section [2.04(a)] [2.04(b)(v)] of the Term Loan Credit Agreement dated as of August 7, 2014 (the “Credit Agreement”), by and among Abercrombie & Fitch Management Co., a Delaware corporation, as Borrower (the “Borrower”), Abercrombie & Fitch Co., as Parent, the Guarantors party thereto from time to time, the Lenders party thereto and Wells Fargo Bank, National Association, as Agent (the “Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Borrower hereby provides notice to the Agent that it shall repay the following [Base Rate Loans] and/or [LIBO Rate Loans]: _______________. (Complete with an amount in accordance with Section 2.4 of the Credit Agreement.)
2.    The Term Loan(s) to be prepaid consist of: [check each applicable box]
○    the Initial Term Loan
○    an Extended Term Loan
○    a Refinancing Term Loan
○    an Incremental Term Loan
3.    The Borrower shall repay the above-referenced Term Loans on the following Business Day: _______________. (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBO Rate Loan.)
4.    [The Borrower hereby instructs the Agent to apply the amounts delivered in connection with this Notice of Prepayment in the following manner: _____________.] Include Paragraph 4 only for Notices of Prepayment delivered pursuant to Section 2.04(a).
(Complete with directions for how to apply prepayment against outstanding principal installments of applicable Term Loans and with regard to applicable maturity dates.)

[Signature Page Follows]
____________________________
1 Include Paragraph 4 only for Notices of Prepayment delivered pursuant to Section 2.04(a).

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

ABERCROMBIE & FITCH MANAGEMENT CO.

By:
Name:
Title:

Signature Page to Notice of Prepayment
Abercrombie & Fitch Management Co.

EXHIBIT B
NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________, 20__

Wells Fargo Bank, National Association,
as Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 2.02(c) of the Term Loan Credit Agreement dated as of August 7, 2014 (the “Credit Agreement”), by and among Abercrombie & Fitch Management Co., a Delaware corporation, as Borrower, Abercrombie & Fitch Co., as Parent, the Guarantors party thereto from time to time, the Lenders party thereto and Wells Fargo Bank, National Association, as Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Term Loan to which this Notice relates is [the Initial Term Loan] [an Incremental Term Loan][Extended Term Loan][Refinancing Term Loan]. (Delete as applicable.)
2.    This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

○	Converting all or a portion of a Base Rate Loan into a LIBO Rate Loan

Outstanding principal balance:    $______________
Principal amount to be converted:    $______________
Requested effective date of conversion:    _______________
Requested new Interest Period:    _______________

○	Converting all or a portion of a LIBO Rate Loan into a Base Rate Loan

Outstanding principal balance:    $______________
Principal amount to be converted:    $______________
Last day of the current Interest Period:    _______________

Requested effective date of conversion:    _______________

○	Continuing all or a portion of a LIBO Rate Loan as a LIBO Rate Loan

Outstanding principal balance:    $______________
Principal amount to be continued:    $______________
Last day of the current Interest Period:    _______________
Requested effective date of continuation:    _______________
Requested new Interest Period:    _______________
3.    The aggregate principal amount of all Term Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.
ABERCROMBIE & FITCH MANAGEMENT
CO.

By:
Name:
Title:

Signature Page to Notice of Prepayment
Abercrombie & Fitch Management Co.

EXHIBIT C

FORM OF NOTE

NOTE

$_______________        _______________, ____

FOR VALUE RECEIVED, the undersigned abercrombie & fitch management co., a Delaware corporation (the “Borrower”), promises to pay to _____________________ (hereinafter, with any subsequent Eligible Assignee, the “Lender”), c/o Wells Fargo Bank, National Association, MAC D1109-019, 1525 W.T. Harris Blvd., Charlotte, North Carolina 28262, the principal sum of ___________________ ($______________), or, if less, the aggregate unpaid principal balance of all Term Loans made by the Lender to or for the account of Borrower pursuant to the Term Loan Credit Agreement dated as of August 7, 2014 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrower, (ii) Abercrombie & Fitch Co., as Parent, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), with interest at the rate and payable in the manner stated therein.
This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Agent’s books and records concerning the Term Loans, the accrual of interest thereon, and the repayment of such Term Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.
No delay or omission by the Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. Unless otherwise agreed in writing subject to the terms and conditions of the Credit Agreement, no waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

1

Borrower, and each guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of Borrower or any other Person obligated on account of this Note.
This Note shall be binding upon Borrower, and each guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors and assigns.
The liabilities of Borrower, and of any guarantor of this Note, are joint and several, provided, however, the release by the Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to Borrower, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
the Borrower iRREVOCABLY AND UNCONDITIONALLY SUBMITS, subject to the last sentence hereof, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND of the united states district court of the southern district of new york, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, subject to the last sentence hereof, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING shall BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. notwithstanding the foregoing, NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

2

THE Borrower IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrower contemplated by this Note, are each relying thereon. BORROWER, EACH GUARANTOR AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDER HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT, THIS NOTE and the other loan documents BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date set forth above.

BORROWER:

ABERCROMBIE & FITCH MANAGEMENT CO.

By:
Name:
Title:

Signature Page to Notice of Prepayment
Abercrombie & Fitch Management Co.

Signature Page to Notice of Prepayment
Abercrombie & Fitch Management Co.

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

To:    Wells Fargo Bank, National Association                Date:    _____________________
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Re:    Term Loan Credit Agreement dated as of August 7, 2014 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, as Borrower (the “Borrower”), (ii) Abercrombie & Fitch Co., as Parent, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies to you, in [his][her] capacity as a Responsible Officer and not in [his][her] individual capacity, as follows:

1.	No Default.

a.	To the knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

b.	If a Default or Event of Default has occurred and is continuing, the Borrower proposes to take action as set forth in Appendix I with respect to such Default or Event of Default.

2.
No Material Accounting Changes, Etc. The financial statements furnished to the Agent for the month/quarter/year ending [_____] were prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition of the Parent and its Subsidiaries on a consolidated basis at the close of, and the results of the Borrower’s operations, Shareholders’ Equity and cash flows for, the period(s) covered, subject to, with respect to the monthly/quarterly financial statements, normal year end audit adjustments and the absence of footnotes. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Agent for the year ending [_____], other than the material accounting changes as disclosed on Appendix II hereto.

3.
Restricted and Unrestricted Subsidiaries. There has been no change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be other than as disclosed on Appendix III hereto.

4.
Immaterial Subsidiaries. Attached on Appendix IV hereto are reasonably detailed calculations for each Immaterial Subsidiary evidencing compliance with the definition of “Immaterial Subsidiary” and showing compliance with such definition.

5.
Available Amount. Attached on Appendix V hereto are reasonably detailed calculations of the amount of the Available Amount as and at the end of such quarterly period or fiscal year, as the case may be, and specifying any applicable utilizations of the Available Amount during such quarterly period or fiscal year, as applicable.

6.
Consolidated Total Leverage Ratio. Attached on Appendix VI hereto, solely in connection with delivery of financial statements pursuant to Section 6.01(a) in the Credit Agreement are reasonably detailed calculations of the Consolidated Total Leverage Ratio.

[signature page follows]

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

BORROWER:

ABERCROMBIE & FITCH MANAGEMENT CO.

By:
Name:
Title:

Signature Page to Notice of Prepayment
Abercrombie & Fitch Management Co.

Appendix I
Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default in reasonable detail and the steps being taken or contemplated by the Borrower to be taken on account thereof.]

Appendix II

Except as set forth below, no material changes in GAAP or the application thereof have occurred since [the date of the most recently delivered financial statements to the Agent prior to the date of this Certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof in the determination of the calculation of the financial statements described in the Credit Agreement].

Appendix III

Except as set forth below, there has been no change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders [on the Closing Date] [in the most recent Fiscal Year or period, as the case may be].

Appendix IV

[Attach reasonably detailed calculations for each Immaterial Subsidiary evidencing compliance with the definition of “Immaterial Subsidiary” and showing compliance with such definition.]

Appendix V

[Attach hereto reasonably detailed calculations of the amount of the Available Amount as and at the end of such quarterly period or fiscal year, as the case may be, and specifying any applicable utilizations of the Available Amount during such quarterly period or fiscal year, as applicable.]

Appendix VI

[Attach solely in connection with delivery of financial statements pursuant to Section 6.01(a) in the Credit Agreement reasonably detailed calculations of the Consolidated Total Leverage Ratio.]

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] Select as appropriate. hereunder are several and not joint.] Include bracketed language if there are either multiple Assignors or multiple Assignees. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:    ______________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

_______________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower: Abercrombie & Fitch Management Co., a Delaware corporation

4.	Agent: Wells Fargo Bank, National Association, as the Agent under the Credit Agreement.

5.
Credit Agreement: Term Loan Credit Agreement dated as of August 7, 2014 (as amended, modified, supplemented or restated hereafter) by and among (i) the Borrower, (ii) Abercrombie & Fitch Co., as Parent, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative agent and collateral agent for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto.

6.	Assigned Interest[s]:

Assignor[s] List each Assignor, as appropriate.	Assignee[s] List each Assignee, as appropriate.	Facility Assigned Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan Facility”, etc.).
Amount of Assignor’s
Commitment/Loans Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

Amount of
Commitment/ Loans
Assigned Subject to minimum amount requirements pursuant to Section 10.06(b)(i) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.
					Percentage of Assignor’s Commitment/ Loans Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.	Resulting Commitment/ Loans of Assignor	Resulting Commitment/ Loans of Assignee
			$__________	$______	_________%	$______	_________%
			$__________	$______	_________%	$______	_________%

[7.    Trade Date:__________________]

Effective Date: __________________, 201_ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

________________________
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan Facility”, etc.).
8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Subject to minimum amount requirements pursuant to Section 10.06(b)(i) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.
10 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
11 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] 12 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Agent

By:
Name:
Title:

__________________________________________
12 To the extent that the Agent’s consent is required under Sections 10.06(b)(i)(B) or 10.06(b)(iii)(B) of the Credit Agreement.

[Consented to:]

ABERCROMBIE & FITCH MANAGEMENT
CO., as Borrower

By:
Name:
Title:

_______________________________
13 To the extent required under Sections 10.06(b)(i)(B) or 10.06(b)(iii)(A) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Reference is made to the Term Loan Credit Agreement dated as of August 7, 2014 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by, among others, (i) Abercrombie & Fitch Management Co., a Delaware corporation, as Borrower (the “Borrower”), (ii) Abercrombie & Fitch Co., as Parent, (iii) the Guarantors from time to time party thereto, (iv) Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.        Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.        Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (viii) it is not a Disqualified Institution; and (b) agrees that (i) it will, independently and without reliance upon the Agent, the Arranger, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4.    Fees. Unless waived by the Agent in accordance with Section 10.06(b)(iv) of the Credit Agreement, this Assignment and Assumption shall be delivered to the Agent with a processing and recordation fee of $3,500.

5.    Delivery. If the Assignee is not a Lender, the Assignee shall deliver to the Agent an Administrative Questionnaire.

EXHIBIT F-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Credit Agreement dated as of August 7, 2014 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, as Borrower, (the “Borrower”), (ii) Abercrombie & Fitch Co., as Parent (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Credit Agreement dated as of August 7, 2014 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, as Borrower (the “Borrower”), (ii) Abercrombie & Fitch Co., as Parent, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Credit Agreement dated as of August 7, 2014 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, as Borrower (the “ Borrower”), (ii) Abercrombie & Fitch Co., as Parent, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT F-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Credit Agreement dated as of August 7, 2014 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, as Borrower (the “Borrower”), (ii) Abercrombie & Fitch Co., as Parent, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]